As filed with the Securities and Exchange Commission on September 29, 2011
Registration No. 333-176452

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UFOOD RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	5812	20-4463582
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
255 Washington Street, Suite 150
Newton, MA 02458
(617) 787-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
George Naddaff, Chief Executive Officer
UFood Restaurant Group, Inc.
255 Washington Street, Suite 150
Newton, MA 02458
(617) 787-6000
(Name, address including zip code, and
telephone number, including area code, of agent for service)
Copy to:
Richard A. Krantz, Esq.
Robinson & Cole LLP
1055 Washington Blvd.
Stamford, CT 06901
(203) 462-7500
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	20,000,000	$0.105	$2,100,000	$243.81(3)

(1)	We are registering 20,000,000 shares of our common stock (the “Put Shares”) that we will put to Southridge Partners II, LP (“Southridge” or “Selling Security Holder”) pursuant to a Equity Purchase Agreement (the “Equity Purchase Agreement”) between Selling Security Holder and the registrant effective on August 19, 2011. In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Equity Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)	Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale prices of the common stock as reported by the OTC Bulletin Board on August 18, 2011, in accordance with Rule 457(c) under the Securities Act of 1933.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 29, 2011
UFOOD RESTAURANT GROUP, INC.
Prospectus
20,000,000 shares of common stock
This prospectus relates to the resale of up to 20,000,000 shares (the “Put Shares”) of our common stock, par value $0.001 per share, by Southridge Partners II, LP (“Southridge” or “Selling Security Holder”), which Put Shares we will put to Southridge pursuant to that certain Equity Purchase Agreement between us and Southridge, dated August 19, 2011 (the “Equity Purchase Agreement”).
The Equity Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $3 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. This prospectus relates to the resale of shares purchased by Southridge pursuant to the Equity Purchase Agreement. The offered shares represented 29.67% of the outstanding shares of our common stock on September 22, 2011, including the offered shares. On September 22, 2011, the closing price of our common stock was $0.13 per share. Based on such price and disregarding the ownership limitation described below, Southridge could have purchased up to 25,083,612 shares of our common stock pursuant to the Equity Purchase Agreement on such date. This Prospectus relates to up to 20,000,000 of those shares. If it is necessary to register additional shares in the future to satisfy the obligations of the Company, the Company will do so. Notwithstanding the foregoing, under the Equity Purchase Agreement, at no point may the number of Put Shares purchased by Southridge exceed the number of such shares that, when aggregated with all other shares of capital stock then owned or deemed owned by Southridge beneficially, result in Southridge owning more than 9.99% of all of our outstanding common stock.
Southridge is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Purchase Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. Southridge’s obligation to purchase the Put Shares will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC. Southridge will pay us 92% of the average of the volume weighted average prices of our common stock reported by Bloomberg, L.P. during the five consecutive trading day period commencing the date a put notice is delivered.
We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder. However, we will receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.
Our common stock is traded on the OTC Bulletin Board under the symbol “UFFC.OB”.
Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 7 of this prospectus.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated ______, 2011.

SUMMARY
The following summary highlights information contained elsewhere in this prospectus. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our financial statements and the accompanying notes.
As used in this prospectus, “UFood,” “the Company,” “we,” “us” and “our” refer to UFood Restaurant Group, Inc., a Nevada corporation, and its wholly-owned subsidiaries taken as a whole, unless otherwise stated or the context clearly indicates otherwise. “KnowFat” refers to the operations of KnowFat Franchise Company, Inc., a Delaware company, prior to the December 18, 2007 merger discussed below, which resulted in KnowFat Franchise Company, Inc. becoming a wholly-owned subsidiary of ours.
Our Company
We are a franchisor and operator of fast-casual food service restaurants that capitalize on what we believe are the developing trends toward healthier living and eating and the increasing consumer demands for restaurant fare that offers appetizing food with healthy attributes. We believe our menu items are made with higher quality ingredients and healthier cooking techniques than ordinary quick serve food. Delivering great taste and an overall pleasing dining experience for an individual customer is the focus of UFood’s mission and concept.
We were incorporated in the State of Nevada on February 8, 2006 as Axxent Media Corporation. Prior to December 18, 2007, we were a development stage company as defined by Accounting Standards Codification (ASC) 915, Development Stage Entities. As Axxent Media Corporation, our business was to obtain reproduction and distribution rights to foreign films within North America and also to obtain the foreign rights to North American films for reproduction and distribution to foreign countries. Following the merger described below, we abandoned our plans to obtain reproduction and distribution rights to films. On August 8, 2007, we changed our name to UFood Franchise Company, and on September 25, 2007, we changed our name to UFood Restaurant Group, Inc.
On December 18, 2007, a wholly-owned subsidiary of our Company merged with and into KnowFat Franchise Company, Inc., with KnowFat surviving the merger as our wholly-owned subsidiary. Following the merger, we continued KnowFat’s business operations. KnowFat was founded in 2004 to capitalize on the popularity of a chain of fast-casual concept restaurants operating under the trade name “Lo Fat Know Fat” in the greater Boston area, as well as the trend we believe is developing in the United States towards healthier living and eating. After operating for three years as KnowFat! Lifestyle Grille, while continuously modifying and improving the concept, management decided that future locations will operate under the name UFood Grill. During the third quarter of 2008, the four remaining KnowFat! Lifestyle Grille locations were converted to UFood Grill outlets. All of our Company-owned restaurants and franchise-owned locations now operate, and all future locations will operate, under the name UFood Grill.
Three of our four Company-owned restaurants that were originally KnowFat! Lifestyle Grilles included an integrated convenience-style retail store that carried a variety of health-oriented nutritional products, such as supplements, vitamins, nutrition bars, energy drinks and healthy snacks. As part of the process of conversion to UFood Grill outlets, floor space formerly devoted to the sale of nutritional products in two of these stores was reconfigured to accommodate the sale of smoothie drinks and frozen yogurt, because we believe that these products will generate higher revenues in these locations. None of our franchise locations currently carries nutrition products, and only our Watertown, Massachusetts Company-owned location carries nutritional products. We will continue to evaluate the placement of nutrition products in our existing and future locations based on our assessment of demand in the particular location and, in the case of franchise locations, the franchisee’s preferences.
Our operations currently consist of eight restaurants in the Boston area, Dallas Forth Worth, TX, and Cleveland, OH; comprising four Company-owned restaurants and four franchise-owned locations. We have entered into a total of five area development agreements and three franchise agreements covering 65 franchise units in the following states: Texas, Ohio, Massachusetts and the Washington, DC area. Furthermore, two of the area development agreements are for non-traditional locations such as airports, colleges, travel plazas, and hospitals across the United States and Puerto Rico. The 65 units include four franchise locations currently open and operating, and requiring an additional 61 future UFood Grill outlets to be developed by franchisees. The Naples, FL location was closed on July 24, 2010. On July 17, 2010 the Cleveland Hopkins International Airport location was open. The Company intends to open three Company-owned locations in the Aberdeen military base in Maryland.
We believe the sale of franchises allows us to expand the UFood Grill brand faster than the construction and operation of Company-owned outlets due to the Company’s limited human and financial resources, while allowing us to collect franchise fees and royalties. Under our area development and franchise agreements, we receive royalties on gross franchise sales as described above, and we do not pay any of the construction, opening (other than the training and advice described above), operating or marketing costs. We do not provide or arrange financing to franchisees or area developers.

All of our Company-owned restaurants and franchise-owned locations now operate, and all future locations will operate, under the name UFood Grill.
Corporate Information
Our principal executive offices are located at 255 Washington Street, Suite 150, Newton, Massachusetts 02458. Our telephone number is (617) 787-6000. Our website address is www.ufoodgrill.com. Information contained on our website is not deemed part of this prospectus.
The Offering

Common stock currently outstanding	47,410,037 shares (1)

Common stock offered by the Company	None

Common stock offered by the selling stockholder	20,000,000 shares

Common stock outstanding after the offering	67,410,037 shares

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock offered by this prospectus.

OTC Bulletin Board symbol	UFFC.OB

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of September 22, 2011.

This offering relates to the resale of up to 20,000,000 shares of our common stock, par value $0.001 per share, by Selling Security Holder, which are the Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement. The offered shares represented 29.67% of the outstanding shares of our common stock on September 22, 2011, including the offered shares. On September 22, 2011, the closing price of our common stock was $0.13 per share. Based on such price and disregarding the ownership limitation described below, Southridge could have purchased up to 25,083,612 shares of our common stock pursuant to the Equity Purchase Agreement on such date. This Prospectus relates to up to 20,000,000 of those shares. If it is necessary to register additional shares in the future to satisfy the obligations of the Company, the Company will do so. Notwithstanding the foregoing, under the Equity Purchase Agreement, at no point may the number of Put Shares purchased by Southridge exceed the number of such shares that, when aggregated with all other shares of capital stock then owned or deemed owned by Southridge beneficially, result in Southridge owning more than 9.99% of all of our outstanding common stock.
On August 17, 2011, we entered into the Equity Purchase Agreement with Southbridge Partners II, LP under which Southridge has committed to purchase up to $3 million of our common stock over a two year period commencing on the date on which the SEC first declares effective this registration statement to which this prospectus is made a part. For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay 92% of the average of the volume weighted average prices (the “Closing Prices”) of our common stock reported by Bloomberg, L.P. during the five (5) trading day period (the “Valuation Period”) commencing on the date a put notice (the “Put Notice”) is delivered to Southridge (the “Put Date”) in the manner prescribed in the Equity Purchase Agreement. Subject to the limitations outlined below, we may, at our sole discretion, issue a Put Notice to Southridge, after which Southridge will be irrevocably bound to acquire such shares.
In the event that during a Valuation Period for any Put Notice, the Closing Price on any trading day falls more than twenty percent (20%) below the average of the five (5) most recent Closing Prices prior to the Put Date (the “Floor Price”), then for each such trading day we shall be under no obligation to sell and Southridge’s obligation to fund one-fifth of the put amount for each such Trading Day shall terminate and the put amount shall be adjusted accordingly. In the event that during a Valuation Period the Closing Price falls below the Floor Price for any two (2) trading days — not necessarily consecutive — then the balance of each party’s rights and obligations to purchase and sell the investment amount under such Put Notice shall terminate on such second trading day (“Put Termination Day”), and the put amount shall be adjusted to include only one-fifth (1/5) of the initial put amount for each trading day during the Valuation Period prior to the Put Termination Day that the closing Closing Price equals or exceeds the Floor Price.
Furthermore, subject to the terms and conditions of the Equity Purchase Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in writing of the existence of a certain potentially material events (the “Blackout Notice”), and Southridge shall not offer or sell any of our securities acquired under the Equity Purchase Agreement from the time the Blackout Notice was provided to Southridge until Southridge receives our written notice that such potentially material event has either been disclosed to the public or no longer constitutes a potentially material event. If we deliver a Blackout

Notice within fifteen trading days, commencing the sixth day following a Put Date (the “Closing Date”), and the Closing Price immediately preceding the applicable Blackout Period (the “Old Closing Price”) is greater than the Closing Price on the first trading day immediately following such Blackout Period (the “New Closing Price”), then we are obligated to issue to Southridge a number of additional common shares (the “Blackout Shares”) equal to the difference between (i) the product of (X) the shares that were issued to the Southridge on the most recent Closing Date and held by the Southridge immediately prior to the Blackout Period (the “Remaining Put Shares”), multiplied by (Y) the Old Closing Price, and divided by (Z) the New Closing Price, and (ii) the Remaining Put Shares.
We are relying on an exemption from the registration requirements of the Securities Act, and/or Rule 506 of Regulation D promulgated thereunder. The transaction does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer, and Southridge has access to information about our Company and its investment.
At the assumed offering price of $0.15 per share, we will be able to receive up to $2,760,000 in gross proceeds, assuming the sale of the entire 20,000,000 shares of our common stock being registered hereunder pursuant to the Equity Purchase Agreement. We would be required to register additional shares to obtain the balance of $3,000,000 under the Equity Purchase Agreement if the market price of the stock remains stable or falls below the assumed offering price of $0.15. Neither the Equity Purchase Agreement nor any rights or obligations of the parties under the Equity Purchase Agreement may be assigned by either party to any other person. This prospectus relates to the resale of shares purchased by Southridge pursuant to the Equity Purchase Agreement. The offered shares represented 29.67% of the outstanding shares of our common stock on September 22, 2011, including the offered shares. On September 22, 2011, the closing price of our common stock was $0.13 per share. Based on such price and disregarding the ownership limitation described below, Southridge could have purchased up to 25,083,612 shares of our common stock pursuant to the Equity Purchase Agreement on such date. This Prospectus relates to up to 20,000,000 of those shares. If it is necessary to register additional shares in the future to satisfy the obligations of the Company, the Company will do so. Notwithstanding the foregoing, under the Equity Purchase Agreement, at no point may the number of Put Shares purchased by Southridge exceed the number of such shares that, when aggregated with all other shares of capital stock then owned or deemed owned by Southridge beneficially, result in Southridge owning more than 9.99% of all of our outstanding common stock.
In connection with the execution of the Equity Purchase Agreement, we issued 133,333 shares of restricted common stock to Southridge.
There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.
Southridge will periodically purchase our common stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.
Summary Financial Information
The following tables summarizes historical financial data regarding our business and should be read together with the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements and the related notes included in this prospectus.

	Six months Ended		Fiscal Year Ended
	(unaudited)		January 2, 2011
	July 3, 2011	June 27, 2010	(restated)	December 27, 2009
Statement of Operations Data

Revenues	$2,106,104	$2,425,218	$4,942,939	$5,450,836
Total costs and expenses and Other income	3,233,791	5,011,727	13,131,961	9,408,187
Net loss	$(1,127,687)	$(2,586,509)	$(8,189,022)	$(3,957,351)
Weighted average shares outstanding, basic and fully diluted	41,197,964	38,551,920	39,184,919	35,320,547
Net loss per common share, basic and fully diluted	$(0.04)	$(0.07)	$(0.21)	$(0.11)

Statement of Cash Flows Data

Net cash used in operating activities	$(1,297,044)	$(876,797)	$(2,045,702)	$(3,189,391)
Cash and cash equivalents (end of period)	1,227,852	948,381	2,797,452	2,278,427

	At	At
	July 3,	January 2,	At
	2011	2011	December 27,
Balance Sheet Data	(unaudited)	( restated)	2009

Current assets	$1,501,899	$3,042,461	$2,711,239
Total assets	2,832,479	4,312,968	4,992,339
Current liabilities	1,611,093	1,228,009	1,517,222
Total liabilities	2,418,172	2,843,358	4,880,964
Total stockholders’ equity	414,307	1,469,610	111,375

NOTE REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our annual growth, operating results, future earnings, plans and objectives, contain forward-looking statements. In some cases, you can identify such forward-looking statements by words such as “estimate,” “project,” “intend,” “forecast,” “future,” “anticipate,” “plan,” “anticipates,” “target,” “planning,” “positioned,” “continue,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such terms and other comparable terminology that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus and in our other public filings with the Securities and Exchange Commission. It is routine for internal projections and expectations to change as the year or each quarter of the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this prospectus or other periodic reports are made only as of the date made and may change. We do not undertake any obligation to update or publicly release the result of any revision to these forward-looking statements to reflect events or circumstances occurring after the date they are made or to reflect the occurrence of unanticipated events.
RISK FACTORS
An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should participate in this offering.
Risks Related to Our Company and Our Business
We have a limited operating history and are subject to all of the risks inherent in the expansion of an early-stage business.
We were formed approximately seven years ago, and we have a short operating history upon which an investor can evaluate our performance. Our proposed operations are subject to all of the risks inherent in the expansion of an early-stage business enterprise, including higher-than-expected expenses and uncertain revenues. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the expansion of an early-stage business and the competitive environment in which we operate. We have had no profits to date, and there can be no assurance of future profits. As a result of the expansion-stage nature of our business and the fact that we will incur significant expenses in connection with our activities, we can be expected to sustain operating losses for the foreseeable future.
We have not been profitable to date and expect our operating losses to continue for the foreseeable future; we may never be profitable.
We have incurred annual operating losses and generated negative cash flows since our inception and have financed our operations principally through equity investments and borrowings. At this time, our ability to generate sufficient revenues to fund operations is uncertain. For the fiscal year ended December 27, 2009, we had revenue of $5,450,836 and incurred a net loss of $3,957,351. For the fiscal year ended January 2, 2011, we had revenue of $4,942,939 and incurred a net loss of $8,189,022. For the six months ended July 3, 2011, we had revenue of $2,106,104 and incurred a net loss of $1,127,687. Our total accumulated deficit through July 3, 2011, was $42,910,590.
As a result of our brief operating history, revenue is difficult to predict with certainty. Current and projected expense levels are based largely on estimates of future revenue. We expect expenses to increase in the future as we expand our sales, marketing and administrative activities and incur the expenses of being a public company. As a result, we expect to incur additional losses for at least the next 18 months. We cannot assure you that we will be profitable in the future or generate future revenues. Accordingly, the extent of our future losses and the time required to achieve profitability, if ever, is uncertain. Failure to achieve profitability could materially and adversely affect the value of our Company and our ability to effect additional financings. The success of the business depends on our ability to increase revenues to offset expenses. If our revenues fall short of projections, our business, financial condition and operating results will be materially adversely affected. If we are unable to generate positive cash flow from our Company-owned restaurants or if the market price of our common stock declines, we may be required to recognize an impairment loss with respect to the assets of our Company-owned restaurants or our goodwill.
There are risks inherent in expansion of operations, including our ability to sell franchises, generate profits from new restaurants, find suitable sites and develop and construct stores in a timely and cost-effective way.
We cannot project with certainty, nor do we make any representations regarding, the number of franchises we will be able to sell or the number of new restaurants we and our franchisees will open in accordance with our present plans and within the timeline or the budgets that we currently project. While our business plan focuses primarily on the sale of franchises rather than building and operating additional Company-owned stores, sales at Company-owned stores represented over 91.4% of our total revenues for the year ended January 2, 2011 and 94.3% for the fiscal quarter ended July 3, 2011. Our failure to sell the projected number of franchises would adversely affect our ability to execute our business plan by, among other things, reducing our revenues and profits and preventing us from realizing our strategy of being the first major franchiser of retail outlets offering a combination of food service featuring low-fat, low-carbohydrate and low-calorie food items, selected beverages to the general public. Furthermore, we cannot assure you that our new restaurants will generate revenues or profit margins consistent with those currently operated by us and our franchisees or that our restaurants will be operated profitably.
During the year ended January 2, 2011, our store operations business segment generated revenue of $4,518,308 and an operating profit of $142,762. During the year ended December 27, 2009, our store operations business segment generated revenue of $4,632,651 and a net loss of $13,056. During the six months ended July 3, 2011, our store operations business segment generated revenue of $1,986,213 and a net loss of $79,373. During the six months ended June 27, 2010, our store operations business segment generated revenue of $2,268,244 and a net profit of $32,601.
We will rely primarily upon area developers to open and operate franchise units. The number of openings and the performance of new stores will depend on various factors, including:
•	the availability of suitable sites for new stores;

•	our and our franchisees’ ability to negotiate acceptable lease or purchase terms for new locations, obtain adequate financing, on favorable terms, requires to construct, build-out and operate new stores and meet construction schedules, and hire and train and retain qualified store managers and personnel;

•	managing construction and development costs of new stores at affordable levels;

•	the establishment of brand awareness in new markets; and

•	the ability of our Company and our area developers to manage this anticipated expansion.
While the impact varies with the location and the qualifications of the franchisee, tight credit markets are generally making financing for construction and operation of restaurants more difficult to obtain on favorable terms.
Competition for suitable store sites in target markets is intense and lease costs are increasing (particularly for urban locations). Not all of these factors are within our control or the control of our franchisees, and there can be no assurance that we will be able to accelerate our growth or that we will be able to manage the anticipated expansion of our operations effectively.
We will depend on contractors and real estate developers to construct our stores. Many factors may adversely affect the cost and time associated with the development and construction of our stores, including:
•	labor disputes;

•	shortages of materials or skilled labor;

•	requirements to use union labor;

•	energy prices;

•	adverse weather;

•	unforeseen engineering problems;

•	environmental problems;

•	construction or zoning problems;

•	local government regulations;

•	modifications in design; and

•	other unanticipated increases in costs.
Any of these factors could give rise to delays or cost overruns, which may prevent us from developing additional stores within our anticipated budgets or time periods or at all. Any such failure could cause our business, results of operations and financial condition to suffer. The recent volatility in certain commodity markets, such as those for energy, grains and dairy products, which have experienced significant increases in prices, may be generally causing franchisees in our industry to delay construction of new restaurants and/or causing potential new franchisees to reconsider entering into franchise agreements.
Our business plan is dependent on the franchising model; therefore, our success will generally depend on the success of our franchisees and the profitability of their stores.
Because royalties from franchisees’ sales are a principal component of our revenue base, our success is dependent upon our ability to attract highly qualified franchisees and the ability of our franchisees to promote and capitalize upon UFood’s concept. Our franchisees generally depend upon financing from banks and other financial institutions to finance the cost of opening a new restaurant. If franchisees cannot obtain reasonable financing and restaurants do not open, our royalties from those restaurants will not exist. Even if we are successful in selling franchise units, the contemplated expansion may entail difficulty in maintaining quality standards, operating controls and communications, and in attracting qualified restaurant operators. Locations for units will be based on theoretical projections of market demand with no assurance that such locations will prove successful. As a result, franchise units may not attain desired levels of revenues or may attain them more slowly than projected, and this would adversely affect our results of operations. Since we are dependent on franchisee royalties, we are also at risk for the non-performance by our franchisees of their payment and other obligations under our franchise agreements. For example, in May 2008, we terminated a 2005 franchise agreement with our franchisee operator in Dade and Broward Counties, Florida, covering 24 unopened franchise locations because the franchisee did not meet the opening timeline specified in the agreement, and we have reclaimed the franchise territory. In 2007, two agreements covering two operating and four unopened locations were terminated after the stores ceased operations. Two other agreements covering twelve unopened locations were also terminated when the area developers did not meet the opening timeline set forth in their agreements. In 2009, we terminated three Area Development Agreements that included the following states Colorado, Utah, Montana, Wyoming, Idaho, Illinois, and the Houston, TX area. Also, during 2009 we terminated two franchise agreements for stores in Des Moines, IA and Burlington, MA. During 2010, we terminated the franchise agreements for the area developers in San Jose, CA and Naples, FL whose agreements require them to develop an aggregate of 12 restaurants, had failed to meet their agreed opening timelines. Similar defaults or failures by other franchisees could materially adversely affect our growth plans and our business, financial condition and operating results.
Our past and future operating losses may make it more difficult for us to attract new franchisees.
Potential new franchisees may be reluctant to commit to develop new UFood Grill restaurants as long as we are not profitable. As stated above, we have not been profitable to date and expect our operating losses to continue for at least the next 18 months. Until we have demonstrated the ability to be profitable, we may find it difficult to attract new franchisees, who are required to expend substantial sums to develop, construct and operate new restaurants, if they perceive that there is a risk that we will not continue in business or that our lack of profitability will impair their ability to make a profit.
We may be subject to general risk factors affecting the restaurant industry, including current economic climate, costs of labor, food prices, gasoline prices and the unemployment levels.
If we grow as anticipated, our Company and our franchisees may be affected by risks inherent in the restaurant industry, including:
•	adverse changes in national, regional or local economic or market conditions;

•	increased costs of labor (including increases in the minimum wage);

•	increased costs of food products;

•	availability of, and ability to obtain, adequate supplies of ingredients that meet our quality standards;

•	increased energy costs;

•	management problems;

•	increases in the number and density of competitors;

•	limited alternative uses for properties and equipment;

•	changing consumer tastes, habits and spending priorities;

•	changing demographics;

•	the cost and availability of insurance coverage;

•	uninsured losses;

•	changes in government regulation;

•	changing traffic patterns;

•	weather conditions; and

•	local, regional or national health and safety matters.
Our Company and our franchisees may be the subject of litigation based on discrimination, personal injury or other claims. We can be adversely affected by publicity resulting from food quality, illness, injury or other health concerns or operating issues resulting from one restaurant or a limited number of restaurants in our system. None of these factors can be predicted with any degree of certainty, and any one or more of these factors could have a material adverse effect on our Company.
There is intensive competition in our industry, and we will be competing with national and regional chains and independent restaurant operators.
The restaurant industry is intensely competitive. There are several healthy-food themed restaurants, most of which have fewer than six units. Moreover, the retail food industry in general, which is highly competitive and includes highly sophisticated national and regional chains, has begun to offer “healthier” alternatives to its typical menu offerings. We operate in the fast-casual sector of the retail food industry. This sector is highly competitive with respect to, among other things, taste, price, food quality and presentation, service, location and the ambiance and condition of each restaurant. Some of the restaurants and franchises have substantial financial resources, name recognition and reputations. While we strive to differentiate ourselves from major restaurants and food-service establishments through the nutritional attributes of the items we offer on our menu (all-natural and hormone-free meat, reduced fat sauces, cheeses and salad dressings, whole grain breads, and whenever possible, organic vegetables), the manner in which those items are prepared (baked, steamed or grilled) and the environment in which they are offered, we will, nonetheless, be required to compete with national and regional chains and with independent operators for market share, access to desirable locations and recruitment of personnel. Many of our competitors have existed longer and have a more established market presence with substantially greater financial, marketing, personnel and other resources than us. No assurances can be given that we will have the financial resources, distribution ability, depth of key personnel or marketing expertise to compete successfully in these markets.
Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences.
Our success depends, in part, upon the popularity of our food products and our ability to develop new menu items that appeal to consumers. Shifts in consumer preferences away from our restaurants or cuisine, our inability to develop new menu items that appeal to consumers or changes in our menu that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty like that which followed the 2001 terrorist attacks on the United States and the possibility of further terrorist attacks. A continuing decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

For the twelve months ended January 2, 2011, comparable store sales for our Company-owned stores decreased by 2.4%. We believe higher gasoline prices, inflationary pressures on groceries and utilities, increased unemployment, home foreclosures and tightening credit conditions have all reduced consumer discretionary spending which in turn has adversely impacted our revenues and may continue to do so.
Increases in costs, including food, labor and energy prices, will adversely affect our results of operations.
Our profitability is dependent on our ability to anticipate and react to changes in our operating costs, including food, labor, occupancy (including utilities and energy), insurance and supplies costs. Various factors beyond our control, including climatic changes and government regulations, may affect food costs. Specifically, our dependence on frequent, timely deliveries of fresh meat and produce subject us to the risks of possible shortages or interruptions in supply caused by adverse weather or other conditions which could adversely affect the availability and cost of any such items. In the past, we have been able to recover some of our higher operating costs through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety. The recent volatility in certain commodity markets, such as those for energy, grains and dairy products, which have experienced significant increases in prices, may have an adverse effect on us in the fiscal 2011 and beyond and may cause franchisees in our industry to delay construction of new restaurants and/or cause potential new franchisees to reconsider entering into franchise agreements. The extent of the impact may depend on our ability to increase our menu prices and the timing thereof.
Our stores are concentrated in a small geographic area.
Four of our stores are located in the greater Boston area. A downturn in the regional economy or other significant adverse events in the greater Boston area could have a material adverse effect on our financial condition and results of operations.
The growth of our Company is dependent on the skills and expertise of management and key personnel.
During the upcoming stages of our Company’s growth, we will be entirely dependent upon the management skills and expertise of our management and key personnel, including George Naddaff, our current Chairman and Chief Executive Officer, and Charles A. Cocotas, our current President and Chief Operating Officer. We would be materially adversely affected in the event that the services of these individuals or other management or key personnel for any reason ceased to be available and adequate replacement personnel were not found.
Our food service business and the restaurant industry are subject to extensive government regulation.
We are subject to extensive and varied federal, state and local government regulation, including regulations relating to public health and safety and zoning codes. We operate each of our stores in accordance with standards and procedures designed to comply with applicable codes and regulations. However, if we could not obtain or retain food or other licenses, it would adversely affect our operations. Although we have not experienced, and do not anticipate, any significant difficulties, delays or failures in obtaining required licenses, permits or approvals, any such problem could delay or prevent the opening of, or adversely impact the viability of, a particular store or group of stores.
Massachusetts, and most other states and local jurisdictions have enacted laws, rules, regulations and ordinances which may apply to the operation of a UFood store, including those which:
•	Establish general standards, specifications and requirements for the construction, design and maintenance of the store premises;

•	regulate matters affecting the health, safety and welfare of our customers, such as general health and sanitation requirements for restaurants, employee practices concerning the storage, handling, cooking and preparation of food, special health, food service and licensing requirements, restrictions on smoking, exposure to tobacco smoke or other carcinogens or reproductive toxicants and saccharin and availability of and requirements for public accommodations, including restrooms;

•	set standards pertaining to employee health and safety;

•	set standards and requirements for fire safety emergency preparedness; regulate the proper use, storage and disposal of waste, insecticides, and other hazardous materials;

•	establish general requirements or restrictions on advertising containing false or misleading claims, or health and nutrient claims on menus or otherwise, such as “low calorie” or “fat free”, and

•	establish requirements concerning withholdings and employee reporting of taxes on tips.
In addition, some jurisdictions now require menu or other in-store disclosure of calorie and other nutritional information for each menu item.
In order to develop and construct more stores, we need to comply with applicable zoning, land use and environmental regulations. Federal and state environmental regulations have not had a material effect on our operations to date, but more stringent and varied requirements of local governmental bodies with respect to zoning, land use and environmental factors could delay or even prevent construction and increase development costs for new stores. We are also required to comply with the accessibility standards mandated by the U.S. Americans with Disabilities Act, which generally prohibit discrimination in accommodation or employment based on disability. We may, in the future, have to modify stores, for example, by adding access ramps or redesigning certain architectural fixtures, to provide service to or make reasonable accommodations for disabled persons. While these expenses could be material, our current expectation is that any such action will not require us to expend substantial funds.
We are subject to the U.S. Fair Labor Standards Act, the U.S. Immigration Reform and Control Act of 1986 and various federal and state laws governing various matters including minimum wages, overtime and other working conditions. We pay a significant number of our hourly staff at rates consistent with but higher than the applicable federal or state minimum wage. Accordingly, increases in the minimum wage would increase our labor cost. We are also subject to various laws and regulations relating to our current and any future franchise operations.
We are also subject to various federal and state laws that regulate the offer and sale of franchises and aspects of the licensor-licensee relationships. Many state franchise laws impose restrictions on the franchise agreement, including the duration and scope of non-competition provisions, the ability of a franchisor to terminate or refuse to renew and the ability of a franchisor to designate sources of supply. The Federal Trade Commission, or the FTC, and some state laws also require that the franchisor furnish to prospective franchisees a franchise offering circular that contains prescribed information and, in some instances, require the franchisor to register the franchise offering.
We have not conducted a comprehensive review of all the potential environmental liabilities at our properties.
We are subject to federal, state and local environmental laws and regulations concerning the discharge, storage, handling, release and disposal of hazardous or toxic substances. These environmental laws provide for significant fines, penalties and liabilities, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of the hazardous or toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such substances. We cannot predict what environmental laws will be enacted in the future, how existing or future environmental laws will be administered or interpreted or the amount of future expenditures that we may need to make to comply with, or to satisfy claims relating to, environmental laws. While, during the period of their ownership, lease or operation, our stores have not been subject to any material environmental matters, we have not conducted a comprehensive environmental review of our properties or operations. We have not conducted investigations of our properties to identify contamination caused by third-party operations; in such instances, our landlords would be required to address the contamination. If the relevant landlord does not identify contamination properly or completely, then under certain environmental laws, we could be held liable as an owner and operator to address any remaining contamination. Any such liability could be material.
Our success and competitive position depends on our ability to protect our proprietary intellectual property.
We own certain common law trademark rights and a number of federal trademark and service mark registrations. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We therefore devote what we believe to be appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or imitation by others, which may cause us to incur significant litigation costs and could harm our image or our brand or competitive position. To date, we have not been notified that our trademarks or menu offerings infringe upon the proprietary rights of third parties, but we cannot assure you that third parties will not claim infringement by us. Any such claim, whether or not it has merit, could be time-consuming, result in costly litigation, cause product delays or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations and financial condition. As a franchisor, we will grant our franchisees a limited license to use our trademarks and service marks. The general public could incorrectly identify our franchisees as controlled by us. In the event that a court determines the franchisee is not adequately identified as a franchisee, we could be held liable for the misidentified franchisee’s debts, obligations and liabilities.

Our plan to rapidly increase the number of stores may make future results unpredictable, as our success will depend on acceptance of our products in new markets.
We plan to significantly increase the number of our stores in the next three years. This growth strategy and the substantial investment associated with the development of each new store may cause operating results to fluctuate and be unpredictable or adversely affect profits. Our future results depend on various factors, including successful selection of new markets and store locations, market acceptance of the UFood experience, consumer recognition of the quality of our food and willingness to pay our prices (which in some instances reflect higher ingredient costs), the quality of operations and general economic conditions. In addition, as has happened when other fast-casual restaurant concepts have tried to expand nationally, we may find that the UFood concept has limited or no appeal to customers in new markets or we may experience a decline in the popularity of UFood restaurants. Newly opened stores may not succeed, future markets and stores may not be successful and, even if we are successful, our average store sales may not increase.
New stores, once opened, may not be profitable, and the increases in average store sales and Company store sales that we have experienced in the past may not be indicative of future results.
Our ability to operate new stores profitably and increase sales will depend on many factors, some of which are beyond our control, including:
•	sales performance of new stores

•	competition, either from competitors in the restaurant industry or our own stores;

•	changes in consumer preferences and discretionary spending;

•	consumer understanding and acceptance of UFood stores;

•	road construction and other factors limiting access to new stores;

•	general economic conditions, which can affect store traffic, local labor costs and prices we pay for ingredients and other supplies; and

•	changes in government regulation.
If we fail to open stores as quickly as planned, or if new stores do not perform as planned, our business and future prospects could be harmed. In addition, a decrease in store sales could cause operating results to vary adversely from expectations.
Expansion into new markets may present increased risks due to our unfamiliarity with those areas.
Some of the new stores are planned for markets where we have little or no operating experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets. As a result, those new stores may be less successful than stores in existing markets. Consumers in a new market may not be familiar with the UFood brand, and we may need to build brand awareness in that market through greater investments in advertising and promotional activity than we originally planned. We may find it more difficult in new markets to hire, motivate and keep qualified employees who can project the UFood vision, passion and culture. Stores opened in new markets may also have lower average store sales than stores opened in existing markets, and may have higher construction, occupancy or operating costs than stores in existing markets. Sales at stores opened in new markets may take longer to ramp up and reach expected sales and profit levels, and may never do so, thereby affecting overall profitability.
We may not persuade customers of the benefits of paying higher prices for higher-quality food.
Due to what we believe are our higher quality standards, our food prices may be substantially higher than those of many of our competitors, particularly those in the fast food sector. Our success depends in large part on our ability to persuade customers that food and beverages made with higher-quality ingredients are worth the higher prices they will pay at our stores relative to prices offered by these competitors. That could require us to change our pricing, advertising or promotional strategies, which could materially and adversely affect its results or the brand identity we have tried to create.
Additional instances of avian flu or “mad cow” disease or other food-borne illnesses could adversely affect the price and availability of chicken, beef or other meat, cause the temporary closure of some stores and result in negative publicity, thereby resulting in a decline in sales.

In 2004 and 2005, Asian and European countries experienced outbreaks of avian flu. Incidents of “mad cow” disease have occurred in Canadian and U.S. cattle herds. These problems, other food-borne illnesses (such as E. coli, hepatitis A, trichinosis or salmonella) and illnesses and injuries caused by food tampering have in the past, and could in the future, adversely affect the price and availability of affected ingredients and cause customers to shift their preferences, particularly if we choose to pass any higher ingredient costs along to consumers. As a result, our sales may decline. Instances of food-borne illnesses, real or perceived, whether at our restaurants or those of our competitors, could also result in negative publicity about us or the restaurant industry, which could adversely affect sales. If we react to negative publicity by changing our menu or other key aspects of our restaurants, we may lose customers who do not accept those changes, and may not be able to attract enough new customers to produce the revenue needed to make our stores profitable. If customers become ill from food-borne illnesses, we could face substantial liability and be forced to temporarily close restaurants.
Our franchisees could take actions that harm our reputation and reduce our royalty revenues.
We do not exercise control over the day-to-day operations of our franchised stores. While we try to ensure that franchised stores meet the same operating standards demanded of our Company-operated stores, one or more franchised stores may not do so. Any operational shortcomings of our franchised stores are likely to be attributed by the public and/or regulators to our system-wide operations and could adversely affect our reputation and have a direct negative impact on the royalty revenues received from those stores.
We could be party to litigation that could adversely affect us by distracting management, increasing expenses or subjecting us to material money damages and other remedies.
Customers may occasionally file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to a restaurant, or that we have problems with food quality or operations. We could also become subject to a variety of other claims arising in the ordinary course of business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and could become subject to class action or other lawsuits related to these or different matters in the future. In addition, the restaurant industry has been subject to a growing number of claims based on the nutritional content of food products they sell and disclosure and advertising practices. We may also be subject to this type of proceeding in the future and, even if not, publicity about these matters (particularly directed at the fast food and fast-casual sectors of the industry) may harm our reputation or prospects and adversely affect our results.
Unfavorable publicity or consumer perception of our nutritional products and any similar products distributed by other companies could cause fluctuations in our operating results and could have a material adverse effect on our reputation, the demand for our products and our ability to generate revenues.
Consumer perception of products can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. Future scientific research or publicity could be unfavorable to the nutritional products market or any of our particular products and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less favorable or that question such earlier research or publicity could have a material adverse effect on our ability to generate revenues from nutritional products. For example, our sales were adversely affected when the Food and Drug Administration’s rule banning the sale of dietary supplements containing ephedra went into effect in 2004. As a result of the above factors, our revenues from nutritional products may fluctuate significantly from quarter to quarter, which may impair our overall revenues and profitability. Adverse publicity in the form of published scientific research or otherwise, whether or not accurate, that associates consumption of our nutritional products or any other similar products with illness or other adverse effects, that questions the benefits of our or similar products or that claims that any such products are ineffective could have a material adverse effect on our reputation, the demand for our nutritional products and our ability to generate revenues.
We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.
As a retailer of nutritional products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products include vitamins, minerals, herbs and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain innovative ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. All of the nutritional products we sell are produced by third-party manufacturers. Even though we are only a retailer of nutritional products manufactured by third parties, we may nevertheless be liable for various product liability claims. We may be subject to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which in turn could adversely affect our revenues and operating income. Any claims would be tendered to the third-party manufacturer or to our insurer; however, there can be no assurance that the manufacturer would have sufficient financial resources to satisfy any claim or that a claim would be covered by or would not exceed the limits of our insurance.
We will need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.
We expect we will need to raise additional capital to fund our operating plan. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Funding and Capital Resources” below. Additional capital may not be available on reasonable terms or at all. Our income from operations is unlikely to be sufficient to fund our business plan. We may need to raise additional funds through borrowings or public or private debt or equity financings to meet various objectives including, but not limited to:
•	pursuing growth opportunities, including more rapid expansion;

•	opening additional Company-owned stores beyond the four we currently operate;

•	acquiring complementary businesses;

•	making capital improvements to improve our infrastructure;

•	hiring qualified management and key employees;

•	research and development of new products;

•	increased advertising and marketing expenses;

•	responding to competitive pressures;

•	complying with regulatory requirements such as licensing and registration; and

•	maintaining compliance with applicable laws.
Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages. See “You may experience dilution of your ownership interests because of other future issuance of additional shares of common stock” below.
Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.
We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes, restricted stock, stock options and warrants, which may adversely impact our financial condition.
Compliance with the reporting requirements of federal securities laws can be expensive.
We are a public reporting company in the United States, and accordingly, are subject to the information and reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and other federal securities laws. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we had remained privately-held.
Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.
We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive and financial officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.
Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.
We are a holding company that depends on cash flow from our subsidiaries to meet our obligations and pay dividends.
We are a holding company with no material assets other than the stock of our wholly-owned subsidiaries. Accordingly, all of our operations will be conducted by KnowFat, our wholly-owned subsidiary (and the wholly-owned subsidiaries of KnowFat). We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used by them in their operations, including servicing any debt obligations they may have now or in the future. Therefore, our subsidiaries may not be able to generate sufficient cash flow to distribute funds to us in order to allow us to pay the obligations of UFood Restaurant Group, Inc., as they become due or, although we do not anticipate paying any dividends in the foreseeable future, pay future dividends on, or make any distributions with respect to, our common or other stock.
We have reported a material weakness in our internal control over financial reporting as of January 2, 2011. If we fail to maintain an effective system of internal controls, including internal controls over financial reporting, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.
Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to furnish a report by management on our internal controls over financial reporting. Such report contains, among other matters, an assessment of the effectiveness of our internal control over financial reporting. Our management’s assessment of the effectiveness of our internal control over financial reporting as of January 2, 2011, resulted in a determination that we had a material weakness related to our control environment because we did not have adequate segregation of duties due to limited resources.
We must maintain effective internal controls to provide reliable financial reports on a timely basis and detect fraud. We have been assessing our internal controls to identify areas that need improvement. During 2011, we plan to implement changes to internal controls to improve segregation of duties, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.
Risks Related to Our Securities
There is not now, and there may not ever be, an active market for our common stock.
There currently is a limited public market for our common stock. Further, although the common stock is currently quoted on the OTC Bulletin Board, trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, the common stock. There can be no assurance that a more active market for the common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of the common stock, and would likely have a material adverse effect on the market price of the common stock and on our ability to raise additional capital.
We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.
Until our common stock is listed on an exchange, we expect the common stock to remain eligible for quotation on the OTC Bulletin Board, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect the liquidity of the common stock. This would also make it more difficult for us to raise additional capital in the future.

Applicable SEC rules governing the trading of “penny stocks” limits the trading and liquidity of our common stock, which may affect the trading price of the common stock.
Our common stock is currently quoted on the OTC Bulletin Board, and trades below $5.00 per share; therefore, the common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.
The price of our common stock may become volatile due to our operating results, products offered by our competitors and stock market conditions, which could lead to losses by investors and costly securities litigation.
The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:
•	actual or anticipated variations in our operating results;

•	announcements of developments by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	introduction of new products by us or our competitors;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.
The stock market in general, and in particular the penny stock market, is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the Company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.
We do not anticipate dividends to be paid on the common stock, and investors may lose the entire amount of their investment.
Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.
Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on its market price.
The trading market for our common stock will depend on the research and reports that securities analysts publish about our business and our Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price would likely decline. If one or more of these analysts ceases to cover our Company or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline. In addition, because KnowFat became public through a “reverse triangular merger,” we may have further difficulty attracting the coverage of securities analysts.

You may experience dilution of your ownership interests because of the future issuance of additional shares of common stock.
Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As stated above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our articles of incorporation. We are currently authorized to issue an aggregate of 310,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of September 22, 2011, there (i) were 47,410,037 shares of common stock outstanding and 66,004,677 shares of common stock subject to outstanding options and warrants, (ii) 51,925 shares of Series A Preferred Stock outstanding, and (iii) 34,285 shares of Series B Preferred Stock outstanding. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded on the OTC Bulletin Board or other then-applicable over-the-counter quotation system or exchange.
We are registering an aggregate of 20,000,000 shares of common stock to be issued in connection with the Equity Purchase Agreement. The sale of such shares could depress the market price of our common stock.
We are registering an aggregate of 20,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance in connection with the Equity Purchase Agreement. The 20,000,000 shares of our common stock will represent approximately 29.7% of our shares outstanding immediately after our exercise of the put right. The sale of these shares into the public market by Southridge could depress the market price of our common stock.
The Company may not have access to the full amount available under the Equity Purchase Agreement.
We have not drawn down funds and have not issued shares of our common stock under the Equity Purchase Agreement with Southridge. Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 20,000,000 total shares of our common stock issuable under the Equity Purchase Agreement, and our ability to access the Equity Purchase Agreement to sell any remaining shares issuable under the Equity Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These subsequent registration statements may be subject to review and comment by the Staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Southridge under the Equity Purchase Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Purchase Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Equity Purchase Agreement unless certain other conditions are met. Accordingly, because our ability to draw down amounts under the Equity Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $3 million available to us under the Equity Purchase Agreement.
Because Southridge will be paying less than the then-prevailing market price for our common stock, your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the Equity Purchase Agreement.
The common stock to be issued to Southridge pursuant to the Equity Purchase Agreement will be purchased at an 8% discount to the average of the volume weighted average prices of our common stock reported by Bloomberg, L.P. during the five consecutive trading day period immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Purchase Agreement. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted. Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Southridge sells the shares, the price of our common stock could decrease. If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

The Equity Purchase Agreement’s pricing structure may result in dilution to our stockholders.
Pursuant to the Equity Purchase Agreement, Southridge committed to purchase, subject to certain conditions, up to $3 million of our common stock over a two-year period. If we sell shares to Southridge under the Equity Purchase Agreement, or issue shares in lieu of any blackout payment (as described below), it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we draw down amounts under the Equity Purchase Agreement, we will issue shares to Southridge at a discount. If we draw down amounts under the Equity Purchase Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price. In addition, we are entitled in certain circumstances to deliver a “blackout” notice to Southridge to suspend the use of the registration statements that we have filed or may in the future file with the SEC registering for resale the shares of common stock to be issued under the Equity Purchase Agreement. If we deliver a blackout notice in the fifteen trading days following a settlement of a draw down, then we must issue Southridge additional shares of our common stock.
SELLING STOCKHOLDER
We agreed to register for resale 20,000,000 shares of our common stock, par value $0.001 per share (the “Put Shares”), that we will put to Southridge Partners II, LP (“Southridge” or “Selling Security Holder”) pursuant to a Equity Purchase Agreement (the “Equity Purchase Agreement”) between Southridge and the registrant, dated August 19, 2011. The Equity Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $3,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder. However, we will receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement. The proceeds will be used for working capital or general corporate purposes.
Security Holder Pursuant to the Equity Purchase Agreement
Southridge is the potential purchaser of our common stock under the Equity Purchase Agreement. The 20,000,000 Put Shares offered in this prospectus are based on the Equity Purchase Agreement between Southridge and us. Southridge may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus. The put option price is 92% of the average Closing Prices in the five trading days period immediately following the Put Date.
We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to:
•	the ability of Southridge to determine when and whether it will sell any of the Put Shares under this prospectus; and

•	the uncertainty as to the number of Put Shares that will be issued upon exercise of our put options under the Equity Purchase Agreement.
The following information contains a description of how Southridge acquired (or shall acquire) the shares to be sold in this offering. Southridge has not held a position or office, or had any other material relationship with us, except as follows.
Southridge is a limited partnership organized and existing under the laws of the state of Delaware. All investment decisions of, and control of, Southridge is held by its general partner Southridge Advisors, LLC. Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP. Southridge acquired, or will acquire, all shares being registered in this offering in the financing transactions with us.
Southridge intends to sell up to 20,000,000 shares of our common stock pursuant to the Equity Purchase Agreement under this prospectus. On August 19, 2011, the Company and Southridge entered into the Equity Purchase Agreement pursuant to which we have the opportunity, for a two-year period beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by Southridge, to sell shares of our common stock for a total purchase price of $3,000,000. For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay 92% of the average Closing Prices during the Valuation Period.
In addition, in the event the Closing Price decreases below the Floor Price during the Valuation Period, Southridge shall not be allowed to fund one-fifth (1/5) of the put amount on the Put Notice for each such trading day, and the put amount on the Put Notice shall be adjusted accordingly.
Furthermore, subject to the terms and conditions of the Equity Purchase Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in a Blackout Notice the existence of certain potentially material events, and Southridge shall not offer or sell any of our shares acquired under the Equity Purchase Agreement, or engage in any transaction involving or relating to such shares from the time the Blackout Notice was provided to them until Southridge receives our written notice that such potentially material event has either been disclosed to the public or no longer constitutes a potentially material event. If we deliver a Blackout Notice within fifteen trading days, commencing on a Closing Date, and the Old Closing Price on the day immediately preceding the applicable Blackout Period is greater than the New Closing Price on the first trading day immediately following such Blackout Period, then we are obligated to issue to Southridge a number of Blackout Shares, equal to the difference between (i) the product of (X) the Remaining Put Shares that were issued to Southridge on the most recent Closing Date and held by Southridge immediately prior to the Blackout Period, multiplied by (Y) the Old Closing Price, and divided by (Z) the New Closing Price, and (ii) the Remaining Put Shares.
We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Equity Purchase Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.
There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders and significant decline in our stock price.
Southridge will periodically purchase shares of our common stock under the Equity Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.
Southridge and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Security Holder in connection with the sale of such shares.
Except as indicated below, neither Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.
The following table sets forth the name of Selling Security Holder, the number of shares of common stock beneficially owned by Selling Security Holder as of the date hereof and the number of share of common stock being offered by Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and Selling Security Holder may offer all or part of the shares for resale from time to time. However, Selling Security Holder is under no obligation to sell all or any portion of such shares nor is Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by Selling Security Holder. The column entitled “Number of Shares Beneficially Owned After the Offering” assumes the sale of all shares offered.

Percent
	Shares Beneficially		Amount Beneficially	Beneficially
	Owned Prior To	Shares to	Owned After	Owned
Name	Offering	be Offered	Offering (1)	After Offering
Southridge Partners II, LP (2)	133,333	20,000,000	20,133,333	31%

(1)	The number assumes Selling Security Holder sells all of its shares being offering pursuant to this prospectus.

(2)	Southridge Partners II, LP is a limited partnership organized and exiting under the laws of the state of Delaware. Southridge Advisors, LLC is the general partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge Partners II, LP. Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.
The chart above assumes that Southridge purchases the maximum amount of registrable Put Shares in this registration statement.
USE OF PROCEEDS
Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our common stock. However, we will receive proceeds from any sale of the common stock to Southridge under the Equity Purchase Agreement. We would use any proceeds received for working capital and general corporate purposes.

DETERMINATION OF OFFERING PRICE
There currently is a limited public market for our common stock. The selling stockholder will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information and Holders
Our common stock is quoted on the OTC Bulletin Board under the symbol “UFFC.OB.” As of September 22, 2011, there were 47,410,037     shares of our common stock issued and outstanding and 66,004,677 shares issuable upon exercise of outstanding stock options and warrants. On that date, there were approximately 376 holders of record of shares of our common stock.
Prior to the merger on December 18, 2007, there was a limited sales history for our common stock, because it had never been actively traded. As of September 22, 2011, the last reported sale price of our shares on the OTC Bulletin Board was $0.13. For the periods indicated, the following table sets forth the range of high and low bid quotations for our common stock, as reported by Nasdaq in the Info Quotes section of its web site located at www.nasdaq.com . The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low
December 30, 2007	$1.87	$0.52
March 30, 2008	$1.52	$0.95
June 29, 2008	$2.10	$1.15
September 28, 2008	$1.65	$0.625
December 28, 2008	$0.67	$0.18
March 29, 2009	$0.36	$0.10
June 28, 2009	$0.28	$0.17
September 27, 2009	$0.20	$0.09
December 27, 2009	$0.14	$0.07
March 28, 2010	$0.27	$0.06
June 27, 2010	$0.50	$0.16
September 26, 2010	$0.39	$0.18
January 2, 2011	$0.349	$0.18
April 3, 2011	$0.25	$0.15
July 3, 2011	$0.21	$0.11
Through September 22, 2011	$0.16	$0.10
Dividends
We have never declared or paid dividends on our common stock. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends, if any, on the common stock will rest solely within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors. We are a holding company with no material assets and therefore are dependent on our operating subsidiaries to make distributions to us in order to have cash with which to pay dividends. We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used by them in their operations, including servicing any debt obligations they may have now or in the future. See “Risk Factors— We are a holding company that depends on cash flow from our subsidiaries to meet our obligations and pay dividends” above and Note 5, Long-Term Debt, to our 2010 Consolidated Financial Statements below.

Securities Authorized for Issuance under Equity Compensation Plans
The Company has two share-based, shareholder-approved equity compensation plans, the 2004 Stock Option Plan (the “2004 Plan”) and the 2007 Equity Incentive Plan (the “2007 Plan”). Descriptions of these plans, and certain information regarding options issued thereunder, are presented in Note 8, Stock-Based Compensation, of our 2010 Consolidated Financial Statements below.
As of the end of fiscal year 2010, we had the following securities authorized for issuance under our equity compensation plans:

Number of securities
	Number of			remaining available for
	securities to be			future issuance under
	issued upon		Weighted-average	equity compensation
	exercise of		exercise price of	plans (excluding
	Outstanding		outstanding options,	securities reflected in
Plan Category	options		warrants and rights	column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,917,747	(2)	$0.19	3,115,010	(3)

Equity compensation plans not approved by security holders	8,728,673	(1)	$0.19	0

Total	14,646,420		$0.19	3,115,010

(1)	On June 30th, 2010 the Board of Directors approved the grant of options to purchase 7,683,673 shares of common stock shown in the table. These options were not granted pursuant to a compensation plan, but instead represent non-qualified stock options granted to Directors, Officers, and employees. The options granted have various vesting schedules at an exercise price of $0.19 per share.

(2)	On April 1, 2010, the Board of Directors approved the grant of 2,070,000 options to acquire shares of the Company’s common stock under the Company’s 2007 Equity Incentive Plan to officers and employees, fully vested at an exercise price of $0.16 per share.

(3)	On July 1st, 2010, the shareholders approved the addition of 3,000,000 stock options available under our 2007 Stock Option Plan for a total of 9,000,000 stock options in that Plan.
DESCRIPTION OF BUSINESS
We are a franchisor and operator of fast-casual food service restaurants that capitalize on what we believe are the developing trends toward healthier living and eating and the increasing consumer demands for restaurant fare that offers appetizing food with healthy attributes. We believe our menu items are made with higher quality ingredients and healthier cooking techniques than ordinary quick serve food. Delivering great taste and an overall pleasing dining experience for an individual customer is the focus of UFood’s mission and concept.
We were incorporated in the State of Nevada on February 8, 2006, as Axxent Media Corporation. Prior to December 18, 2007, we were a development stage company. On August 8, 2007, we changed our name to UFood Franchise Company, and on September 25, 2007, we changed our name to UFood Restaurant Group, Inc.
On December 18, 2007, a wholly-owned subsidiary of our Company merged with and into KnowFat Franchise Company, Inc., with KnowFat surviving the merger as our wholly-owned subsidiary. Following the merger, we continued KnowFat’s business operations. KnowFat was founded in 2004 to capitalize on the popularity of a chain of fast-casual concept restaurants operating under the trade name “Lo Fat Know Fat” in the greater Boston area, as well as the trend we believe is developing in the United States towards healthier living and eating. After operating for three years as KnowFat! Lifestyle Grille, while continuously modifying and improving the concept, management decided that future locations will operate under the name UFood Grill. During the third quarter of 2008, the four remaining KnowFat! Lifestyle Grille locations were converted to UFood Grill outlets. All of our Company-owned restaurants and franchise-owned locations now operate, and all future locations will operate, under the name UFood Grill.
Three of our four Company-owned restaurants that were originally KnowFat! Lifestyle Grilles included an integrated convenience-style retail store that carried a variety of health-oriented nutritional products, such as supplements, vitamins, nutrition bars, energy drinks and healthy snacks. As part of the process of conversion to UFood Grill outlets, floor space formerly devoted to the sale of nutritional products in two of these stores was reconfigured to accommodate the sale of smoothie drinks and frozen yogurt, because we believe that these products will generate higher revenues in these locations. None of our franchise locations currently carries nutrition products, and only our Watertown, Massachusetts Company-owned location carries nutritional products. We will continue to evaluate the placement of nutrition products in our existing and future locations based on our assessment of demand in the particular location and, in the case of franchise locations, the franchisee’s preferences.
Our operations currently consist of eight restaurants in the Boston area and Dallas Forth Worth, TX and Cleveland, OH; comprising four Company-owned restaurants and four franchise-owned locations. We have entered into a total of four area development agreements and three franchise agreements covering 57 franchise units in the following states: Texas, Ohio, Massachusetts, Florida, the Washington, DC area and Puerto Rico. Furthermore, two of the area development agreements are for non-traditional locations such as airports, colleges, travel plazas, and hospitals across the United States. The 65 units include four franchise locations currently open and operating, and requiring an additional 61 future UFood Grill outlets to be developed by franchisees. The Naples, FL location was closed on July 24, 2010. On July 17, 2010 the Cleveland Hopkins International Airport location was open.
We believe the sale of franchises allows us to expand the UFood Grill brand faster than the construction and operation of Company-owned outlets due to the Company’s limited human and financial resources, while allowing us to collect franchise fees and royalties. Under our area development and franchise agreements, we receive royalties on gross franchise sales as described above, and we do not pay any of the construction, opening (other than the training and advice described above), operating or marketing costs. We do not provide or arrange financing to franchisees or area developers.
All of our Company-owned restaurants and franchise-owned locations now operate, and all future locations will operate, under the name UFood Grill.
We operate in two business segments: Store Operations and Franchise Operations. The Store Operations segment comprises the operating activities of restaurants owned or operated by the Company. The Franchise Operations segment is comprised of the operating activities of the franchise business unit that licenses qualified operators to conduct business under the UFood Grill tradename and monitors the operations of these business units. Certain financial information for each segment is set forth in Note 14, Segment Data, of Notes to Consolidated Financial Statements.
Our headquarters are located at 255 Washington Street, Suite 150, Newton, Massachusetts 02458. Our telephone number is (617) 787-6000.
Concept and Strategy
We are a franchisor and operator of fast-casual food service restaurants that capitalize on what we believe are the developing trend toward healthier living and eating and the increased consumer demands for restaurant fare that offers appetizing food with healthy attributes. We believe our menu items are made using higher quality ingredients and healthier cooking techniques than ordinary quick serve food. Consequently, we believe our menu provides customers with a delicious and healthy alternative to typical fast food options. Guests order at a counter and wait three to five minutes for their meals to be prepared. At UFood Grill, we bake, grill or steam our menu offerings; we never fry our food. Our sauces, cheeses and salad dressings are reduced-fat. We serve whole-grain breads and side dishes and, where we can do so while still charging our customers a reasonable price, organic meats and vegetables (meeting U.S. Food and Drug Administration standards for “organic”). The food is served on ceramic plates with metal utensils and is taken to the table by each guest. Delivering great taste and an overall pleasing dining experience for an individual customer is the focus of UFood’s mission and concept.
The UFood Grill concept attempts to provide each customer segment with the features it seeks in a quick service restaurant. Understanding the market segmentation model allows us to focus on those market segments that afford the greatest sales opportunities. The UFood Grill brand has four pillars on which it rests:
U Love Great Food
U Are Always on the Go
U Want It Your Way
U Want to Look and Feel Great
Approximately half of all our sales are prepared for take-out, with the guest either calling ahead or ordering in the restaurant. Nearly 60% of customers frequent our restaurants for lunch, with the remaining 40% enjoying our fare at dinner time. Most of our restaurants are not open for breakfast service. We are required to offer breakfast service at our UFood Grill outlet at Logan International Airport in Boston.

We believe the UFood concept has significant growth potential, which we hope to realize through a combination of company and franchisee efforts. Franchising will be a key component of our success. There are currently a total of eight UFood Grill restaurant locations open. Five of the locations are in the greater Boston area, with one location in Cleveland, OH and two locations in the area of the Dallas/Ft. Worth Texas.
Industry Background
The United States restaurant industry is benefitting from a long-term trend of consumers eating out more frequently. According to the National Restaurant Association, the restaurant industry’s share of consumer food expenditures has increased from 25% in 1955 to 49% in 2009, and restaurant sales are expected to reach $604 billion in 2011, an increase of 2.5% over 2010 sales. The leading factors contributing to the recent growth have been the growing population, the trend toward busier lifestyles, greater spending on dining and entertainment activities and the increased availability of high-quality dining options.
The recent emergence of the fast-casual dining sector has capitalized significantly on the industry’s expansion. This group, led by companies such as Chipotle Mexican Grill and Panera Bread Company, caters to customers who desire the convenience of fast food, and who are willing to pay a premium for higher quality, differentiated menu items. According to the National Restaurant Association, these consumer preferences have made fast-casual one of the fastest growing sub-sectors within the restaurant industry.
However, the increase in eating out has also contributed to a general deterioration in the health of Americans. Today, obesity has reached epidemic proportions in the United States. According to the Centers for Disease Control and Prevention (CDC), approximately 34% of American adults aged 20 and over, or 72 million people, met the criterion for obesity in 2007-2008. In addition, a CDC study indicates that in the past 30 years, the occurrence of obesity in children has doubled, and it is now estimated that one in five children in the United States is overweight. According to published studies, obese children are more likely to be obese as adults, which leads to an increased risk for a number of diseases including stroke, cardiovascular disease, hypertension, diabetes and some cancers. Obesity also contributes to additional negative health consequences, including Type 2 Diabetes, high total and LDL (bad) cholesterol and triglyceride levels in the blood, low HDL (good) cholesterol levels in the blood, sleep apnea and inflammation of the liver. Poor food choices, such as diets high in calories (including fats and simple sugars) and lower in fruits and vegetables, are linked with being overweight.
Menu
We believe our menu items are made with higher quality ingredients and healthier cooking techniques than ordinary quick serve food. Consequently, we believe our menu provides customers with a delicious and healthy alternative to typical fast food options. Guests order at a counter and wait three to five minutes for their meals to be prepared. At UFood Grill, we bake, grill or steam our menu offerings; we never fry our food. Our sauces, cheeses and salad dressings are reduced-fat. We serve whole-grain breads and side dishes and, where we can do so while still charging our customers a reasonable price, organic meats and vegetables (meeting U.S. Food and Drug Administration standards for “organic”). The food is served on ceramic plates with metal utensils and is taken to the table by each guest. Delivering great taste and an overall pleasing dining experience for an individual customer is the focus of UFood’s mission and concept.
With our innovative menu, we are targeting mainstream customers as well as health conscious customers. We believe the taste and quality of our food offerings will have wide market appeal.
Our menu contains a wide variety of food types, including hot entrees, burgers, salads, sandwiches, wraps, smoothies, and desserts, each of which is united in the theme that the food is “better for you” than many other dining-out options. Each item is prepared with healthier alternatives in mind, whether an ingredient or a method of preparation, and has better nutritional qualities than the equivalent item a consumer might find at a typical quick serve establishment.
Growth Strategy
We plan to further expand our franchising network as well as open other Company-owned stores. We have increased our focus on nontraditional locations such as airports, hospitals, colleges and travel plazas. We anticipate announcing several new nontraditional locations in the coming months.
Franchise sales are led by our chairman and chief executive officer, George Naddaff. Outside of the Boston area, we plan to award only multi-unit territories to sophisticated, experienced owner-operators. These operators will sign area development agreements wherein they will obtain an exclusive territory in which to build UFood outlets. Upon signing these agreements, the operators will pay an upfront fee for the rights to their territory, and they will then be bound to a timeline over which they must open the units.

We have five area developers in the areas other than Boston. We seek to sell franchises to sophisticated, experienced restaurant operators who already know their markets, having operated other restaurants in their territories. We believe these sophisticated operators will enable our concept to grow rapidly and help establish the UFood brand across the country. We do not allow sub-franchising. All franchise agreements are directly with us.
We also intend to grow our store base through the building of Company-owned stores. Our current plan calls for approximately 10% of our stores to be Company-owned. The primary purpose of this effort is to ensure that management understands how the stores evolve and operate and has its own “kitchen” to test new initiatives (menu items, loyalty programs etc.) in front of real customers. We have transitioned our loyalty program to an email club to communicate with our guests and send out special offers. To leverage the current geographical concentration of UFood stores in the Boston area, we plan to locate the new Company-owned stores in the New England area, close to our headquarters.
We have developed two prototype stores that we believe are suitable to differing site and demographic conditions: 1) 1,500 — 2,500 sq. feet units (currently four stores); and 2) 800 — 1,000 sq. feet units that are kiosks in airports, bus and train stations, hospitals and other high-traffic locations (currently three store). We cannot currently estimate the proportion of our planned future locations that will fall in each of these categories.
Franchise Operations
UFood has pursued a broad-based franchising program since 2004. UFood continues to extend its franchise relationships beyond its current franchisees. Pursuant to federal and state regulations, UFood annually updates its Franchise Disclosure Document, which includes a disclosure statement, a Franchise Agreement, and an Area Development Agreement, to facilitate sales of additional franchise and area development licenses. The UFood franchise agreement typically requires the payment of a franchise fee of $35,000 per restaurant, royalties of 5.0% of gross sales and contributions to a system-wide advertising fund of 1.5% of gross sales. The franchisee is also required to spend 1.5% of gross sales on local marketing. In general, 50% of the franchise fee is payable at the time the Franchise Agreement is signed and the balance is due at the time each store opens. Each Franchise Agreement generally provides for a term of 15 years and two, five-year renewal options.
The Area Development Agreement is similar to the Franchise Agreement in its terms. In order for an area developer to acquire the rights to a territory, the developer must pay one-half of the franchise fee up front for each unit that developer agrees to build in the territory. In some agreements, UFood has deferred the payment of the upfront fee, so that the developer pays up-front fees for the first few stores upon the execution of the agreement and fees for the stores opening in phase 2 of the build-out at a later date. UFood estimates that it costs between $400,000 and $650,000 to open one of its outlets, these costs include traditional and non-traditional locations, which in some cases we are required to employ union labor for the remodeling.
To ensure that the UFood concept is consistent across all geographic areas, we have fully built out the corporate support system for franchisees. New franchisees get assistance on all levels, including build-out specifications, operational guidance, and menu and recipes. We also provide a three week training program for each of our new franchisees and employees prior to new store openings.
Suppliers
We strive to obtain consistent high-quality ingredients at competitive prices from reliable sources. To obtain operating efficiencies and to provide fresh ingredients for our food products while obtaining the lowest possible ingredient prices for the required quality, we purchase over 70% of our restaurant supplies from a single supplier, Sysco Boston, LLC. The balance of our restaurant supplies come from local vegetable and bread suppliers. Most food, produce and other products are shipped from Sysco’s distribution facility directly to our restaurant locations two to three times per week. We do not maintain a central food product warehouse or commissary. We do not have any long-term contracts with our food suppliers. In the past, we have not experienced delays in receiving our food and beverage inventories, restaurant supplies or equipment.
Competition
The restaurant industry is intensely competitive. There are many different sectors within the restaurant industry that are distinguished by types of service, food types and price/value relationships. We position our restaurants in the highly competitive and fragmented fast-casual sector of the restaurant industry. In addition to competing against other fast-casual restaurants, we compete against other sectors of the restaurant industry, including fast-food restaurants and casual dining restaurants. The number, size and strength of competitors within each sector vary by region. We compete based on a number of factors including taste, product quality, speed of service, value, name recognition, restaurant condition and ambiance, location and customer service. Although we believe we compete favorably with respect to each of these factors, many of our direct and indirect competitors are well-established national, regional or local chains and have substantially greater financial, marketing, personnel and other resources.

Customers seeking a healthier meal at a foodservice establishment, have several choices available to them throughout the country. However, we are not aware of any national chains of health-oriented quick-service restaurants that geographically cover the whole United States or even a number of states.
The following is a list of restaurants that position themselves as healthier and compete in the quick-serve environment, mostly on a local level. The largest chain has thirty three stores.
•	Muscle Maker (New Jersey)

•	Better Burger (New York City)

•	Energy Kitchen (New York City)

•	The Pump (New York City)

•	Topz (California)

•	Evo’s (California, Florida, Nevada, North Carolina)

•	b. good (Boston)

•	Soma Grill (Arizona)

•	Healthy Bites (Florida)
Of the restaurants listed above, only b. good operates in the Boston area. A number of fast food chains and local eateries operating in the greater Boston area offer similar products and services as UFood Grill but without the emphasis on health. b. good operates five locations in the Boston area. In addition to b. good, there are several vegetarian and raw vegan restaurants in the Boston area as well as several health food stores. These outlets offer healthy food but not in a quick-serve environment.
We also compete with these and many other retail establishments for desirable site locations. See “Risk Factors—There is intensive competition in our industry, and we will be competing with national and regional chains and independent restaurant operators.”
Employees
As of January 2, 2011, we employed approximately 32 full-time associates (defined as associates who average 32 hours or more per week), of whom 11 were employed in general or administrative functions, principally at our headquarters in Newton, Massachusetts, and approximately 21 were employed in our four Company-operated restaurant locations in the Boston area as managers and associates. UFood does not have any collective bargaining agreements with its employees and considers its employee relations to be good. UFood places a priority on staffing its restaurant and store operations with skilled associates and invests in training programs to ensure the quality of its operations.
Trademarks
We have registered the following trademarks with the United States Patents and Trademarks Office: “Unfries” , “UFood Grill”, “Proccino,” “KnowFat! Lifestyle Grille,” “KnowFat,” “Prolatta,” “UBerry,” “Ubowls,” “Smuuthies,” and “LoFat KnowFat”. We believe that our trademarks and other proprietary rights have significant value and are important to the marketing of our restaurant concept.
Seasonality
While our business is not significantly seasonal, revenues in the first two quarters of the calendar year are slightly higher than the last two quarters of the fiscal year.
Government Regulation
Our restaurants are subject to licensing and regulation by state and local health, sanitation, safety, fire and other authorities, including licensing and permit requirements for the sale of food. To date we have not experienced an inability to obtain or maintain any necessary licenses, permits or approvals. In addition, the development and construction of additional units are also subject to compliance with applicable zoning, land use and environmental regulations. See “Risk Factors—Our food service business and the restaurant industry are subject to extensive government regulation.”
Environmental Regulation
Our business is subject to federal, state and local environmental laws and regulations concerning the discharge, storage, handling, release and disposal of hazardous or toxic substances. These environmental laws provide for significant fines, penalties and liabilities, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of the hazardous or toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such substances. To date, our stores have not been the subject of any material environmental matters. See “Risk Factors—We have not conducted a comprehensive review of all the potential environmental liabilities at our properties.”
PROPERTIES
Our corporate headquarters, consisting of approximately 3,800 square feet, are located in Newton, Massachusetts. We occupy our headquarters under a lease that expires in 2013, with an option to extend the lease for an additional seven years. We lease each of our restaurant facilities. Our leases expire on various dates through December 2016. The leases require us to pay our share of the operating expenses of the leased properties, including taxes, utilities and insurance.
At January 2, 2011, future minimum payments under non-cancelable leases are as follows:

2011	$466,000
2012	470,000
2013	473,000
2014	440,000
2015	157,000
Thereafter	36,000

$2,042,000
LEGAL PROCEEDINGS
We are subject to legal proceedings and claims which arise in the normal course of business. Although there can be no assurance as to the ultimate outcome, we generally have denied, or believe we have a meritorious defense and will deny, liability in all significant cases pending against us. Based on information currently available, we believe the amount, or range, of reasonably possible losses in connection with the actions against us, in excess of established reserves, in the aggregate, not to be material to our consolidated financial condition or cash flows. However, losses may be material to our operating results for any particular future period, depending on the level of our income for such period.
DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS
Our executive officers and directors are as follows:

Name	Age	Position
George Naddaff	81	Chief Executive Officer and Chairman of the Board of Directors

Charles Cocotas	76	President and Chief Operating Officer, Director

Irma Norton	44	Chief Financial Officer

Robert C. Grayson	66	Director

Mark Giresi	53	Director

Richard Golden	58	Director

Keith Mueller	52	Director

Background of Officers and Directors
George Naddaff has been our Chairman and Chief Executive Officer since December 18, 2007. Prior to the merger Mr. Naddaff was the Chief Executive Officer of KnowFat Franchise Company (“KnowFat”), a predecessor to the Company, since February 2004, its CEO since September 2007 and its Chairman of the Board since March 2004. From February 1986 to February 2004, he was Chief Executive Officer of Business Expansion Capital, Inc., an investment firm located in Newton, Massachusetts. From 1997 to 2001, he held various management positions (including acting Chief Executive Officer) at Ranch*1, Inc., a franchisor of quick service restaurants with its headquarters in New York, New York. Mr. Naddaff is one of the founders of KnowFat Franchise Co., Inc. with more than 40 years of experience in the franchise industry. In addition to Boston Chicken, Mr. Naddaff has been significantly involved with several other successful concepts including the founding of Mulberry Child Care Centers, which had over 90 company-owned childcare centers when it was sold to Kindercare, America’s largest chain. George also founded Living and Learning Schools, which operated more than 50 upscale childcare facilities and was sold to Kindercare in 1980. In addition, he founded VR Business Brokers, the nation’s largest business brokerage franchise with over 350 offices, which was acquired in 1986 by Christies, LLP, London. In 1984, as a director and investor in Sylvan Learning Centers, Mr. Naddaff helped launch their franchising effort which today has over 1100 units. Mr. Naddaff is a serial entrepreneur and franchise leader, which are the perfect attributes to be the Chairman of Board and CEO of our Company.
Charles A. Cocotas has been our President and Chief Operating Officer and a director since December 18, 2007. Mr. Cocotas joined KnowFat as a consultant in May 2007. In September 2007 he was appointed as UFood’s President and Chief Operating Officer. From 1999 to 2007, Mr. Cocotas was principal of the Charles A. Cocotas Restaurant Consulting firm in Massachusetts. Mr. Cocotas has served as Executive Vice-President with International Dairy Queen. Inc, Chief Operating Officer of Churchs Fried Chicken, was the original President/Chief Operating Officer of Boston Chicken, Inc., President/CEO of TCBY, Inc., and Chairman of the Board/CEO of Best Friends Pet Care, Inc. He is an experienced executive with more than 35 years experience in the restaurant industry, which included the launch of start-up ventures as well as turn-arounds with established corporations operating both Company and franchise restaurants. Mr. Cocotas’ leadership experience, particularly as a food operator for over three decades, and extensive functional skill set give him an appreciation for business practices that are vital to the success of a developing company such as ours.
Irma Norton joined KnowFat as its Controller in November 2004 and became our Acting Chief Financial Officer in April 2009. Most recently (from September 2002 through October 2004), Ms. Norton was the controller for Handmade Bow Company, a privately held consumer products company. Prior to that position, from March 1990 through October 1995, Norton was the CFO for the Dunkin’ Donuts master franchisee in Mexico. Ms. Norton holds a B.A. degree in Accounting from University of Guadalajara in Mexico and is a graduate of the distinguished Executive Management Program of ITAM in Mexico City.
Robert C. Grayson has been a director of KnowFat since 2004 and a director of UFood since 2007. Since 1992 Mr. Grayson has been President and Chief Executive Officer of RC Grayson and Associates, a retail-oriented consulting firm in New York City. Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men’s sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1982 to 1985. He also serves as a director of Kenneth Cole Productions, St. John Knits, and Lillian August Inc., and Stax Incorporated. Mr. Grayson’s leadership roles in the retail industry, consumer marketing, research and development, retail technology have made him an integral member of our Board.
Mark Giresi has been a director of KnowFat since December 6, 2007, and a director of UFood since 2007. From February 2000 until May 2008, Mr. Giresi worked for Limited Brands where, as Executive Vice President, he was responsible for the retail operation of Victoria’s Secret, Bath & Body Works, Express and The Limited, as well as real estate, store design and construction and loss prevention functions. Most recently, he led the strategic growth of Victoria’s Secret and Bath & Body Works outside of the United States. Prior to Limited Brands, Mr. Giresi spent almost 16 years at Burger King Corporation, where he held several executive positions including Senior Vice President of U.S. Franchise Operations and Development and Worldwide General Counsel. Mr. Giresi holds a Bachelor of Sciences degree in accounting from Villanova University and a Juris Doctorate degree from Seton Hall Law School. He also serves as a director of NXT Nutritional Holdings, Inc. His extensive experience in retail, food and franchising industries has been a tremendous contribution to our board.
Richard Golden is currently a private investor in a number of emerging companies and takes an active role in overseeing the investments. From 2007 to mid-2010, he was a Managing Director of Alumni Capital Network, a private equity firm specializing in buying and building small to mid-sized businesses. He managed the fund-raising for the firm’s $68 million fund and served on the Board of the company. Previously, he spent 28 years with Accenture in various executive management roles as well as managed large-scaled business improvement projects for Global 1000 companies, concentrating on airlines, manufacturers and retailers. His management positions included Country Managing Director — Sweden and Finland; Managing Director of the Retail Industry in Europe and Africa; Chief Operating Officer for the Products Market Unit; and Corporate Chief of Staff where he helped manage the transition of Accenture from a global partnership to an international corporation. Mr. Golden’s contribution to our Company is his vast experience in leadership roles and fund-raising activities that have made him a critical member of our Board.
Keith Mueller currently serves as Advisor to BookKeeping Express, the only national franchise providing book keeping services to small and medium-sized businesses, and Cate Street Capital, the owner and developer of a New Hampshire based bio-mass power plant that is intended to provide 65 megawatts of clean energy starting in 2010. He also held a number of management roles during his 27 years at Accenture and focused on large clients in the utility Industry. Some of experiences include leading the utilities practice in North America that had over $800 million in revenues and 1,000 people and building an outsourcing practice from start-up to over $500 million in revenue in four years with over 4,000 individuals. Mr. Mueller’s brings to our board a deep understanding of business strategy and during his tenure as a member he has gained additional expertise in the restaurant industry.
There are no family relationships among our executive officers and directors. None of our executive officers or directors has, during the past five years:
(a)	had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of, such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b)	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

(d)	been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. Form 3 filings are known to be late for each of the following directors, officers and beneficial owners of more than 10 percent of any class of equity securities of the Company: George A. Naddaff, Charles A. Cocotas, Irma Norton, Robert C. Grayson, Mark A. Giresi, Richard Golden and Keith Mueller.
Nominations to the Board of Directors
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee of the Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, UFood Restaurant Group, Inc., 255 Washington Street, Suite 150, Newton, MA 02458.
Code of Ethics
We have a Code of Ethics that governs all of our employees, including our CEO, CFO, principal accounting officer or persons performing similar functions. We will provide a copy of our Code of Ethics free of charge to any person upon written request to us at the following address: 255 Washington Street, Suite 150, Newton, MA 02458 Attn: Chief Financial Officer.
Board of Directors
The Board of Directors currently consists of six members. Directors serve until their successors are duly elected or appointed. On February 12, 2008, the Board of Directors designated a Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee of the Board. Mark Giresi, Robert Grayson and Keith Mueller are members of the Compensation Committee, Mark Giresi and Richard Golden are members of the Audit Committee, and Robert Grayson is a member of the Nominating and Corporate Governance Committee of the Board.

Audit Committee Financial Expert
Our Board of Directors has determined that there is no financial expert serving on our Audit Committee. Since we are not a listed issuer as that term is defined in Rule 10A-3 under the Exchange Act, we are not required to have a financial expert serving on our Audit Committee.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth certain information regarding the beneficial ownership of our common stock as of September 22, 2011, by (i) each person who, to our knowledge, owns more than 5% of the Common Stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following tables, each person named in the table has sole voting and investment power and that person’s address is c/o UFood Restaurant Group, Inc., 255 Washington Street, Suite 150, Newton, Massachusetts 02458. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of September 22, 2011 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

	Amount and
	Nature of	Percent
	Beneficial	of
Name and Address of Beneficial Owner	Ownership	Class+
George A. Naddaff(1)	7,464,662	13.6%
Charles A. Cocotas(2)	2,076,438	4.2%
Irma Norton(7)	346,330	*
Robert C. Grayson(3)	705,483	1.47%
Mark Giresi(4)	605,000	1.26%
Keith Mueller(5)	3,594,771	7.05%
Richard Golden(6)	2,975,816	5.91%

Directors and Executive Officers as a group(1)-(6)	17,768,501	27.26%

Kevin Kimberlin(8)	4,483,712	8.64%
535 Madison Avenue
New York, NY 10022

*	Less than one percent

+	Based on 47,410,037 shares of common stock issued and outstanding as of September 22, 2011.

(1)	Includes 1,682,907 shares of Common Stock beneficially owned by Mr. Naddaff. Also includes 184,533 shares of Common Stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days September 22, 2011 and 5,597,222 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of September 22, 2011. Does not include 993,056 shares of Common Stock issuable upon exercise of options granted to Mr. Naddaff which will not be exercisable within 60 days of September 22, 2011.

(2)	Consists of 2,076,438 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of September 22, 2011. Does not include 334,910 shares of Common Stock issuable upon exercise of options granted to Mr. Cocotas which will not be exercisable within 60 days of September 22, 2011.

(3)	Includes 74,815 shares of Common Stock beneficially owned by Mr. Grayson. Also includes 25,668 shares of Common Stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days of September 22, 2011 and 605,000 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of September 22, 2011.

(4)	Includes 605,000 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of September 22, 2011.

(5)	Includes 210,156 shares of Common Stock beneficially owned by Mr. Mueller. Also, includes 1,923,077 shares of Common Stock issuable upon conversion of Preferred Stock and 961,538 shares of Common Stock issuable upon exercise of warrants beneficially owned by Mr. Mueller. Includes 500,000 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of September 22, 2011.

(6)	Includes 168,124 shares of Common Stock beneficially owned by Mr. Golden. Also, includes 1,538,462 shares of Common Stock issuable upon conversion of Preferred Stock and 769,231 shares of Common Stock issuable upon exercise of warrants beneficially owned by Mr. Golden. Includes 500,000 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of September 22, 2011. Does not include an additional 125,000 shares of Common Stock issuable upon exercise of options granted to Mr. Golden which will not be exercisable within 60 days of September 22, 2011.

(7)	Includes 346,330 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of September 22, 2011. Does not include an additional 137,500 shares of Common Stock issuable upon exercise of options granted to Mrs. Norton which will not be exercisable within 60 days of September 22, 2011.

(8)	Includes 102,125 shares of Common Stock beneficially owned by Spencer Trask Breakthrough Partners, LLC (“STBP”) and 3,240,000 shares of Common Stock beneficially owned by Spencer Trask Investment Partners, LLC (“STIP”). Mr. Kimberlin is the non-member manager of both STBP and STIP. Also includes (i) 51,063 shares of Common Stock issuable upon exercise of a warrant held by STBP, (ii) 372,500 shares of Common Stock issuable upon exercise of a warrant held by Concord Equities Group, Inc., (iii) 358,584 shares of Common Stock issuable upon exercise of a warrant held by Spencer Trask & Co., a corporation of which Mr. Kimberlin is the sole stockholder, and (iv) 359,440 shares of Common Stock issuable upon exercise of a warrant held by Washington Associates, LLC. The information set forth in this footnote 7 was obtained from a Form 4 filed by Mr. Kimberlin with the SEC on July 16, 2008.
EXECUTIVE COMPENSATION
Summary Compensation Table
The table below sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer and the other executive officers who received annual compensation in excess of $100,000. Each of the named executive officers (the “Named Executive Officers”) is entitled to certain payments in connection with resignation, retirement or other termination, as described more fully under the heading “Agreements with Executive Officers and Consultants.”

						Non-Equity	Nonqualified
Name and						Incentive	Deferred	All Other
Principal				Stock	Option	Plan	Compensation	Annual
Position(s)	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b)	(c)(4)	(d)	(e)(4)	(f)(1)	(g)	(h)	(i)	(j)
George Naddaff,	2010	$301,620	$-0-	$0	$691,961	$-0-	$-0-	$30,000	$1,023,581
Chairman and CEO	2009	$301,485	$-0-	$7,500	$212,000	$-0-	$-0-	$7,500	$528,485

Charles A. Cocotas	2010	$201,620	$-0-	$-0-	$271,788	$-0-	$-0-	$-0-	$473,408
President and COO	2009	$201,485	$-0-	$-0-	$43,200	$-0-	$-0-	$-0-	$244,685

Irma Norton	2010	$136,215	$-0-	$-0-	$56,278	$-0-	$-0-	$-0-	$192,493
CFO	2009	$133,409	$10,000	$-0-	$4,465	$-0-	$-0-	$-0-	$147,874

Thomas Mackey	2010	$150,000	-0-0	$-0-	$52,870	$-0-	$-0-	$10,950	$213,820
SVP of Operations	2009	$150,000	-0-0	$-0-	$7,170	$-0-	$-0-	$10,950	$168,120

(1)	These amounts represent the aggregate grant date fair value of awards for fiscal years 2010, and 2009. The fair value of the stock option award(s) was determined using a Black Scholes option pricing model and the assumptions for expected option term, volatility of our Common Stock, risk-free interest rate and expected annual dividend yield disclosed in Note 8, Stock-Based Compensation, of the Notes to our 2010 Consolidated Financial Statements included in the Company’s annual report.
The salary of Mr. Naddaff is currently $300,000, and the salary of Mr. Cocotas is currently $220,000.
Agreements with Executive Officers and Consultants
The Company entered into an employment contract with Mr. Naddaff on October 15, 2007 that provides: (i) the term of his employment agreement is for three years; (ii) the base salary for Mr. Naddaff is $300,000, plus benefits; (iii) Mr. Naddaff was granted options to purchase 1,500,000 our shares under the Equity Incentive Plan; and (iv) if a Mr. Naddaff’s employment is terminated by the

Company without cause, or by Mr. Naddaff as a result of a constructive termination by the Company, or as a result of Mr. Naddaff’s death or disability, then the Company is obligated to pay severance (consisting of salary and benefits as in effect at the time of termination) to Mr. Naddaff (or Mr. Naddaff’s legal representatives) for a period equal to the lesser of 12 months or the then-remaining balance of the employment term. The options referenced above have an exercise price of $1.00 per share, have a term of ten years and vest over a three-year period as follows: Mr. Naddaff’s options to purchase (i) 500,000 shares vested upon the grant of the options and (ii) 1,000,000 shares vest in equal monthly amounts of approximately 27,778 shares over a three year period through December 17, 2010. In addition to the foregoing, upon our consummation of the sale of any franchise restaurant, we will pay Mr. Naddaff a fee of $10,000. To the extent any franchise transaction is a part of an Area Development Agreement, the fee will be payable to Mr. Naddaff upon consummation of the franchise sale as follows: (i) $5,000 in cash and (ii) the remaining portion in a number of shares of our common stock having an aggregate value of $5,000 on the date such fee is due. Mr. Naddaff’s employment agreement provides for severance (consisting of base salary and benefits continuation) for a period of up to 12 months upon termination of the executive without cause. On May 1, 2008, the Board of Directors granted to Mr. Naddaff options to purchase 1,000,000 shares of the Company’s Common Stock, exercisable at $1.23, which options were fully vested. These options were not granted pursuant to a compensation plan, but instead represent non-qualified stock options. All options granted to Mr. Naddaff were canceled on May 13 2009 and he received a new grant with the same amount of options to purchase shares of the Company’s Common stock under the 2007 Stock Option Plan, at an exercise price of $0.20 with the same vesting schedule of the canceled options. On June 30, 2010, the Company amended its employment agreement with George Naddaff to extend the employment period through October 15, 2013. As part of the amendment of the agreement, Mr. Naddaff received non-qualified stock options to purchase 3,250,000 shares of the Company’s common stock at an exercise price of $0.19. One half of options vested on the date of grant and the other half vest over a period of three years.
On February 12, 2008, the Board of Directors approved an employment agreement with Mr. Cocotas. The agreement provides: (i) for an initial term of two years; (ii) for a base salary of $200,000 per year, plus benefits; (iii) that Mr. Cocotas is entitled to receive options to purchase 200,000 shares of the Company’s Common Stock, exercisable at $1.00 per share of Common Stock, which options shall vest in equal amounts on the first day of each month for twenty-four months following the date of the employment agreement; and (iv) that if Mr. Cocotas’ employment is terminated by him for good reason (as defined in the agreement) or by the Company because of his permanent disability (as defined in the agreement), the Company is obligated to pay severance, consisting of base salary, for a six month period. On May 1, 2008, the Board of Directors granted to Mr. Cocotas options to purchase 300,000 shares of the Company’s Common Stock, exercisable at $1.23, which options shall vest monthly over the remaining period of his employment agreement. These options were not granted pursuant to a compensation plan, but instead represent non-qualified stock options. All options granted to Mr. Cocotas were canceled on May 13 2009 and he received a new grant with the same amount of options to purchase shares of the Company’s Common stock under the 2007 Stock Option Plan, at an exercise price of $0.20 with the same vesting schedule of the canceled options. On June 30, 2010, the employment agreement for Mr. Cocotas was amended to extend the term to continue through January 22, 2013. In connection with the execution of this amendment, the Company granted non-qualified stock options to purchase 1,205,673 shares of the Company’s common stock at an exercise price of $0.19 per share. One half of the options vested upon the date of the grant and the other half of the options shall vest in equal amounts on the first day of each month for thirty-six months following the date of the grant.
On April 1st, 2010 the Company’s Board of Directors approved the grant of non-qualified stock options to purchase 600,000 shares of the Company’s common stock with an exercise price of $0.19 and a vesting schedule of equal amounts over the next four months to Mr. Richard Fisher. This grant was pursuant to the terms of his consulting agreement with the Company. As a result of this grant the Company recognized an expense of $39,853.
On June 12, 2010, the Board of Directors approved the grant of 10,000 Series “B” Preferred Shares to Summit Trading Limited according to their service agreement to provide Investor Relations and Public Relations services to the Company. These preferred shares were fully vested at the execution of the agreement. As a result of this grant, General and Administrative expenses include $1,000,000 of stock-based compensation expense. The face value of the preferred shares is $100 per share and the conversion price to common stock is $0.23. On December 8, 2010 the Company decided to terminate this agreement effective as of December 29, 2010. Pursuant to the service agreement the compensation was reduced to half of the shares granted on June 12, 2010 to be only 5,000 Series “B” Preferred Shares.
On November 17, 2010 the Company’s Board of Directors awarded to Jeffrey Bonasia, a marketing consultant, non-qualified stock options to purchase 250,000 shares of the Company’s common stock with an exercise price of $0.27. The vesting schedule is over a five month period pursuant to his consulting agreement with the Company. The Company will recognize an expense in the total amount of $55,631 over the vesting period. Also, on the same date the Board of Directors approved the monthly issuance of $5,000 worth of stock as of the closing stock price of the first of the month to the Castle Group pursuant to the public and investor relations service agreement with the Company.

On April 27, 2011 the Company’s Board of Directors awarded the following grants:

		Number of	Exercise
Name	Type	Shares	Price	Termination	Vesting Schedule
Charles Yelen	Warrant	10,000	$0.16	5 years from the date of grant	All shares vest upon date of grant

Charles Yelen	Warrant	10,000 to be granted upon the opening of each of three stores	Market closing price at grant	5 years from the date of grant	All shares vest upon date of grant

Charles Yelen	Warrant	2,000 to be granted upon the opening of each of store after the third store	Market closing price at grant	5 years from the date of grant	All shares vest upon date of grant

Jeffrey Bonasia	Non-Qualified stock options	500,000	$0.16	5 years from the date of grant	Equal monthly amounts for 24 months following the date of the grant.

Health Corp	Shares of common stock	20,000	None	None	None

MK3	Non-qualified stock options	69,625	$0.16	10 years from the date of grant	All shares vest upon date of the grant

John Howell	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

Raymund C. King	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant

Paul W. Essex	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

William A. Chatfield	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

William J. Blalock	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

Mark R. Milliken	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

Stacey Bell	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.
Outstanding Equity Awards at Fiscal Year End
January 2, 2011

				Equity
				Incentive
				Plan
				Awards:
	No. of	No. of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option	Option
	Options (#)	Options (#)		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable		Options	Price	Date
George Naddaff	5,100,694	1,399,306	(1)	-0-	$0.19	April 30, 2018

Charles A. Cocotas	1,892,238	519,110		-0-	0.19	April 30, 2018

Irma Norton	302,580	168,750		-0-	0.19	February 11, 2018

Thomas Mackey	290,000	168,750		-0-	0.19	February 11, 2018

(1)	The vesting schedule for the unexercised shares is outlined in the section entitled “Agreements with Executive Officers and Consultants” above.

2004 Stock Option Plan
UFood Grill did not grant any options or other stock awards under the 2004 Stock Option Plan to any named executive officers in 2010 or 2009.
2007 Equity Incentive Plan
The 2007 Plan was approved in contemplation of the merger described above. There were no awards under the 2007 Plan prior to December 18, 2007, the Closing Date of the merger. Awards of ISO’s, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock or performance units may be made under the 2007 Plan of up to a maximum of 9,000,000 shares of Common Stock to employees, directors, consultants and agents of the Company. The Company believes awards under the 2007 Plan align the interests of its employees with those of its shareholders. At January 2, 2011, 5,884,990 stock options were outstanding under the 2007 Plan.
Activity under the 2007 Plan from December 28, 2008, through January 2, 2011 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Outstanding at December 28, 2008	2,845,920	$1.22	8.8	-0-
Granted	3,979,990	$0.20	8.2
Canceled	(2,360,920)	$1.22
Forfeited	(545,000)	$1.11

Outstanding at December 27, 2009	3,919,990	$0.20	8.2	-0-
Granted	2,070,000	$0.16	9.3
Canceled	—	$—
Forfeited	(105,000)	$0.20

Outstanding at January 2, 2011	5,884,990	$0.19	7.9	$200,500

The options outstanding and exercisable at January 2, 2011 were as follows:

	Options Outstanding		Options Exercisable
		Weighted
		Average
		Remaining
Number of	Exercise	Contractual	Number of
Options	Price	Term	Options	Exercise Price
3,814,990	$0.20	7.2	3,800,439	$0.20
2,070,000	$0.16	9.3	2,070,000	$0.16
The aggregate intrinsic value in the table above represents the total intrinsic value, based on the Company’s closing stock price of $0.22 as of January 2, 2011 which would have been received by the options holders had all option holders exercise their options as of that date. At January 2, 2011 there was $8,785 of total unrecognized compensation cost related to non-vested options granted under the 2007 Plan. This cost will be recognized over the next two months.

On July 1st, 2010, the majority of shares represented at the Company’s annual meeting approved a 3,000,000 increase in the number of shares of Common Stock reserved for issuance under the 2007 Plan to 9,000,000 shares.
Administration
The Compensation Committee of the Board, or the Board in the absence of such a committee, will administer the 2007 Plan. Subject to the terms of the 2007 Plan, the Compensation Committee has complete authority and discretion to determine the terms of awards under the 2007 Plan.
Grants
The 2007 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code, as amended, and stock appreciation rights, as described below:
•	Options granted under the 2007 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable and other terms and conditions.

•	The 2007 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights (SARs) entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.
Duration, Amendment and Termination
The Board has the power to amend, suspend or terminate the 2007 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2007 Plan would terminate ten years after it is adopted.
Other Equity Awards
On April 1st, 2010 the Company’s Board of Directors approved the grant of non-qualified stock options to purchase 600,000 shares of the Company’s common stock with an exercise price of $0.19 and a vesting schedule of equal amounts over the four months following the grant date to Mr. Richard Fisher. This grant was pursuant to the terms of his consulting agreement with the Company. As a result of this grant the Company recognized an expense of $39,853.
On June 12, 2010, the Board of Directors approved the grant of 10,000 Series “B” Preferred Shares to Summit Trading Limited in accordance with their service agreement to provide investor relations and public relations services to the Company. The preferred shares were fully vested upon execution of the agreement. The face value of the preferred shares is $100 per share and the conversion price to common stock is $0.23. The Company terminated the agreement on December 8, 2010 which such cancelation reduced the number of preferred shares to be issued to Summit Trading Limited by one-half to 5,000 shares. As a result of this grant, General and Administrative expenses include $500,000 of stock-based compensation expense.

On June 30th, 2010 the Company’s Board of Directors awarded to its vendors, executives, Board of Directors and employees, non-qualified stock options to purchase 7,703,673 shares of the Company’s common stock with an exercise price of $0.19. The vesting schedule varies from one year to three years. As a result of this grant, the Company will recognize an expense in the total amount of $1,519,255 over the vesting period. At January 2, 2011 there was $850,281 of total unrecognized compensation cost related to non-vested options granted outside of any Plan. This cost will be recognized over approximately 30 months.
On November 17, 2010 the Company’s Board of Directors awarded to Jeffrey Bonasia, a marketing consultant, non-qualified stock options to purchase 250,000 shares of the Company’s common stock with an exercise price of $0.27. The vesting schedule is over a five month period pursuant to his consulting agreement with the Company. The Company will recognize an expense in the total amount of $55,631 over the vesting period.
On April 27, 2011 the Company’s Board of Directors awarded the following grants:

		Number of	Exercise
Name	Type	Shares	Price	Termination	Vesting Schedule
Charles Yelen	Warrant	10,000	$0.16	5 years from the date of grant	All shares vest upon date of grant

Charles Yelen	Warrant	10,000 to be granted upon the opening of each of three stores	Market closing price at grant	5 years from the date of grant	All shares vest upon date of grant

Charles Yelen	Warrant	2,000 to be granted upon the opening of each of store after the third store	Market closing price at grant	5 years from the date of grant	All shares vest upon date of grant

Jeffrey Bonasia	Non-Qualified stock options	500,000	$0.16	5 years from the date of grant	Equal monthly amounts for 24 months following the date of the grant.

Health Corp	Shares of common stock	20,000	None	None	None

MK3	Non-qualified stock options	69,625	$0.16	10 years from the date of grant	All shares vest upon date of the grant

John Howell	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

Raymund C. King	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant

Paul W. Essex	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

William A. Chatfield	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

William J. Blalock	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

Mark R. Milliken	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

Stacey Bell	Non-qualified stock options	25,000	$0.16	5 years from the date of grant	Equal monthly amounts for 12 months following the date of the grant.

Director Compensation
On February 12, 2008, our Board of Directors approved the following compensation for non-employee directors:
(a) Each non-employee director shall be granted non-qualified options to purchase 100,000 shares of common stock at an exercise price equal to the closing stock price on February 11, 2008. Such grant shall represent a tri-annual retainer for the 2008, 2009 and 2010 fiscal years. The options granted shall vest weekly over 36 months and shall expire February 11, 2018.
(b) Each non-employee director who serves as chairman of the Audit, Compensation or Nominating and Corporate Governance committee shall receive an annual grant of non-qualified options to purchase 3,000 shares of common stock. All other members of each committee shall receive an annual grant of non-qualified options to purchase 2,500 shares of common stock.
On June 30th, 2010, each Director was issued non-qualified stock options to purchase 500,000 shares of the Company’s common stock with an exercise price of $0.19. The vesting schedule is monthly over one year. As a result of this grant, the Company will record an expense of $394,400 over the vesting period. Our directors are reimbursed for reasonable and necessary out-of-pocket expenses incurred in connection with their service to us, including travel expenses.

	Stock Awards	Stock Awards
	2009	2010
Robert Grayson	$9,377	$98,606
Mark Giresi	$9,377	$98,606
Keith Mueller	$-0-	$98,606
Richard Golden	$-0-	$98,606
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Directors and Officers of UFood
In May 2006, KnowFat entered into an agreement with George Naddaff, Chairman and CEO, by which Mr. Naddaff received a warrant to purchase up to 184,533 shares of KnowFat common stock in exchange for Mr. Naddaff’s personal guaranty of KnowFat’s credit obligations to the Bank.
UFood’s directors have received stock option grants and reimbursement of certain expenses. See “Director Compensation” above. Two of our directors are also executive officers. Messrs. Naddaff, and Cocotas have entered into employment agreements with us, and each receives compensation thereunder. See “Agreements with Executive Officers and Consultants” above.
Board Independence
Although we are not currently subject to the listing standards of any exchange or to the SEC rules pertaining to director independence, we believe that Messrs. Grayson and Giresi are “independent” directors as that term is defined by applicable listing standards of the Nasdaq stock market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee definition of Rule 16b-3 promulgated under the Exchange Act.
PLAN OF DISTRIBUTION
This prospectus relates to the resale of up to 20,000,000 shares issued pursuant to the Equity Purchase Agreement held by Selling Security Holder.
Selling Security Holder may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Selling Security Holder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
To the extent permitted by law, Selling Security Holder may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
Selling Security Holder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, Selling Security Holder. In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by Selling Security Holder. Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
Neither the Equity Purchase Agreement nor any rights or obligations of the parties under the Equity Purchase Agreement may be assigned by Selling Security Holder to any other person.
We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by Selling Security Holder.
Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by Selling Security Holder. We will file a supplement to this prospectus if Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.
Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of Selling Security Holder. Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.
Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement. In connection with the Equity Purchase Agreement, no fees were paid Southridge, but we issued 133,333 shares of our restricted common stock to Southridge as additional consideration.
We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Southridge to pay these expenses. We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $37,745. We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge. We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement.
DESCRIPTION OF SECURITIES
Authorized Capital Stock
Our amended and restated Articles of Incorporation provide for the issuance of 310,000,000 shares of capital stock, of which 300,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are blank-check preferred stock.
Equity Securities Issued and Outstanding
As of September 22, 2011, there were issued and outstanding:

•	47,410,037 shares of common stock;

•	51,925 Shares of Series A Preferred Stock and 34,285 Shares of Series B Preferred Stock;

•	Options to purchase 15,043,904 shares of common stock:

•	12,429,258 of which options are currently vested and exercisable; and

•	2,614,646 of which options will vest through June 2013; and

•	Warrants to purchase 50,960,773 shares of common stock, 22,207,692 of which are not currently exercisable.

Description of Common Stock
The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise provided by law, the holders of common stock vote as one class. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted holders of any preferred stock, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. The amended and restated Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the Board from time to time, the common stock holders will be entitled to share pro rata such cash dividends as may be declared from time to time by the Board from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon liquidation, dissolution or winding up of our Company, the common stock holders will be entitled to receive pro rata all assets available for distribution to such holders. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. Our common stock is traded on the OTC Bulletin Board under the symbol “UFFC.OB.”

Description of Preferred Stock
We are authorized to issue 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share, (i) 60,000 of which have been designated as Series A 8% Convertible Preferred Stock (“Series A Preferred Stock”), 56,925 shares of which are outstanding, and (ii) 70,000 of which have been designated as Series B 8% Convertible Preferred Stock (“Series B Preferred Stock”), 39,400 shares of which are outstanding. Our Board of Directors is vested with authority to divide the undesignated shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of undesignated preferred stock will be determined by our Board of Directors, without the necessity of obtaining approval of the stockholders.
Series A Preferred Stock
The stated value per share of Series A Preferred Stock is $100. The holders of Series A Preferred stock are entitled to receive cumulative dividends at the rate per share (as a percentage of the state value per share) of 8% per annum, compounded annually, payable upon a liquidation, dissolution or winding-up of the Company. Payment of accrued dividends on the Series A Preferred Stock shall be made a pro rata, pari passu basis with the Series B Preferred Stock. The holders of shares of Series A Preferred Stock shall vote with all other stockholders of the Company, on all matters voted on by the stockholders of the Company, with each such holder entitled to one vote per share of Series A Preferred Stock. In addition, the Company may not take certain actions without the consent of the holders of a majority of the outstanding Series A Preferred Stock. Upon a liquidation, dissolution or winding-up of the Company, the holders Series A Preferred Stock (pari passu with the holder of Series B Preferred Stock) will be entitled to a priority distribution equal to the greater of (i) 120% of the stated value of the Series A Preferred Stock plus accrued but unpaid dividends or (ii) an amount equal to 20% of the amount of the stated value of the Series A Preferred Stock plus accrued but unpaid dividends and then, on an as-converted basis with the holders of the Common Stock, to a pro rata share of the remaining proceeds available for distribution. A merger, consolidation, sale of substantially all of the assets of the Company or other business combination of the Company shall not be a deemed liquidation, unless agreed to in writing by the holder of Series A Preferred Stock. Each holder of Series A Preferred Stock may convert his, her or its shares of Series A Preferred Stock into shares of Common Stock at a conversion price equal to $0.13 (“Series A Conversion Price”). The number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series A Conversion Price is also subject to a weighted average price protection. The Company may, at its election, require the conversion of the Series A Preferred Stock to shares of Common Stock at the Series A Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series A Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.
Series B Preferred Stock
The stated value per share of Series B Preferred Stock is $100. The holders of Series B Preferred stock are entitled to receive cumulative dividends at the rate per share (as a percentage of the state value per share) of 8% per annum, compounded annually, payable upon a liquidation, dissolution or winding-up of the Company. Payment of accrued dividends on the Series B Preferred Stock shall be made a pro rata, pari passu basis with the Series A Preferred Stock. Except as required by law, the Series B Preferred Stock shall have no voting rights; provided, however, that the Company may not take certain actions without the consent of the holders of a majority of the outstanding Series B Preferred Stock. Upon a liquidation, dissolution or winding-up of the Company, the holders Series B Preferred Stock (pari passu with the holder of Series A Preferred Stock) will be entitled to a priority distribution equal to the greater of (i) 120% of the stated value of the Series B Preferred Stock plus accrued but unpaid dividends or (ii) an amount equal to 20% of the amount of the stated value of the Series B Preferred Stock plus accrued but unpaid dividends and then, on an as-converted basis with the holders of the Common Stock, to a pro rata share of the remaining proceeds available for distribution. A merger, consolidation, sale of substantially all of the assets of the Company or other business combination of the Company shall not be a deemed liquidation, unless agreed to in writing by the holder of Series B Preferred Stock. Each holder of Series B Preferred Stock may convert his, her or its shares of Series B Preferred Stock into shares of Common Stock at a conversion price equal to $0.23 (“Series B Conversion Price”). The number of shares of Common Stock into which the Series B Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series B Conversion Price is also subject to a weighted average price protection. The Company may, at its election, require the conversion of the Series B Preferred Stock to shares of Common Stock at the Series B Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series B Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.
Description of Options
The options to purchase shares of our common stock under the 2004 Plan were issued to former KnowFat option holders. All of these options became immediately exercisable upon consummation of the merger, and no further options will be granted under the 2004 Plan.

The options to purchase shares of our common stock under the 2007 Plan were issued to our executive officers and certain employees. On February 12, 2008, our Board of Directors approved an increase in the number of shares of common stock reserved for issuance under the 2007 Plan to 6,000,000 shares. The increase was approved by shareholders at a meeting of stockholders on August 29, 2008. We may grant options to purchase up to an additional 2,080,010 shares of common stock pursuant to the 2007 Plan. See “Market for Common Equity and Related Stockholder Matters—Securities Authorized for Issuance under Equity Compensation Plans” above and Note 8, Stock-Based Compensation, of Notes to our 2010 Consolidated Financial Statements.
Description of Warrants
There are currently 50,960,773 warrants outstanding representing the right to purchase 28,753,081 shares that are currently exercisable, as follows:

	(B)
	Warrants
	Included in	(C)	(D)
(A)	Column (A)	Warrants Included	Number of Shares of
Number of	That Are	in Column (A)	Common Stock		Exercise
Warrants	Currently	Exercisable by	Issuable Upon		Price per		Expiration
Outstanding	Exercisable	Cashless Exercise	Exercise of Warrants		Share		Date
5,120,088	5,120,088	5,120,088	5,120,088	(1)	$0.54	(2)	December	2012
431,500	431,500	431,500	431,500	(1)	$0.54	(2)	January	2013
963,500	963,500	963,500	963,500	(1)	$0.54	(2)	February	2013
995,500	995,500	995,500	995,500	(1)	$0.54	(2)	March	2013
2,916,666	2,916,666	—	2,916,666		$1.25		April	2013
2,988,200	2,988,200	2,988,200	2,988,200		$0.45	(2)	December	2014
281,483	281,483	—	281,483		$1.00		November	2015
17,850,000	5,100,000	—	17,850,000		$0.09		March	2015
13,394,615	3,936,923	—	13,779,231		$0.09		April	2015
184,533	184,533	—	184,533		$1.00		May	2016
141,210	141,210	—	141,210		$1.00		December	2016
5,683,478	5,683,478	—	5,683,478	(3)	$0.29		October	2015
10,000	10,000	—	10,000		$0.16		April	2016

50,960,773	28,753,081	10,498,788	50,960,773

Total

(1)	Warrants may be exercised in a cashless exercise any time after dates ranging between December 2008 through March 2009 only if a registration statement covering the resale of the underlying shares is not available. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

(2)	As a result of the Company’s recent private placement, the exercise price of the warrants was reduced pursuant to the terms of such warrants.

(3)	Warrants may be exercised in a cashless exercise any time after the earlier of (i) the one year anniversary of the date of the warrant, and (ii) the completion of the then-applicable holding period required by Rule 144, only if a registration statement covering the resale of the underlying shares is not available. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.
The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The warrants also benefit from weighted average price protection for the term of the warrants in the event that we issue additional shares of common stock (or securities convertible into common stock) (with certain exceptions) without consideration or for a consideration per share less than the exercise price of the warrants then in effect.
Registration Rights
Registration Rights Granted in Connection with the 2009 Private Placement
In connection with the closing of the private placement which closed on March 19, 2009 and April 20, 2009, we entered into registration rights agreements with the investors in that offering, under the terms of which we committed to file a registration statement, within 45 days from the first closing of the offering, covering the resale of the common stock: (i) issuable upon conversion of the debentures issued in connection with the private placement (the “Debentures”); (ii) issuable as in kind interest due under the

Debentures; and (iii) issuable upon exercise of the warrants issued in connection with the private placement, and to use reasonable best efforts to cause such registration statement to become effective as promptly as possible. Also, we agreed to use reasonable best efforts to maintain the effectiveness of such registration statement until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. Interest is payable under the Debentures quarterly in cash or, at our option, in shares of our common stock at a conversion rate equal to fair market value of our common stock on the interest payment date. On May 1, 2009, we filed a registration statement with the SEC to register the shares described above. The registration statement, as amended, was declared effective by the SEC on September 4, 2009.
Registration Rights Granted in Connection with the 2010 Private Placement
In connection with the closing of the Private Placement which closed on October 4, 2010 and October 29, 2010, we entered into registration rights agreements with the investors in that offering, under the terms of which we committed to file a registration statement, within 90 days from the date of each closing of the offering, covering the resale of the common stock: (i) issuable upon conversion of the Series B Preferred Stock; (ii) issuable as in dividends on the Series B Preferred Stock; and (iii) issuable upon exercise of the Warrants, and to use reasonable best efforts to cause such registration statement to become effective as promptly as possible. Also, we agreed to use reasonable best efforts to maintain the effectiveness of such registration statement until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. Dividends on the Series B Preferred Stock are payable in cash upon the liquidation, dissolution or winding up of the company or in shares of our common stock upon the conversion of the Series B Preferred Stock at the same conversion rate as the Series B Preferred Stock. For the purpose of the registration statement, we assumed that dividends will accrue on the Series B Preferred Stock for one year before being converted into common stock. On December 29, 2010, we filed a registration state with the SEC to register the shares described above. The registration statement, as amended, was declared effective by the SEC on June 21, 2011.
Registration Rights In Connection with the Equity Purchase Agreement
In connection with the Equity Purchase Agreement, we entered into a registration rights agreement with Southridge under which we committed to file a registration statement within 30 days from the date of the registration rights agreement covering the resale of the common stock sold to Southridge under the Equity Purchase Agreement. Also, we agreed to use all commercially reasonable efforts to (i) cause the registration statement to become effective within five (5) business days after notice from the SEC that it may be declared effective and (ii) to maintain the effectiveness of such registration statement until the earlier of (A) the date that is three months after the completion of the last sale of shares under the Equity Purchase Agreement, (B) the date when Southridge may sell all shares of common stock it purchased pursuant to the Equity Purchase Agreement under Rule 144 without volume limitations, and (C) the date Southridge no longer owns any shares of common stock purchased under the Equity Purchase Agreement. Notwithstanding the foregoing, Southridge may not resell, under Rule 144 the shares of our common stock it purchases pursuant to the Equity Purchase Agreement due to its status as an “underwriter” with respect to such shares.
The registration statement of which this prospectus forms a part was filed pursuant to the registration rights granted in connection with the Equity Purchase Agreement.
Registration Rights Granted in Connection with the 2008 Corporate Awareness Campaign
In May 2008, we commenced a corporate awareness campaign in the investment community. In connection with this campaign, we entered into service agreements with a number of investor relations and public relations firms, under which we issued to the service providers an aggregate of 740,000 shares of our common stock and warrants to purchase an aggregate of 2,916,666 shares of our common stock in partial payment for their services and granted them “piggyback” registration rights entitling them to include their shares in the registration statement required to be filed following the closing of the 2009 Private Placement. Of the total number of shares and warrants issued to the investor relations and public relations firms, 346,250 shares of our common stock and warrants to purchase an aggregate of 1,114,583 shares of our common stock were vested as of January 7, 2009 and were included in the registration statement filed with the SEC on June 27, 2008 and, as amended, declared effective by the SEC on January 12, 2009. 268,750 additional shares of common stock and warrants to purchase an additional 427,084 shares of our common stock were included in a registration statement filed with the SEC on May 1, 2009 and, as amended, declared effective by the SEC on September 4, 2009.

Registration Rights Granted in Connection with the 2010 Corporate Awareness Campaign
In June 2010, we commenced another corporate awareness campaign. In connection with this campaign, we entered into a payment agreement with Summit Trading Limited (“Summit”), under which we issued to Summit an aggregate of 10,000 shares of our Series B Preferred Stock in payment for its services and granted Summit “piggyback” registration rights entitling it to include its shares in the registration statement required to be filed following the closing of the Private Placement. On December 8, 2010, we terminated the agreement with Summit and, in accordance with the agreement, 5,000 of the shares of Series B Preferred Stock previously issued to Summit were cancelled. 2,173,913 shares of common stock underlying the 5,000 shares of Series B Preferred Stock held by Summit and 173,913 shares of common stock issuable for accrued dividends upon the conversion of Series B Preferred Stock issued to Summit are included in the registration statement of which this prospectus forms a part.
The registration statement of which this prospectus forms a part was filed pursuant to the registration rights granted in connection with the Private Placement as well as those granted in connection with the 2010 corporate awareness campaign.
Anti-Takeover Effects of Provisions of Nevada State Law
We may be or in the future we may become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. We currently have approximately 400 stockholders.
The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.
The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.
If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.
In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.
The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our board of directors.
Transfer Agent
The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212) 509-4000.

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Ballard Spahr LLP, 100 North City Parkway, Suite 1750, Las Vegas, Nevada 89106-4617.
EXPERTS
The consolidated financial statements for the fiscal years ended January 2, 2011, and December 27, 2009, included in the registration statement have been audited by CCR LLP, independent registered public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports, quarterly reports, current reports and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 on official business days between the hours of 10:00 am and 3:00 pm. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-1 under the Securities Act to register the shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Under the Nevada Revised Statutes, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:
•	His act or failure to act constituted a breach of his fiduciary duty as a director or officer; and

•	His breach of these duties involved intentional misconduct, fraud or a knowing violation of law.
Nevada law allows corporations to provide broad indemnification to its officers and directors. At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
UFOOD RESTAURANT GROUP, INC.
For The Fiscal Years Ended January 2, 2011 and December 27, 2009
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
UFOOD RESTAURANT GROUP, INC.
For The Six Months Period Ended July 3, 2011 — unaudited

Consolidated Balance Sheets	F-30 - F-31

Consolidated Statements of Operations	F-32

Consolidated Statements of Cash Flows	F-33

Consolidated Statements of Changes of Stockholders’ Equity	F-34

Notes to Consolidated Financial Statements	F-35 - F51

EX-101 INSTANCE DOCUMENT

EX-101 SCHEMA DOCUMENT

EX-101 CALCULATION LINKBASE DOCUMENT

EX-101 LABELS LINKBASE DOCUMENT

EX-101 PRESENTATION LINKBASE DOCUMENT

EX-101 DEFINITION LINKBASE DOCUMENT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders of UFood Restaurant Group, Inc:
We have audited the accompanying consolidated balance sheets of UFood Restaurant Group, Inc and Subsidiary (the Company) as of January 2, 2011 and December 27, 2009, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UFood Restaurant Group, Inc and Subsidiary as of January 2, 2011 and December 27, 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note No. 15, the consolidated financial statements as of and for the fiscal year ended January 2, 2011 been restated.
/s/ CCR LLP
Westborough, Massachusetts
March 18, 2011, except for Note No. 15 which is May 18, 2011

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
January 2, 2011 and December 27, 2009
Assets

	2010
	Restated	2009
ASSETS

Current assets:
Cash and cash equivalents	$2,797,452	$2,278,427
Restricted cash	40,041	60,425
Accounts receivable, net	8,334	180,134
Inventories	118,324	123,648
Prepaid expenses and other current assets	78,310	68,605

	3,042,461	2,711,239

Property and equipment:
Equipment	1,006,238	937,857
Furniture and fixtures	210,251	202,205
Leasehold improvements	1,722,654	1,744,594
Website development costs	27,050	37,050

	2,966,193	2,921,706
Accumulated depreciation and amortization	1,863,148	1,560,402

	1,103,045	1,361,304

Other assets:
Deferred financing costs, net	7,717	757,873
Goodwill	75,363	75,363
Other	84,382	86,560

	167,462	919,796

Total assets	$4,312,968	$4,992,339

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
January 2, 2011 and December 27, 2009
Liabilities and Stockholders’ Equity

	2010
	Restated	2009
LIABILITIES
Current liabilities:
Current portion of long-term debt	$450,000	$857,882
Current portion of capital lease obligations	27,496	58,820
Accounts payable	279,102	285,150
Franchisee deposits	80,000	157,500
Accrued dividends	225,779	—
Accrued expenses and other current liabilities	165,632	157,870

	1,228,009	1,517,222

Long-term liabilities:
Long-term debt	62,120	3,044,001
Warrant liability	1,451,669	3,750
Capital lease obligations	17,844	39,071
Other noncurrent liabilities	83,716	276,920

	1,615,349	3,363,742

Total liabilities	2,843,358	4,880,964

EQUITY

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, Series “A” 56,925 shares issued and outstanding	57	—
Series “B” 39,400 shares issued and outstanding	39	—
Common stock, $0.001 par value, 300,000,000 shares authorized, 40,487,294 and 37,934,907 shares issued and outstanding, respectively	40,487	37,935
Additional paid-in capital	42,845,625	25,589,311
Accumulated deficit	(41,416,598)	(25,515,871)

Total stockholders’ equity	1,469,610	111,375

Total liabilities and stockholders’ equity	$4,312,968	$4,992,339

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Statements of Operations
For the Fiscal Years Ended January 2, 2011 and December 27, 2009

	2010	2009
Revenues:
Store sales	$4,518,308	$4,632,651
Franchise royalties and fees	312,589	429,537
Other revenue	112,042	388,648

	4,942,939	5,450,836

Costs and expenses:
Store operating expenses:
Food and paper costs	1,332,303	1,336,240
Cost of Goods sold	328,550	344,219
Labor	1,284,751	1,354,101
Occupancy	397,944	554,923
Other store operating expenses	814,333	778,155
General and administrative expenses	4,129,282	3,696,425
Advertising, marketing and promotion expenses	233,457	219,360
Depreciation and amortization	325,952	407,593
Impairment of goodwill	—	136,000
Loss on disposal of assets	25,782	88,997

Total costs and expenses	8,872,354	8,916,013

Operating loss	(3,929,415)	(3,465,177)

Other income (expense):
Interest income	7,088	20,709
Interest expense	(3,894,875)	(955,016)
Other (expense) income	(371,820)	442,133

Other income (expense), net	(4,259,607)	(492,174)

Loss before income taxes	(8,189,022)	(3,957,351)
Income taxes	—	—

Net loss	$(8,189,022)	$(3,957,351)
Dividends on preferred stock	(225,779)	—

Net loss attributable to common stockholders	$(8,414,801)	$(3,957,351)

Basic and diluted earnings (loss) per share	$(0.21)	$(0.11)

Weighted average number of shares outstanding — basic and diluted	39,184,919	35,320,547
See accompanying notes

UFOOD RESTAURANT GROUP, INC.
and SUBSIDIARY
Consolidated Statements of Changes in Stockholders’ Equity
For the Twelve Months ended January 2, 2011 and December 27, 2009

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total

Balances, December 28, 2008 as filed	—	—	34,818,490	34,818	24,998,924	(24,717,544)	316,198
Cumulative effect of reclassification of warrants to warrants liabilities	—	—	—	—	(3,512,272)	3,159,024	(353,248)
Common stock issued for marketing and promotional services	—	—	—	—	150,920	—	150,920
Common stock issued for interest payment	—	—	2,982,671	2,983	312,995	—	315,978
Exercise of stock options into common stock	—	—	7,618	8	45	—	53
Common stock issued for franchise sales commission	—	—	82,895	83	14,917	—	15,000
Stock-based compensation	—	—	—	—	483,625	—	483,625
Issuance of warrants and beneficial conversion feature in connection	—	—	—	—	3,130,200	—	3,130,200
Forfeitures of common stock	—	—	(33,690)	(34)	34	—	—
Exercised debentures into common stock	—	—	76,923	77	9,923	—	10,000
Net loss for year ended December 27, 2009	—	—	—	—	—	(3,957,351)	(3,957,351)

Balances, December 27, 2009	—	—	37,934,907	$37,935	$25,589,311	$(25,515,871)	$111,375

Preferred stock series “A” issued	56,925	57	—	—	5,692,443	—	5,692,500
Preferred stock series “B” issued	34,400	34	—	—	2,953,703	—	2,953,737
Preferred stock series “B” issued for promotional services	5,000	5	—	—	499,995	—	500,000
Common stock issued for consulting, marketing, & promotional services	—	—	380,000	380	216,218	—	216,598
Common stock issued for interest payment	—	—	1,297,236	1,297	311,587	—	312,884
Stock-based compensation	—	—	—	—	1,055,569	—	1,055,569
Forfeitures of common stock	—	—	(1,773)	(2)	2	—	—
Exercised debentures & warrants into common stock	—	—	876,924	877	116,969	—	117,846
Change in the warrants’ fair value	—	—	—	—	4,616,401	—	4,616,401
Beneficial conversion feature- deemed dividend	—	—	—	—	1,793,428	(1,793,428)	—
Dividends on preferred stock	—	—	—	—	—	(225,779)	(225,779)
Extinguishment of Debt	—	—	—	—	—	(5,692,500)	(5,692,500)
Net loss for the year ended January 2, 2011	—	—	—	—	—	(8,189,022)	(8,189,022)

Balances, January 2, 2011 (Restated)	96,325	$96	40,487,294	$40,487	$42,845,625	$(41,416,598)	$1,469,610

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
For the Fiscal Years Ended January 2, 2011 and December 27, 2009

	2010	2009
Cash flows from operating activities:
Net loss	$(8,189,022)	$(3,957,351)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	325,952	407,593
Adjustment to straight-line rent	(149,912)	—
Amortization of beneficial conversion feature	2,673,952	310,201
Amortization of deferred financing costs	750,155	266,176
Provision for doubtful accounts	(10,254)	161,424
Impairment of goodwill	—	136,000
Loss on disposal of assets	25,782	88,997
Change in value of warrant liability	1,447,919	(349,498)
Stock-based compensation	1,055,569	483,625
Non-cash promotion expenses	716,598	158,302
Non-cash interest payments	312,884	315,976
Gain on extinguishment of debt	(5,692,500)	(74,967)
Change in fair value of warrants (debenture exchange)	4,616,401	—
Increase (decrease) in cash from changes in assets and liabilities:
Accounts receivable	182,054	(189,185)
Inventories	5,323	18,159
Prepaid expenses and other current assets	295	11,052
Other assets and noncurrent liabilities	2,179	2,640
Accounts payable	(6,048)	(248,269)
Franchisee deposits	(77,500)	(542,500)
Accrued expenses and other current liabilities	(35,530)	(187,766)

Net cash used in operating activities	(2,045,702)	(3,189,391)

Cash flows from investing activities:
Proceeds from sale of assets	—	5,600
Acquisition of property and equipment	(95,311)	(116,910)

Net cash used in investing activities	(95,311)	(111,310)

Cash flows from financing activities:
Proceeds from exercise of options	—	53
Proceeds from issuance of common stock	53,846	—
Proceeds from issuance of preferred stock, net of issuance costs	3,054,405	—
Proceeds from issuance of convertible debt	—	5,874,000
Payments for financing costs	—	(1,001,220)
Payments on long-term debt	(407,882)	(375,511)
Payments on capital lease obligations	(60,715)	(62,810)
Decrease in restricted cash	20,384	357,065

Net cash provided by financing activities	2,660,038	4,791,577

Increase in cash and cash equivalents	519,025	1,490,876
Cash and cash equivalents — beginning of year	2,278,427	787,551

Cash and cash equivalents —end of the year-	2,797,452	2,278,427

See accompanying notes

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
1. Nature of Operations and Basis of Presentation
UFood Restaurant Group, Inc. was incorporated in the State of Nevada on February 8, 2006 as Axxent Media Corp. Prior to December 18, 2007, UFood was a development stage company headquartered in Vancouver, Canada. As Axxent Media Corp., the Company’s business was to obtain reproduction and distribution rights to foreign films within North America and also to obtain the foreign rights to North American films for reproduction and distribution to foreign countries. On August 8, 2007, the Company changed its name to UFood Franchise Company, and on September 25, 2007, changed its name to UFood Restaurant Group, Inc. (UFood or the Company).
On December 18, 2007, (Merger Date) pursuant to the terms of an Agreement and Plan of Merger and Reorganization, a wholly-owned subsidiary of the Company merged with and into KnowFat Franchise Company, Inc. (KnowFat). Following the merger (the Merger), UFood continued KnowFat’s business operations as a franchisor and operator of fast-casual food service restaurants that capitalize on consumer demands for great tasting food with healthy attributes. As of January 2, 2011, the Company’s operations consisted of four Company-owned restaurants and four franchise-owned locations. One of the franchise-owned locations was operated by the Company pursuant to a management series agreement. On the Merger Date, each share of KnowFat common stock issued and outstanding immediately prior to the Merger was exchanged for 1.52350763 shares of UFood Common Stock. All share amounts have been adjusted to reflect the effect of the share exchange.
As shown in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations and negative cash flows from operations. Over the past few years, the Company’s operations have been funded through a combination of private equity and debt financing. As of January 2, 2011, the Company had approximately $2,797,000 of unrestricted cash. Based on current trends, management believes that additional franchises will be sold within the next twelve months, and that the additional capital raised will be sufficient to support activities though 2011. The Company is subject to a number of risks similar to those of other companies in its industry, including dependence on key individuals, competition from substitute products, the successful attraction of franchisee, and the ability to obtain adequate additional financing necessary to fund continuing operations. The Company is currently in the process of raising additional equity capital.
2. Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements of UFood Restaurant Group, Inc. and its subsidiary consist of the accounts of UFood Restaurant Group, Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
Fiscal Year
Our fiscal year ends on the Sunday nearest to December 31 of each year. As a result, every five or six years our fiscal year contains 53 calendar weeks. Fiscal 2010 contained 53weeks, whereas fiscal 2009 contained 52 weeks. While certain expenses increased in direct relationship to additional revenue from the 53rd week, other costs

(for example, depreciation and other fixed costs) are recorded on a calendar month basis. Therefore, the impact of the additional week is not necessarily indicative of a typical relationship of expenses to revenues measured over a longer period of comparison, such as a fiscal month or a fiscal quarter. The Company’s fiscal year ended on January 2, 2011 and December 27, 2009, with 53 and 52 weeks respectively.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.
Cash Equivalents
Cash equivalents represent highly liquid instruments with original maturities of three months or less when purchased. Cash equivalents consist of money market accounts at January 2, 2011 and December 27, 2009. At January 2, 2011 restricted cash was comprised of $40,041 used to collateralize a standby letter of credit.
Inventories
Inventories, which primarily consist of food products, paper goods and supplies and vitamins and supplements for resale, are stated at the lower of cost or market, with cost determined by the average cost method.
Deferred Financing Costs
Deferred financing costs represent costs paid to third parties in order to obtain long-term financing and have been included in other assets. Deferred financing costs are amortized over the life of the related debt. Amortization expense related to these costs were $750,155 and $266,176 for the years ended January 2, 2011 and December 27, 2009, respectively, and is included in interest expense. The significant increase in the deferred financing costs amortization was due to the extinguishment of debt related to the conversion of the Debentures into Series “A” preferred stock.
Property and Equipment
Property, equipment and leaseholds are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the related reasonably assured lease term. The estimated useful lives used for financial statement purposes are:

Leasehold improvements	5 years, or over life of lease, whichever is shorter
Equipment	5 years
Furniture and fixtures	5 years
Website development costs	3 years
Upon retirement or sale, the cost of assets disposed and their related accumulated depreciation are removed from the accounts. Any resulting gain or loss is credited or charged to operations. Maintenance and repairs are charged to expense when incurred, while betterments are capitalized. The total amounts expensed for maintenance and repairs were $90,700 and $71,038 for the fiscal years ended January 2, 2011 and December 27, 2009, respectively.

Goodwill and Other Intangible Assets
We account for goodwill and other intangible assets under ASC No. 805, Business Combinations, and ASC No. 350-20 to 30, Goodwill and Other Intangible Assets. ASC No. 805 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that certain intangible assets acquired in a business combination be recognized as assets apart from goodwill. Under ASC No. 350-20 to 30, purchased goodwill and intangible assets with indefinite lives are not amortized, but instead tested for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill attributable to our franchise operations segment is evaluated by comparing the Company’s fair market value, determined based upon quoted market prices of the Company’s equity securities, to the carrying amount of goodwill. The Goodwill attributable to our franchise operations segment was impaired due to the decision to not renew the lease agreement for a property originally leased as a training facility. The carrying amount of the goodwill attributable to franchise operations exceeded its implied fair value and the Company recognized a non-cash impairment charge of $136,000, during the year ended December 27, 2009. Goodwill attributable to our store operations segment is evaluated on a restaurant-by-restaurant basis by comparing the restaurant’s estimated fair value to the carrying value of the restaurant’s underlying net assets inclusive of goodwill. Fair value is determined based upon the restaurant’s estimated future cash flows. Future cash flows are estimated based upon a restaurant’s historical operating performance and management’s estimates of future revenues and expenses over the period of time that the Company expects to operate the restaurant, which generally coincides with the initial term of the restaurant’s lease but which may take into account the restaurant’s first lease renewal period up to 5 years. The estimate of a restaurant’s future cash flows may also include an estimate of the restaurant’s terminal value, determined by applying a capitalization rate to the restaurant’s estimated cash flows during the last year of the forecast period. The capitalization rate used by the Company was determined based upon the restaurant’s location, cash flows and growth prospects.
As of the first day of the fourth quarter of the year ended January 2, 2011 according to our policy we have tested the carrying value of the Goodwill attributable to our store operations and no impairment was necessary. The carrying amount of goodwill may be impaired in the future if our actual operating results and cash flows fall short of our expectations.
Impairment of Long-Lived Assets
In accordance with ASC No. 360 Property, Plant and Equipment, when impairment indicators exist, the Company evaluates its long-lived assets for potential impairment. Potential impairment is assessed when there is evidence that events or changes in circumstances have occurred that indicate the carrying amount of an asset may not be recovered. When events or changes in circumstances have occurred that indicate a long-lived asset may be impaired, the Company uses estimates of future cash flows on a restaurant-by-restaurant basis to test the recoverability of its long-lived assets. Future cash flows are estimated based upon the restaurant’s historical operating performance and management’s projections of future revenues and expenses and may take into account the restaurant’s estimated terminal value. Long-lived assets may be impaired in the future if our actual operating results and cash flows fall short of our expectations.
Income Taxes
The Company completes the provision for income taxes in accordance with the accounting standard for income taxes in the Company’s consolidated financial statements and accompanying notes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date.
In accordance with the authoritative guidance on income taxes issued by the FASB, the Company establishes additional provisions for income taxes when, despite the belief that tax positions are fully supportable, there remain certain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority. In the normal course of business, the Company and its subsidiaries are examined by various Federal, State and foreign tax authorities. The Company regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of its provision for income taxes. The Company continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, the current tax liability and deferred taxes in the period in which the facts that give rise to a revision become known. The Company classifies estimated interest and penalties related to the underpayment of income taxes as a component of income taxes in the consolidated statements of operations
Revenue Recognition
The Company records revenue for Company-owned store sales upon the delivery of the related food and other products to the customer. The Company records a liability in the period in which a gift card is issued and proceeds are received. As gift cards are redeemed, this liability is reduced and revenue is recognized.
The Company follows the accounting guidance of ASC No. 952, Franchisors. Franchisee deposits represent advances on initial franchise fees prior to the opening of the franchisee location. We recognize initial franchise fee revenue when all material services we are required to perform and all material conditions we are required to satisfy have been substantially completed, which is generally the opening of the franchised location. The Company defers direct costs related to franchise sales until the related revenue is recognized; however, the deferred costs shall not exceed anticipated revenue less estimated additional related costs. Such costs include training, facilities design, menu planning and marketing. Franchise royalty revenues are recognized in the same period the relevant franchisee sales occur.
Advertising Costs
The Company expenses advertising costs as incurred. Advertising expense amounted to $60,644 in 2010 and $76,998 in 2009.
Pre-Opening Costs
All pre-opening costs directly associated with the opening of new Company-owned restaurant locations, which consist primarily of labor and food costs incurred during in-store training and preparation for opening, but exclude manager training costs which are included in other operating expenses, are expensed when incurred.
Rent Expense
The Company recognizes rent expense on a straight-line basis over the reasonably assured lease term as defined in ASC No. 840, Leases. The reasonably assured lease term on most of the Company’s leases is the initial non-cancelable lease term, which generally equates to between 5 and 10 years. In addition, certain of the Company’s lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy. The Company includes any rent escalations and other rent holidays in its determination of straight-line rent expense. Therefore, rent expense for new locations is charged to expense upon the commencement date of the lease.

Earnings Per Share Data
Earnings per share are based on the weighted average number of shares outstanding during the period after consideration of the dilutive effect, if any, for common stock equivalents, including stock options, restricted stock, and other stock-based compensation. Earnings per common share are computed in accordance with ASC No. 260, Earnings Per Share, which requires companies to present basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing net income allocable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding and dilutive securities outstanding during the year.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial instruments, which include accounts receivable, accounts payable and other accrued expenses approximate their fair values due to the short-term maturity of these instruments.
Stock-Based Compensation
The Company maintains two stock-based incentive plans. The Company grants options to purchase common stock at an option price equal to the market value of the stock at the date of grant. Options generally vest over a three-year period beginning on the date of grant and have a ten-year contractual term. The Company applies the fair value recognition provisions of ASC No. 718, Compensation-Stock Compensation, which requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company uses the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them and the estimated volatility of the Company’s common stock price over the expected term.
Stock-based compensation expense recognized during the fiscal year ended January 2, 2011 totaled approximately $1,055,569 for stock options. Stock-based compensation expense recognized during the fiscal year ended December 27, 2009 totaled approximately $483,625 for stock options. Stock-based compensation expense was included in general and administrative expenses in the accompanying consolidated statements of operations.
Reclassifications
Certain accounts previously reported in the 2009 consolidated financial statements have been reclassified to facilitate comparability with the current year presentation. The reclassifications had no effect on the 2009 net loss previously reported.
3. Disposal of Assets
During 2011, the Company recorded a loss on disposal of assets of $25,782 due to the write off of leasehold improvements and equipment as a result of the move of our corporate Offices to another suite within same building.
During 2009, the Company recorded a loss on disposal of assets of $88,997 due to the write off of obsolete equipment and furniture and fixtures as a result of the closure of the Bedford, MA location.

4. Goodwill
During the year ended December 27, 2009, the goodwill attributable to our franchise operations segment was impaired due to the decision to not renew the lease agreement for a property originally leased as a training facility. The carrying amount of the goodwill attributable to franchise operations exceeded its implied fair value and the Company recognized a non-cash impairment charge of $136,000.
As of the first day of the fourth quarter of the year ended January 2, 2011 according to our policy we have tested the carrying value of the goodwill attributable to our store operations and no impairment was necessary. The carrying amount of goodwill may be impaired in the future if our actual operating results and cash flows fall short of our expectations.

		Franchise
	Store Operations	Operations
	Segment	Segment	Total
Balance as of December 28, 2008	75,363	136,000	211,363
Goodwill written off in connection with impairment test	—	(136,000)	(136,000)

Balance as of December 27, 2009	75,363	—	75,363
Goodwill written off in connection with impairment test	—	—	—

Balance as of January 2, 2011	75,363	—	75,363

5. Long-Term Debt
2008 Investor Warrants
On December 18 and 21, 2007, January 22, 2008, February 6, 2008, and March 30, 2008, the Company sold 5,720,000, 440,000, 863,000, 1,927,000, and 1,991,000 units (Units), respectively, of its securities at a price of $1.00 per Unit, in connection with five separate closings (the Closings) of its private placement of securities (the Offering). Each Unit consists of one share of common stock of the Company, par value $.001 per share (Common Stock), and a warrant to purchase one-half of one share of Common Stock (the 2008 Investor Warrants). A total of 5,470,500 2008 Investor Warrants were issued in conjunction with the closings.
The 2008 Investor Warrants provide for the purchase of shares of Common Stock for five years at an original exercise price of $1.25 per share. The 2008 Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price. As a result of the Company’s recent private placement, the exercise price of the 2008 Investor Warrants was reduced to $0.54 pursuant to the terms of such warrants.
The exercise price and number of shares of Common Stock issuable on exercise of the 2008 Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The 2008 Investor Warrants are also subject to a weighted average price protection for the term of the Investor Warrants.
Through March of 2008, the Company paid the placement agent retained in connection with the Offering (the 2008 Placement Agent) a commission of 10% of the funds raised from the investors in connection with the Closings. In addition, the 2008 Placement Agent received warrants (the 2008 Placement Agent Warrants) to purchase a number of shares of Common Stock equal to 20% of the shares of Common Stock included in the Units sold to investors. As a result of the foregoing, the 2008 Placement Agent was paid commissions of $1,294,100 and received warrants to purchase 2,988,200 shares of Common Stock. The terms of these warrants were similar to those of the 2008 Investor Warrants, except that they had a seven-year term and $1.00 original exercise price. As a result of the Company’s recent private placement, the exercise price of the 2008 Placement Agent Warrants was reduced to $0.49 pursuant to the terms of such warrants.

The Company is subject to a derivative warrant liability instrument due to the fact that the related contract is not indexed to its own stock, as specified by ASC No. 815-40, Derivatives and Hedging-Contracts in entity’s Own Equity. The derivative is accounted for and classified as a “Derivative warrant liability” within the liabilities section of the consolidated balance sheet. The change in the fair value of the derivative is included within “Other income (Loss)” in the consolidated statements of operations. The change in the fair value of the derivative instrument affects the “Change in fair value of derivative warrant liability” line in the “Cash flows from operating activities” section of the consolidated statements of cash flows.
At the date of issuance of the 2008 Investor Warrants and 2008 Placement Agent Warrants, based upon evaluation under applicable ASC No. 815 Derivatives and Hedging guidance, the Company initially determined that the financial instrument did not constitute a derivative, and, accordingly, reflected the balance within additional paid-in capital as of December 28, 2008 in the Company’s Form 10-K. During the quarter ended March 29, 2009, the Company re-assessed this categorization based upon the clarified “indexed to an entity’s own stock” criteria specified within ASC No. 815-40, which is effective for fiscal years beginning after December 15, 2008, and concluded that the financial instrument constituted a derivative. The aggregate fair value of the derivative at inception was determined to be $3,512,272, which was recorded as a derivative liability during the quarter ended March 29, 2009. At December 29, 2008, the aggregate fair value of the derivatives was $353,248. The decrease in the fair value of the derivative in the aggregate amount of $3,159,024 upon adoption of ASC No. 815-40 was recorded in the consolidated statements of changes in stockholders’ equity as a cumulative adjustment gain on derivative during the three months ended March 29, 2009.
At January 2, 2011, the aggregate fair value of the derivative was $1,451,669. The increase in the fair value of the derivative was in the aggregate amount of $1,447,919 during the year ended January 2, 2011. The increase in the fair value of the derivative was recorded in the consolidated statement of operations as other expense.
The derivative is not intended to hedge any specific risk exposures, such as fluctuating interest rates, exchange rates, commodity prices, etc. Therefore, the derivative constitutes neither a cash flow hedge, nor a fair value hedge. The volume of derivative activity relates solely to the derivative warrant liability instrument itself, and changes in fair value thereon.
Tabular disclosure of the fair value of the derivative instrument in the consolidated balance sheets, and the effect of the derivative instrument on the consolidated balance sheets follows:

	As of January 2, 2011
	Liability Derivatives
	Balance Sheet
	Location	Fair Value
Derivatives designated as hedging instruments under ASC No. 815:
None

Derivatives not designated as hedging instruments under ASC No. 815:
Derivative warrant liability	Long-term liabilities	$1,451,669

Total derivatives		$1,451,669

The effect of the derivative instrument on the consolidated statements of operations for the year ended January 2, 2011 follows:

		Amount of Gain (Loss)
		Recognized in Income
	Location of Gain (Loss)	on Derivative
	Recognized in Income on	Twelve Months Ended
	Derivative	January 2, 2011
Derivatives not designated as hedging instruments under ASC No. 815:
Derivative warrant liability	Other Income (Expense)	$(1,447,919)

Total		$(1,447,919)
The fair value of the warrant liability was determined using the Black Scholes Option Pricing method. The valuation methodology uses a combination of observable (Level 2) and unobservable (Level 3) inputs in calculating fair value. As required by ASC 820, assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
The fair value of the warrant liability was estimated on the date of issuance, as of December 27, 2009, and as of January 2, 2011, using the following assumptions:

	At Issuance	December 27, 2009	January 2, 2011

Expected term (years)	5 -7 Years	5 -7 Years	2 - 4 Years
Expected volatility	32.34%	37.20%	156.3%
Risk-free interest rate	2.46%	1.56%	0.61%
Expected annual dividend	0.00%	0.00%	0.00%
The table below sets forth a summary of changes in the fair value of the Company’s level 3 derivative at December 29, 2008, through for the twelve months ended January 2, 2011:

Balance as of December 29, 2008	$—
Fair value of warrant liability at issuance	3,512,272
Decrease in fair value at December 29, 2008	(3,159,024)
Decrease in fair value during the twelve months ended December 27, 2009	(349,498)
Increase in fair value during the twelve months ended January 2, 2011	1,447,919
Balance as of January 2, 2011	$1,451,669
2009 Warrants
On March 19 and April 20, 2009, the Company sold 8% Senior Secured Convertible Debentures (the Debentures) to accredited investors in the principal amount of $5,874,000. Those Debentures were convertible into 45,184,615 shares of common stock of the Company at the rate of $0.13 per share. The Debentures bore interest at a rate of 8% per annum, payable quarterly and are due three years from the date they are issued. In addition, each investor received 5-year detachable warrants to purchase a number of shares of Common Stock equal to 50% of the shares underlying the Investor’s Debenture. The potential common shares from the assumed conversion of the debentures and exercise of warrants related to this transaction were excluded from the calculation of diluted net loss per share for the year ended January 2, 2011 because their inclusion would have been anti-dilutive.
The Company paid Garden State Securities, Inc., the placement agent retained in connection with the 2009 Offering (the 2009 Placement Agent), a commission of $587,400 plus a non-accountable expense allowance of $176,220 and warrants to purchase 9,036,923 shares of Common Stock. The terms of these warrants were similar to those of the 2009 Warrants.
In conjunction with the Debentures and the 2009 Warrants, the Company recorded a debt discount of $3,130,200 associated with a beneficial conversion feature on the debt, which is being accreted using the effective interest method over the three year term of the debentures. Of the $3,130,200 in debt discount, $571,200 has an effective interest rate of 15.18%, and $2,559,000 has an effective interest rate of 82.97%.
On October 1, 2010, the Company consummated the cancellation of ninety-six percent (98%) of its outstanding 8% Senior Secured Convertible Debentures (the “Debentures”) in exchange (the “Debenture Exchange”) for shares of the Company Series A 8% Convertible Preferred Stock (the “Series A Preferred Stock”). An aggregate principal amount of $5,692,500 of outstanding Debentures was cancelled in exchange for 56,925 shares of Series A Preferred Stock. The face value of each preferred share is $100 with an aggregate value of the transaction of $5,692,500. The holders of Series A Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series B 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.
Effective immediately with respect to one-half of the shares of Series A Preferred Stock issued in connection with the Debenture Exchange, and effective January 1, 2011 with respect to the remaining shares of Series A Preferred Stock issued in connection with the Debenture Exchange, each holder of Series A Preferred Stock may convert his, her or its shares of Series A Preferred Stock into shares of Common Stock at a conversion price equal to $0.13 (“Series A Conversion Price”). The number of shares of the common stock into which the Series A Preferred Stock is currently convertible is 43,788,462. However, the number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series A Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series A Preferred Stock to shares of Common Stock at the Series A Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series A Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares. The terms of the Series A Preferred Stock are more fully set forth in the Certificate of Designation attached hereto as Exhibit 3.2 and incorporated herein by reference.
Upon consummation of the Debenture Exchange, the exercise price of the Common Stock Purchase Warrants purchased by the investors in connection with their Debentures was reduced from $0.14 to $0.09 per share of Common Stock, and the termination date of the Common Stock Purchase Warrants was extended to the six year anniversary of the initial exercise dates of the warrants. In addition, the Common Stock Purchase Warrants were modified so that such warrants are not exercisable until the one year anniversary of the closing of the Debenture Exchange. As such, we have calculated the fair value for the warrants on the date of the modification to be approximately $6,181,501 and recorded the increase in fair value of $4,616,401 as an addition to additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.26%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years.

Long-term debt consists of the following at January 2, 2011 and December 27, 2009:

	2010	2009
Senior Secured Convertible Debentures $5,874,000 at 8% interest and are due three years from the date they are issued. The Debentures are convertible into shares of Common Stock at $0.13 per share. In conjunction with the Debentures and the 2009 Warrants, the Company recorded debt discount of $3,130,200 associated with a beneficial conversion feature on the debt, which is being accreted using the effective interest method over the three year term of the debentures. On October 1, 2010, an aggregate principal amount of $5,692,500 of outstanding Debentures was extinguished in exchange for 56,925 shares of Series A Preferred Stock.
	62,120	3,044,001

Landmark Center acquisition promissory note with no stated interest rate. Due upon the occurrence of a sales event, as defined in the agreement. The note agreement includes a restrictive covenant requiring the Company’s wholly-owned subsidiary, KnowFat of Landmark Center, Inc., to maintain net equity of not less than $450,000.	450,000	450,000

Term note payable to bank in monthly principal installments of $29,167 commencing January 2007 through December 2010. Interest is payable monthly at the bank’s prime rate (3.25% at May 31, 2010). The note has been fully paid.	—	342,072

Unsecured, non-interest bearing note payable. This note payable is due on demand. Interest imputed on the note using a discount rate of 5% totaled $59,597, which is being amortized over the term of the note. The note has been fully paid.	—	56,033

Indebtedness incurred in connection with the acquisition of the two franchisee locations. No stated interest rate; this note payable is due on demand. The note has been fully paid.	—	2,137

Note payable to the Watertown landlord in connection with the acquisition of the training center in 2004. The note is payable in monthly installments of $2,566 including interest at 5% through April 2010. This note has been fully paid.	—	7,640

	512,120	3,901,883

Less current portion	450,000	857,882

Long-term debt	$62,120	$3,044,001

Maturities of long-term debt at January 2, 2011 are as follows:

2011	450,000
2012	62,120

$512,120

6. Capital Lease Obligations
The Company leases certain equipment under capital leases. The equipment has been recorded at the present value of the total lease payments using discount rates ranging from 13.9% to 17.95%.
Future minimum lease payments under these leases are as follows:

2011	$31,986
2012	14,014
Thereafter	5,861

51,861
Less imputed interest	6,521

45,340
Less current portion	27,496

Long-term portion of capital lease obligations	$17,844

The recorded cost and accumulated amortization of the equipment acquired are $126,655 and $61,581, respectively as of January 2, 2011.
7. Capital Stock
On December 18, 2007, the Company, through a wholly-owned subsidiary, merged with and into KnowFat Franchise Company, Inc.
Share Transactions Prior to the Merger
During 2007, prior to the Merger, KnowFat issued 1,412,903 shares of common stock comprised of 41,746 shares issued to consultants and vendors and 1,371,157 shares issued to George Foreman Ventures LLC (GFV) pursuant to the terms of a Services Agreement which became effective June 12, 2007. The 41,746 shares issued to consultants and vendors were valued at $31,237, or $0.75 per share.
Under the terms of the Services Agreement with GFV, KnowFat also agreed to (i) issue GFV an additional 152,351 shares of common stock promptly following the sale of the 600th franchise, provided the sale of such franchise occurs by December 31, 2009 and (ii) pay GFV a royalty equal to 0.2% of aggregate net sales, in exchange for the performance of certain services by George Foreman and a limited license to use Mr. Foreman’s name and likeness in connection with the promotion of restaurants operated by KnowFat and its franchisees. At January 2, 2011, 1,294,982 shares of common stock issued to GFV were vested. The remaining 76,175 shares of common stock issued will vest on June 11, 2011

In the event there is a change of control after December 18, 2007, as defined in the Services Agreement, GFV has the right to return 50% of the shares of common stock received in exchange for a prospective increase in the royalty rate to 0.5%.
The fair value of the 152,352 shares vested on June 12, 2010 was $45,705 of which $39,611 is included in advertising, marketing and promotion expenses for the year ended January 2, 2011.
2010 Private Placement
Series “B” Preferred Stock
On October 4 and October 29, 2010, the Company issued and sold 27,950 shares and 6,450 shares, respectively, of Series B 8% Convertible Preferred Stock, par value $0.001 per share (the Series “B” Preferred Stock), at $100.00 per share for a total of $3,440,000. Effective January 1, 2011, each holder of the Series “B” Preferred Stock may convert his, her or its shares of Series “B” Preferred Stock into shares of Common Stock at a conversion price equal to $0.23. The Series “B” Preferred Stock is convertible into 14,956,522 shares of Common Stock at the original conversion price. However, the number of shares is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series B conversion price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series “B” Preferred Stock to shares of Common Stock at the Series B Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series B Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.
Each investor who participated in the Offering also received a warrant to purchase 100 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), per share of Preferred Stock purchased (the “Investor Warrants”). The Company issued warrants to purchase an aggregate of 3,440,000 shares of Common Stock to investors who participated in the Offering.
The Company paid Garden State Securities, Inc., the exclusive placement agent retained in connection with the Offering (the “Placement Agent”), a commission of 10% of the funds raised from the investors in connection with each closing of the Offering. In addition, the Placement Agent received warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 15% of the shares of Common Stock underlying the shares of Series “B” Preferred Stock sold to investors in connection with the each closing of the Offering. As a result of the foregoing, the Placement Agent was paid a commission of $344,000 and received warrants to purchase 2,243,478 shares of Common Stock in connection with the both closings of the Offering.
The holders of Series “B” Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series A 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.
We evaluated the Series “B” Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $1,793,428 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been expensed to retained earnings.

Warrants
As stated above, the Company issued to each investor who participated in the Offering, a warrant to purchase 100 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), per share of Preferred Stock purchased (the “Investor Warrants”). The Company issued warrants to purchase an aggregate of 3,440,000 shares of Common Stock to the participating investors. Also, the Company issued to the placement agent warrants to purchase an aggregate of 2,243,478 shares of common stock in connection with the most private placement.
The Investor Warrants provide for the purchase of shares of Common Stock for five years at an exercise price of $0.29 per whole share. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the Investor Warrants in cash, the holder will forfeit a number of shares underlying the Investor Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds to the extent that Investor Warrants are exercised by cashless exercise.
The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The Investor Warrants are also subject to a weighted average price protection for the term of the Investor Warrants. The Placement Agent Warrants are substantially identical to the terms of the Investor Warrants except that the Placement Agent Warrants have cashless exercise rights to the extent that a registration statement covering the shares of Common Stock underlying the Placement Agent Warrants is not in effect six months following the date of issuance
Furthermore, we have calculated the relative fair value of the warrants on their date of grant, which was determined to be $1,074,563 and was recorded as additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The fair value of the warrants was calculated on the dates of issuance, using the following assumptions:

	October 4, 2010	October 29, 2010

Expected term (years)	5 Years	5 Years
Expected volatility	118.45%	118.45%
Risk-free interest rate	1.26%	1.17%
Expected annual dividend	0.00%	0.00%
At January 2, 2011, warrants to purchase 50,950,773 shares of UFood Common Stock were issued and outstanding as follows:

Description	Number of Warrants	Exercise Price
New Warrants	607,226	$1.00
Vendor Warrants	2,916,666	$1.25
2008 Placement Agent Warrants	2,988,200	$0.49	(2)
2008 Investor Warrants	7,510,588	$0.59	(2)
2009 Investor Warrants	22,207,692	$0.09	(1)
2009 Placement Agent Warrants	9,036,923	$0.14
2010 Investor Warrants	3,440,000	$0.23
2010 Placement Agent Warrants	2,243,478	$0.23

Total	50,950,773

(1)	In conjunction with the extinguishment of debt, the Company modified the exercise price of the 2009 Investor Warrants. The exercise price was reduced from $0.14 to $0.09 per share of Common Stock. As such, we have calculated the fair value of the warrants on the date of the modification to be approximately $6,181,501 and recorded the increase in fair value of $4,616,401 as an addition to additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.17%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years.

(2)	As a result of the Offering in 2010 and pursuant to the terms of the 2008 Investor warrants the exercise price was reduced from $0.59 to $0.54 and the 2008 Placement agent warrants from $0.49 to $0.45 per share.
8. Stock-Based Compensation
At January 2, 2011, the Company has two share-based, shareholder approved employee compensation plans, the 2004 Stock Option Plan (2004 Plan) and the 2007 Equity Incentive Plan (2007 Plan, and together with the 2004 Plan, the Equity Plans), which are described below. During 2010 and 2009, the Company recognized $1,055,569 and $483,625 of compensation expense for awards under the Equity Plans. In April 1, 2010 the Board of Directors approved the grant of 2,070,000 stock options granted to employees and officers with an exercise price of $0.16 and fully vested as of the grant date.
The Company estimates the fair value of the stock options using a Black Scholes option pricing model with the assumptions noted in the following table. Key inputs used to estimate the fair value of stock options include the exercise price of the award, the expected option term, the expected volatility of the Company’s stock over the option’s expected term, the risk-free interest rate over the option’s expected term, and the Company’s expected annual dividend yield.
The fair value of each stock option grant was estimated on the date of grant using the following assumptions:

	2010	2009
Expected term (years)	5	6
Expected volatility	45%	36.53%
Risk-free interest rate	2.59%	0.89%
Expected annual dividend	None	None
The expected term is based on the weighted average midpoint between vesting and the contractual term. Expected volatility is based on the historical volatility of published common stock prices over the last six years of comparable publicly held companies. The risk-free interest rate for the expected term of the stock option is based on the U.S. Treasury yield. The Company believes that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of stock options granted for the years ended January 2, 2011 and December 27, 2009. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards.
The 2004 Plan
Under the terms of the 2004 Plan, the Company was authorized to grant incentive stock options (ISO’s), non-qualified stock options and restricted stock for up to 32,757 shares of common stock in the aggregate, to employees, officers, directors, consultants and agents of the Company. The Company believes that such awards align the interests of its employees with those of its shareholders. In general, stock option awards under the 2004 Plan are granted with an exercise price equal to the fair value of the Company’s stock at the date of grant, vest over a three-year period and expire ten years from the date of grant. As a result of the Merger, no awards will be made under the 2004 Plan after December 18, 2007; a summary of option activity under the 2004 Plan during 2010 and 2009 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Outstanding at December 28, 2008	304,702	$0.61	7.8	$—
Canceled	(181,980)	—	—
Exercised	(7,618)	—	—	—
Forfeited	(82,347)

Outstanding at December 27, 2009	32,757	$0.01	5.0	—
Canceled	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—

Outstanding at January 2, 2011	32,757	$0.01	4.0	$6,879

Exercisable at January 2, 2011	32,757	$0.01	4.0	$6,879

At January 2, 2011, all of the options outstanding under the 2004 Plan were vested. There was no unrecognized compensation expense related to options outstanding under the 2004 Plan at January 2, 2011.
The 2007 Plan
The 2007 Plan was approved in contemplation of the Merger. There were no awards under the 2007 Plan prior to December 18, 2007, the Closing Date of the Merger. Awards of ISO’s, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock or performance units may be made under the 2007 Plan of up to a maximum of 9,000,000 shares of Common Stock to employees, directors, consultants and agents of the Company. The Company believes awards under the 2007 Plan align the interests of its employees with those of its shareholders. At January 2, 2011, 5,884,990 stock options were outstanding under the 2007 Plan.
Activity under the 2007 Plan from December 28, 2008, through January 2, 2011 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Outstanding at December 28, 2008	2,845,920	$1.22	8.8	-0-
Granted	3,979,990	$0.20	8.2
Canceled	(2,360,920)	$1.22
Forfeited	(545,000)	$1.11

Outstanding at December 27, 2009	3,919,990	$0.20	8.2	-0-
Granted	2,070,000	$0.16	9.3
Canceled	—	$—
Forfeited	(105,000)	$0.20

Outstanding at January 2, 2011	5,884,990	$0.19	7.9	$200,500

The options outstanding and exercisable at January 2, 2011 were as follows:

	Options Outstanding		Options Exercisable
		Weighted
		Average
		Remaining
Number of	Exercise	Contractual	Number of
Options	Price	Term	Options	Exercise Price
3,814,990	$0.20	7.2	3,800,439	$0.20
2,070,000	$0.16	9.3	2,070,000	$0.16
The aggregate intrinsic value in the table above represents the total intrinsic value, based on the Company’s closing stock price of $0.22 as of December 31, 2010 which would have been received by the options holders had all option holders exercise their options as of that date. At January 2, 2011 there was $8,785 of total unrecognized compensation cost related to non-vested options granted under the 2007 Plan. This cost will be recognized over the next two months.
On July 1st, 2010, the majority of shares represented at the Company’s annual meeting approved a 3,000,000 increase in the number of shares of Common Stock reserved for issuance under the 2007 Plan to 9,000,000 shares.
Other Equity Awards
On April 1st, 2010 the Company’s Board of Directors approved the grant of non-qualified stock options to purchase 600,000 shares of the Company’s common stock with an exercise price of $0.19 and a vesting schedule of equal amounts over the next four months to Mr. Richard Fisher. This grant was pursuant to the terms of his consulting agreement with the Company. As a result of this grant the Company recognized an expense of $39,853.
Also on June 12, 2010, the Board of Directors approved the grant of 10,000 Series “B” Preferred Shares to Summit Trading Limited according to their service agreement to provide Investor Relations and Public Relations services to the Company. These preferred shares were fully vested at the execution of the agreement. The face value of the preferred shares is $100 per share and the conversion price to common stock is $0.23. Pursuant to Section 3 of the Agreement, the Company terminated the agreement on December 8, 2010 which such cancelation reduced the number of preferred shares to be issued by one-half to 5,000 shares. As a result of this grant, General and Administrative expenses include $500,000 of stock-based compensation expense.
On June 30th, 2010 the Company’s Board of Directors awarded to its vendors, executives, Board of Directors and employees, non-qualified stock options to purchase 7,703,673 shares of the Company’s common stock with an exercise price of $0.19. The vesting schedule varies from one year through three years. As a result of this grant, the Company will recognize an expense in the total amount of $1,519,255 over the vesting period. At January 2, 2011 there was $850,281 of total unrecognized compensation cost related to non-vested options granted outside of any Plan. This cost will be recognized over approximately 30 months.
On November 17, 2010 the Company’s Board of Directors awarded to Jeffrey Bonasia, a marketing consultant, Non-qualified stock options to purchase 250,000 shares of the Company’s common stock with an exercise price of $0.27. The vesting schedule is over a five month period pursuant to his consulting agreement with the Company. The Company will recognize an expense in the total amount of $55,631 over the vesting period.

Activity of Non-Qualified Stock Options outside of any plan from December 27, 2009 through January 1, 2011 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
Outstanding at December 27, 2009	175,000	$0.15	7.2	$-0-
Granted	8,553,673	0.19	9.5
Forfeited	—	—	—
Canceled			—

Outstanding at January 2, 2011	8,728,673	$0.19	9.2	$245,993

9. Income Taxes
On January 1, 2007, the Company adopted the provisions of ASC 740, Income Taxes which requires that the impact of tax positions taken by the Company be recognized in the financial statements if they are more likely than not of being sustained based upon the technical merits of the position. The Company has a valuation allowance against the full amount of its net deferred taxes. The Company currently provides a valuation allowance against deferred taxes when it is more likely than not that some portion, or all, of its deferred tax assets will not be realized. The implementation of ASC 740 had no impact on the Company’s financial statements due to the valuation allowances that have historically been provided against all deferred tax assets.
No provision for current income taxes has been recorded for 2010 and 2009 due to the Company’s cumulative net losses. Significant components of deferred tax assets are net operating loss carryforwards; start-up costs and organizational costs capitalized for tax purposes, and deferred revenue. Significant components of deferred tax liabilities are depreciation of property and equipment. The net deferred tax assets are fully reserved by a valuation allowance due to the uncertainty of realizing the tax benefit of the deferred tax assets.
Net deferred tax assets (liabilities) at January 2, 2011 and December 27, 2009 are as follows:

	2010	2009
Deferred Taxes	Federal	Federal

Net Fixed Assets	555,000	543,000
Net Intangible Assets	228,000	255,000
Deferred Revenues	28,000	54,000
Bad Debt Reserve	2,000	29,000
Deferred Rent	28,000	94,000
Option Expenses on NQ’s	516,000	279,000
Net Operating Loss Carryforwards	9,604,000	7,939,000
Other	9,000	8,000

Total	10,970,000	9,201,000

Deferred Taxes	State	State

Net Fixed Assets	86,000	100,000
Net Intangible Assets	36,000	47,000
Deferred Revenues	4,000	10,000
Bad Debt Reserve	—	5,000
Deferred Rent	4,000	17,000
Option Expenses on NQ’s	80,000	51,000
Net Operating Loss Carryforwards	1,462,000	1,437,000
Other	1,000	1,000

Total	1,673,000	1,668,000

Total Deferred Taxes	12,643,000	10,869,000
Valuation Allowance	(12,643,000)	(10,869,000)

Total Deferred Taxes	—	—

The components of income tax benefit (expense) are as follows:

	2010	2009
Federal
Deferred
Net operating loss carryforward	$1,665,000	$1,183,000
Other	104,000	(175,000)

	1,769,000	1,008,000

State
Deferred
Net operating loss carryforward	252,000	207,000
Change in state tax rate	(264,000)	—
Other	17,000	(31,000)

	5,000	176,000

Tax benefit before adjustment to valuation allowance	1,774,000	1,184,000
Adjustment to valuation allowance	(1,774,000)	(1,184,000)

Net tax benefit	$—	$—

The Company’s effective income tax rate differs from the federal statutory income tax rate as follows for the fiscal years ended January 2, 2011 and December 27, 2009.

	2010	2009
Federal tax provision rate	34%	34%
State tax provision, net of federal provision	5.3%	6%
Change in valuation allowance	(39.3%)	(40%)

	—	—

Management has evaluated the evidence bearing upon the realization of its deferred tax assets and has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets. As a result, management has recorded a full valuation allowance. If the Company should generate sustained future taxable income against which these tax attributes might be applied, some portion or all of the valuation allowance would be reversed.

The Company’s income tax returns have not been audited by the Internal Revenue Service (IRS) or any state taxing authority. The years 2007 through 2010 remain open to examination by the IRS and state taxing authority. The Company believes it is not subject to any tax exposure beyond the preceding discussion. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date ASC 740 was adopted, we did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the years ended January 2, 2011 and December 27, 2009
Federal and state net operating loss carryforwards expire in 2030. Ownership changes, as defined in Section 382 of the Internal Revenue Code, may have limited the amount of net operating loss carryforwards that may be utilized annually to offset future taxable income. Subsequent ownership changes could further affect the limitation in future years.
10. Concentration of Credit Risk
Financial instruments that potentially expose the Company to concentrations of credit risk include cash and cash equivalents, which occasionally exceed current federal deposit insurance limits. Substantially all of the cash and cash equivalents are maintained in a certain large commercial bank. Senior management continually reviews the financial stability of this institution.
11. Commitments and Contingencies
Leases
The Company rents store and office locations under non-cancelable operating leases and tenant at will arrangements. The agreements expire on various dates through December 2016, and some include options to extend. The leases require the Company to pay its share of the operating expenses of the leased properties, including taxes, utilities and insurance.
Future minimum payments at January 2, 2011 under non-cancelable leases are as follows:

2011	$466,000
2012	470,000
2013	473,000
2014	440,000
2015	157,000
Thereafter	36,000

$2,042,000

Employment Agreements
On June 30, 2010, the Company has decided to amend its chief executive officer employment agreement to extend the employment period through October 15, 2013. As part of the amendment of the agreement, Mr. Naddaff received non-qualified stock options to purchase 3,250,000 shares of the Company’s common stock at an exercise price of $0.19, and half of options are vested at grant and the other half over a period of three years. Also, the employment agreement for its chief operating officer was amended to extend the term to continue through January 22, 2013. In connection with the execution of this amendment, the Company granted non-qualified stock options to purchase 1,205,673 shares of the Company’s common stock at an exercise price of $0.19 per share. One half of the options shall vest upon the date of the grant and the other half of the options shall vest in equal amounts on the first day of each month for thirty-six months following the date of the grant. As a result of these grants the company will recognized an expense of $878,711 over the next thirty months; this amount is already included in the total amount to be expensed in our Foot note No. 8 for stock based compensation.
Legal matters
We are subject to legal proceedings and claims which arise in the normal course of business. Although there can be no assurance as to the ultimate outcome, we generally have denied, or believe we have a meritorious defense and will deny, liability in all significant cases pending against us and we intend to defend vigorously each such case. Based on information currently available, we believe the amount, or range, of reasonably possible losses in connection with the actions against us in excess of established reserves, in the aggregate, not to be material to our consolidated financial condition or cash flows. However, losses may be material to our operating results for any particular future period, depending on the level of our income for such period. In the opinion of management, the ultimate liabilities with respect to these actions will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.
12. Supplemental Disclosures of Cash Flow Information:

	2010	2009
Cash paid during the year for interest	$70,880	$78,532

Accrued dividends on preferred stock	$225,779	$-0-

Property and equipment acquired with capital lease	$8,163	$12,357

13. Loss per share
The amounts used for basic and diluted per share calculations are as follows:

	2010	2009
Net loss	$(8,189,022)	$(3,957,351)
Dividends on preferred stock	225,779	-0-

Net loss allocable to common stockholders	$(8,414,801)	$(3,957,351)

Weighted average number of shares outstanding — basic and diluted	39,184,919	35,320,547

Basic and diluted loss per common share	$(0.21)	$(0.11)

Our diluted earnings (loss) per share is the same as our basic loss per share since the effect of the assumed exercise of options and warrants to purchase common stock is anti-dilutive. A total of 65,597,193 and 49,065,349 potential common shares from the assumed exercise of options and warrants were excluded from the calculation of diluted net loss per share for the years ended January 2, 2011 and December 27, 2009, respectively, because their inclusion would have been anti-dilutive.

14. Segment Data
The Company operates two business segments; Store Operations and Franchise Operations. The Store Operations segment comprises the operating activities of restaurants owned or operated by the Company. The Franchise Operations segment is comprised of the operating activities of the franchise business unit which licenses qualified operators to conduct business under the Knowfat and UFood Grill tradenames and also costs to monitor the operations of these business units. Under the terms of the franchise agreements, the licensed operators pay royalties and fees to the Company in return for the use the UFood Grill tradename.
The accounting policies of the segments are the same as those described in Note 2. Interest expense has been allocated based on operating results and total assets employed in each segment.
Inter-segment transactions are uncommon and not material. Therefore, they have not been separately reflected in the financial table below. The totals of the reportable segments’ revenues, net loss and assets agree with the comparable amounts contained in the Company’s audited financial statements.
Segment information for the Company’s two business segments follows:

	2010	2009
Revenues:
Store operations	$4,518,308	$4,632,651
Franchise operations	424,631	818,225

Total revenue	$4,942,939	$5,450,836

Segment profit (loss):
Store operations	$142,762	$(13,056)
Franchise operations	(923,471)	(842,440)

Total segment loss	$(780,709)	$(855,496)

Advertising, marketing and promotion	$233,457	$219,360
Depreciation and amortization	325,952	407,593
Unallocated general and administrative expenses	2,589,296	1,982,728
Interest (income) expense	3,887,769	934,307
Other (income) expenses, net	371,820	(442,133)

Net loss	$(8,189,022)	$(3,957,351)

Depreciation and amortization:
Store operations	$302,288	$364,757
Franchise operations	23,664	42,836

Total depreciation and amortization	$325,952	$407,593

Capital expenditures:
Store operations	$77,805	$108,102
Franchise operations	17,506	8,808

Total capital expenditures	$95,311	$116,910

Segment assets:
Store operations	$1,468,858	$1,682,070
Franchise operations	2,844,110	3,310,269

Total segment assets	$4,312,968	$4,992,339

15. Restatement
The consolidated financial statements as of and for the year ended January 2, 2011 have been restated to correctly reflect the embedded beneficial conversion feature in connection with our most recent financing of Series “B” Preferred Stock. The amount of embedded beneficial conversion feature previously reported was $100,667 and the restated amount is $1,793,428 affecting Retained Earnings with an offset to Additional Paid in Capital.
16. Subsequent Events
On February 10, 2011, we signed a franchisee agreement with Hawkeye/Badger LLC for a location within the Omni Club in Fort Myers, Florida.
The Army and Air forces Exchange Services (AAFES) has awarded UFood Grill a contract to build and operate two UFood Grill units at Aberdeen Proving Ground in Maryland. The restaurants are projected to open in 2011.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
July 3, 2011 and January 2, 2011
Assets

	July 3,	January 2,
	2011	2011
	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$1,227,852	$2,797,452
Restricted cash	40,129	40,041
Accounts receivable, net	25,131	8,334
Inventories	119,849	118,324
Prepaid expenses and other current assets	88,938	78,310

	1,501,899	3,042,461

Property and equipment:
Equipment	1,093,454	1,006,238
Furniture and fixtures	303,570	210,251
Leasehold improvements	1,743,720	1,722,654
Website development costs	69,485	27,050

Total property and equipment	3,210,229	2,966,193
Accumulated depreciation and amortization	2,044,368	1,863,148

Net fixed assets	1,165,861	1,103,045

Other assets:
Deferred financing costs, net	4,628	7,717
Goodwill	75,363	75,363
Other	84,728	84,382

	164,719	167,462

Total assets	$2,832,479	$4,312,968

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
July 3, 2011 and January 2, 2011
Liabilities and Stockholders’ Equity

	July 3,	January 2,
	2011	2011
		(audited)
	(unaudited)	(restated)
Current liabilities:
Current portion of long-term debt	$450,000	$450,000
Current portion of capital lease obligations	15,299	27,496
Accounts payable	216,366	279,102
Franchisee deposits	122,500	80,000
Accrued dividends	564,114	225,779
Accrued expenses and other current liabilities	242,814	165,632

Total current liabilities	1,611,093	1,228,009

Long-term liabilities:
Long-term debt	74,334	62,120
Warrant liability	642,277	1,451,669
Capital lease obligations	11,070	17,844
Other noncurrent liabilities	79,398	83,716

	807,079	1,615,349

Total liabilities	2,418,172	2,843,358

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
Series “A” 51,925 shares issued and outstanding	52	57
Series “B” 39,285 shares issued and outstanding	39	39
Common stock, $0.001 par value, 300,000,000 shares authorized, 44,815,976 and 40,487,294 shares issued and outstanding at April 3, 2011 and January 2, 2011 respectively.	44,816	40,487
Additional paid-in capital	43,279,990	42,845,625
Accumulated deficit	(42,910,590)	(41,416,598)

Total stockholders’ equity	414,307	1,469,610

Total liabilities and stockholders’ equity	$2,832,479	$4,312,968

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Statements of Operations — Unaudited
For the Three and Six Month Periods Ended July 3, 2011 and June 27, 2010

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2011	2010	2011	2010
Revenues:
Store sales	$1,068,144	$1,199,274	$1,986,213	$2,268,244
Franchise royalties and fees	62,907	97,159	117,037	149,949
Other revenue	—	6,647	2,854	7,025

	1,131,051	1,303,080	2,106,104	2,425,218

Costs and expenses:
Store operating expenses:
Food and paper costs	325,095	355,095	602,001	659,564
Cost of nutritional products	83,507	100,364	148,755	184,353
Labor	316,331	318,942	617,960	625,385
Occupancy	109,791	110,896	216,705	234,724
Other store operating expenses	183,740	212,297	376,756	420,942
General and administrative expenses	840,589	892,986	1,765,721	1,610,382
Advertising, marketing and promotion expenses	53,175	70,683	115,595	110,335
Depreciation and amortization	95,570	81,093	181,220	164,075

Total costs and expenses	2,007,798	2,142,356	4,024,713	4,009,760

Operating loss	(876,747)	(839,276)	(1,918,609)	(1,584,542)

Other income (expense):
Interest income	1,521	1,625	3,945	4,157
Interest expense	(11,608)	(399,826)	(22,415)	(784,039)
Other income	490,987	(153,184)	809,392	(222,085)

Other income (expense), net	480,900	(551,385)	790,922	(1,001,967)

Loss before income taxes	(395,847)	(1,390,661)	(1,127,687)	(2,586,509)
Income taxes	—	—	—	—

Net loss	$(395,847)	$(1,390,661)	$(1,127,687)	$(2,586,509)

Dividends on preferred stock	(191,513)	—	(366,305)	—

Net loss attributable to common stockholders	$(587,360)	$(1,390,661)	$(1,493,992)	$(2,586,509)

Weighted average number of shares outstanding-basic and diluted	41,857,226	39,002,440	41,197,964	38,551,920

Basic and diluted loss per share	$(0.01)	$(0.04)	$(0.04)	$(0.07)

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows — Unaudited
For the Six Months Ended July 3, 2011 and June 27, 2010

	Six Months Ended
	July 3,	June 27,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,127,687)	$(2,586,509)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	181,220	164,075
Amortization of the beneficial conversion feature	12,214	364,012
Deferred financing costs	3,089	173,828
Provision for doubtful accounts	—	(66,322)
Stock-based compensation	319,913	253,719
Change in fair value of warrant liability	(809,392)	222,085
Loss on disposal of assets	—	4,315
Non-cash promotion expenses	100,266	144,638
Non-cash interest payments	—	208,335
Increase (decrease) in cash from changes in assets and liabilities:
Accounts receivable	(16,797)	202,176
Inventories	(1,524)	(3,264)
Prepaid expenses and other current assets	(10,628)	20,562
Other assets and noncurrent liabilities	(346)	2,079
Accounts payable	(62,736)	21,373
Franchisee deposits	42,500	(11,895)
Accrued expenses and other current liabilities	72,864	9,996

Net cash used in operating activities	(1,297,044)	(876,797)

Cash flows from investing activities:
Acquisition of property and equipment	(244,036)	(37,057)

Net cash used in investing activities	(244,036)	(37,057)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	—	53,846
Payments for financing costs	(9,461)	(52,535)
Payments on long-term debt	—	(407,882)
Payments on capital lease obligations	(18,971)	(30,046)
(Increase) decrease in restricted cash	(88)	20,425

Net cash used in financing activities	(28,520)	(416,192)

Decrease in cash and cash equivalents	(1,569,600)	(1,330,046)
Cash and cash equivalents — beginning of year	2,797,452	2,278,427

Cash and cash equivalents — end of period	$1,227,852	$948,381

See accompanied notes.

UFOOD RESTAURANT GROUP, INC.
and SUBSIDIARY
Consolidated Statements of Changes in Stockholders’ Equity
For the six months ended July 3, 2011

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total
Balance, January 2, 2011, restated	96,325	$96	40,487,294	$40,487	$42,845,625	$(41,416,598)	$1,469,610

Conversion of Preferred Stock Series “A” into common stock	(5,000)	(5)	3,846,154	3,846	(3,841)	—	—
Conversion of Preferred Stock Series “B” into common stock	(115)	—	50,000	50	(50)	—	—
Common stock issued for consulting, marketing & promotional services	—	—	219,129	219	40,481	—	40,700
Common stock-based compensation for consulting, marketing and promotional expenses	—	—	—	—	59,566	—	59,566
Common stock-based compensation	—	—	—	—	319,913	—	319,913
Payments for financing costs	—	—	—	—	(9,461)	—	(9,461)
Payment of dividends to preferred stock converted into common stock	—	—	213,400	213	27,757	—	27,970
Dividends on preferred stock	—	—	—	—	—	(366,305)	(366,305)
Net loss for the six months ended July 3, 2011	—	—	—	—	—	(1,127,687)	(1,127,687)

Balance, July 3, 2011	91,210	$91	44,815,977	$44,816	$43,279,990	$(42,910,590)	$414,307

See accompanied notes.

UFOOD RESTAURANT GROUP, INC.
Notes to Consolidated Financial Statements — Unaudited
1.	Nature of Operations and Basis of Presentation

Nature of Operations

UFood Restaurant Group, Inc. was incorporated in the State of Nevada on February 8, 2006 as Axxent Media Corp. Prior to December 18, 2007, UFood was a development stage company headquartered in Vancouver, Canada. As Axxent Media Corp., the Company’s business was to obtain reproduction and distribution rights to foreign films within North America and also to obtain the foreign rights to North American films for reproduction and distribution to foreign countries. On August 8, 2007, the Company changed its name to UFood Franchise Company, Inc., and on September 25, 2007, changed its name to UFood Restaurant Group, Inc. (UFood or the Company). Following the Merger described below, the Company abandoned its former plans with respect to film reproduction and distribution rights.

On December 18, 2007, (the Merger Date) pursuant to the terms of an Agreement and Plan of Merger and Reorganization, a wholly-owned subsidiary of the Company merged with and into KnowFat Franchise Company, Inc. (KnowFat). Following the merger (the Merger), UFood continued KnowFat’s business operations as a franchisor and operator of fast-casual food service restaurants that capitalize on consumer demands for great tasting food with healthy attributes. As of July 3, 2011, the Company’s operations consisted of four Company-owned restaurants and four franchisee owned restaurants. On the Merger Date, each share of KnowFat common stock issued and outstanding immediately prior to the Merger was exchanged for 1.52350763 shares of UFood Common Stock. All share amounts have been adjusted to reflect the effect of the share exchange.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the rules and regulations of the Securities and Exchange Commission. They include the activity and balances of UFood and its subsidiaries but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The interim consolidated financial statements are unaudited; however, they include all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly UFood’s financial position at July 3, 2011, and the results of its operations and cash flows for the fiscal quarters ended July 3, 2011 and June 27, 2010. The results of operations for the fiscal quarters ended July 3, 2011 are not necessarily indicative of the results to be expected for future quarters or the full year. The interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto for the fiscal year ended January 2, 2011 included in the Company’s Annual Report as amended by Form 10-K/A filed on May 18, 2011.

As shown in the accompanying consolidated financial statements, the Company has incurred recurring net losses and negative cash flows from operations. Over the past few years, the Company’s operations have been funded through a combination of private equity and debt financing. As of July 3, 2011, the Company had approximately $1,228,000 of unrestricted cash. Based on current trends, management believes that additional franchises will be sold within the next six months, and that the additional capital raised will be sufficient to support activities through 2011. The Company is subject to a number of risks similar to those of other companies in its industry, including dependence on key individuals, competition from substitute products, the successful attraction of franchisee, and the ability to obtain adequate additional financing necessary to fund continuing operations. The Company is currently in the process of raising additional equity capital. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
2.	Summary of Significant Accounting Policies

Fiscal Quarters

In 2011, our fiscal quarters end on April 3rd, July 3rd, October 2nd of 2011, and January 1st, 2012. In 2010, our fiscal quarters ended on March 28th, June 27th, September 26th, 2010 and January 2nd, 2011.

Principles of Consolidation

The consolidated financial statements include the assets, liabilities and results of operations of UFood Restaurant Group, Inc. and its subsidiary. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Reclassifications

Certain reclassifications have been made to conform previously reported data to the current presentation.

Deferred Financing Costs

Deferred financing costs represent costs paid to third parties in order to obtain long-term financing and have been included in other assets. Deferred financing costs are amortized over the life of the related debt. Amortization expense related to these costs was $3,089 and $173,828 for the six months ended July 3, 2011 and June 27, 2010, respectively, and is included in interest expense. The amortization expense recorded by the Company for the three months ended July 3, 2011 and June 27, 2010 was $1,545 and $86,425 respectively.

Valuation of Goodwill

We account for goodwill and other intangible assets under ASC No. 805, Business Combinations, and ASC No. 350-20 to 30, Goodwill and Other Intangible Assets. ASC No. 805 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that certain intangible assets acquired in a business combination be recognized as assets apart from goodwill. Under ASC No. 350-20 to 30, purchased goodwill and intangible assets with indefinite lives are not amortized, but instead tested for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill attributable to our franchise operations segment is evaluated by comparing the Company’s fair market value, determined based upon quoted market prices of the Company’s equity securities, to the carrying amount of goodwill. Goodwill attributable to our store operations segment is evaluated on a restaurant-by-restaurant basis by comparing the restaurant’s estimated fair value to the carrying value of the restaurant’s underlying net assets inclusive of goodwill. Fair value is determined based upon the restaurant’s estimated future cash flows. Future cash flows are estimated based upon a restaurant’s historical operating performance and management’s estimates of future revenues and expenses over the period of time that the Company expects to operate the restaurant, which generally coincides with the initial term of the restaurant’s lease but which may take into account the restaurant’s first lease renewal period up to 5 years. The estimate of a restaurant’s future cash flows may also include an estimate of the restaurant’s terminal value, determined by applying a capitalization rate to the restaurant’s estimated cash flows during the last year of the forecast period. The capitalization rate used by the Company was determined based upon the restaurant’s location, cash flows and growth prospects. As of the first day of the fourth quarter of the year ended January 2, 2011 according to our policy we have tested the carrying value of the Goodwill attributable to our store operations and no impairment was necessary. The carrying amount of goodwill may be impaired in the future if our actual operating results and cash flows fall short of our expectations.

Impairment of Long-Lived Assets

In accordance with ASC No. 360 Property, Plant and Equipment, when impairment indicators exist, the Company evaluates its long-lived assets for potential impairment. Potential impairment is assessed when there is evidence that events or changes in circumstances have occurred that indicate the carrying amount of an asset may not be recovered. When events or changes in circumstances have occurred that indicate a long-lived asset may be impaired, the Company uses estimates of future cash flows on a restaurant-by-restaurant basis to test the recoverability of its long-lived assets. Future cash flows are estimated based upon the restaurant’s historical operating performance and management’s projections of future revenues and expenses and may take into account the restaurant’s estimated terminal value. Long-lived assets may be impaired in the future if our actual operating results and cash flows fall short of our expectations.

Revenue Recognition

The Company records revenue for Company-owned store sales upon the delivery of the related food and other products to the customer. The Company records a liability in the period in which a gift card is issued and proceeds are received. As gift cards are redeemed, this liability is reduced and revenue is recognized.

The Company follows the accounting guidance of ASC No. 952-605-25 and 952-340-25, Franchisors. Franchisee deposits represent advances on initial franchise fees prior to the opening of the franchisee location. We recognize initial franchise fee revenue when all material services we are required to perform and all material conditions we are required to satisfy have been substantially completed, which is generally the opening of the franchised location. The Company defers direct costs related to franchise sales until the related revenue is recognized; however, the deferred costs shall not exceed anticipated revenue less estimated additional related costs. Such costs include training, facilities design, menu planning and marketing. Franchise royalty revenues are recognized in the same period the relevant franchisee sales occur.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the reasonably assured lease term as defined in ASC No. 840, Leases. The reasonably assured lease term on most of the Company’s leases is the initial non-cancelable lease term, which generally equates to between 5 and 10 years. In addition, certain of the Company’s lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy. The Company includes any rent escalations and other rent holidays in its determination of straight-line rent expense. Therefore, rent expense for new locations is charged to expense upon the commencement date of the lease.

Earnings Per Share Data

Earnings per share are based on the weighted average number of shares outstanding during the period after consideration of the dilutive effect, if any, for common stock equivalents, including stock options, restricted stock, and other stock-based compensation. Earnings per common share are computed in accordance with ASC No. 260, Earnings Per Share, which requires companies to present basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing net income allocable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share are computed by dividing net income allocable to common stockholders by the weighted average number of shares of common stock outstanding and dilutive securities outstanding during the year.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses and debt obligations approximate their fair values due to the short-term maturity of these instruments.

Stock-Based Compensation

The Company maintains two stock-based incentive plans. The Company grants options to purchase common stock at an option price equal to the market value of the stock at the date of grant. Options generally vest over a three year period beginning on the date of grant and have a ten year contractual term.

The Company applies the fair value recognition provisions of ASC No. 718, Compensation-Stock Compensation, which requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company uses the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them and the estimated volatility of the Company’s common stock price over the expected term.

Stock-based compensation expense recognized during the three months ended July 3, 2011 totaled approximately $151,719 for stock options. Stock-based compensation expense recognized during the six months ended July 3, 2011 totaled approximately $319,913 for stock options. Stock-based compensation expense was included in general and administrative expenses in the accompanying Consolidated Statements of Operations.

3.	Long Term Debt and Warrants

2008 Investor Warrants

On December 18 and 21, 2007, January 22, 2008, February 6, 2008, and March 30, 2008, the Company sold 5,720,000, 440,000, 863,000, 1,927,000, and 1,991,000 units (Units), respectively, of its securities at a price of $1.00 per Unit, in connection with five separate closings (the Closings) of its private placement of securities (the Offering). Each Unit consists of one share of common stock of the Company, par value $.001 per share (Common Stock), and a warrant to purchase one-half of one share of Common Stock (the 2008 Investor Warrants). A total of 5,470,500 2008 Investor Warrants were issued in conjunction with the closings.

The 2008 Investor Warrants provide for the purchase of shares of Common Stock for five years at an original exercise price of $1.25 per share. The 2008 Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise” to the extent that a registration statement covering the shares of Common Stock underlying the 2008 Investor Warrants is not in effect following the one year anniversary of issuance. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the 2008 Investor Warrants in cash, the holder will forfeit a number of shares underlying the 2008 Investor Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds to the extent that 2008 Investor Warrants are exercised by cashless exercise. As a result of the Company’s recent private placement, the exercise price of the 2008 Investor Warrants was reduced to $0.59 pursuant to the terms of such warrants.

The exercise price and number of shares of Common Stock issuable on exercise of the 2008 Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The 2008 Investor Warrants are also subject to a weighted average price protection for the term of the 2008 Investor Warrants.

Through March of 2008, the Company paid the placement agent retained in connection with the Offering (the 2008 Placement Agent) a commission of 10% of the funds raised from the investors in connection with the Closings. In addition, the 2008 Placement Agent received warrants (the 2008 Placement Agent Warrants) to purchase a number of shares of Common Stock equal to 20% of the shares of Common Stock included in the Units sold to investors. As a result of the foregoing, the 2008 Placement Agent was paid commissions of $1,294,100 and received warrants to purchase 2,988,200 shares of Common Stock. The terms of these warrants were similar to those of the 2008 Investor Warrants, except that they had a seven-year term and $1.00 original exercise price. As a result of the Company’s recent private placement, the exercise price of the 2008 Placement Agent Warrants was reduced to $0.49 pursuant to the terms of such warrants.

The Company is subject to a derivative warrant liability instrument due to the fact that the related contract is not indexed to its own stock, as specified by ASC No. 815-40, Derivatives and Hedging-Contracts in entity’s Own Equity. The derivative is accounted for and classified as a “warrant liability” within the liabilities section of the consolidated balance sheet. The change in the fair value of the derivative is included within “Other income (expenses)” in the consolidated statements of operations. The change in the fair value of the derivative instrument affects the “Change in fair value of warrant liability” line in the “Cash flows from operating activities” section of the consolidated statements of cash flows.

At the date of issuance of the 2008 Investor Warrants and 2008 Placement Agent Warrants, based upon evaluation under applicable ASC No. 815 Derivatives and Hedging guidance, the Company initially determined that the financial instrument did not constitute a derivative, and, accordingly, reflected the balance within additional paid-in capital as of December 28, 2008 in the Company’s Form 10-K. During the fiscal quarter ended March 29, 2009, the Company re-assessed this categorization based upon the clarified “indexed to an entity’s own stock” criteria specified within ASC No. 815-40, which was effective for fiscal years beginning after December 15, 2008, and concluded that the financial instrument constituted a derivative. The aggregate fair value of the derivative at inception was determined to be $3,512,272, which was recorded as a derivative liability during the fiscal quarter ended March 29, 2009. At December 29, 2008, the aggregate fair value of the derivatives was $353,248. The decrease in the fair value of the derivative in the aggregate amount of $3,159,024 upon adoption of ASC No. 815-40 was recorded in the consolidated statements of changes in stockholders’ equity as a cumulative adjustment gain on derivative during the fiscal quarter ended March 29, 2009.

At July 3, 2011, the aggregate fair value of the derivative was $642,277. The decrease in the fair value of the derivative was in the aggregate amount of $490,987 and $809,392 during the fiscal quarter and six months ended July 3, 2011 respectively. The decrease in the fair value of the derivative was recorded in the consolidated statement of operations as other income. As a result of the most recent financing during 2010 and pursuant to the terms of the 2008 Investor Warrants, the exercise price was changed to $0.54 from $0.59.

The derivative is not intended to hedge any specific risk exposures, such as fluctuating interest rates, exchange rates, commodity prices, etc. Therefore, the derivative constitutes neither a cash flow hedge, nor a fair value hedge. The volume of derivative activity relates solely to the derivative warrant liability instrument itself, and changes in fair value thereon.

Tabular disclosure of the fair value of the derivative instrument in the consolidated balance sheets, and the effect of the derivative instrument on the consolidated balance sheets follows:

	As of July 3, 2011
	Liability Derivatives
	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments under FAS 133:
None

Derivatives not designated as hedging instruments under FAS 133:
Derivative warrant liability	Long-term liabilities	$642,277

Total derivatives		$642,277

The effect of the derivative instrument on the consolidated statements of operations for the quarter ended July 3, 2011 follows:

		Amount of Gain (Loss)	Amount of Gain (Loss)
		Recognized in	Recognized in
		Income on Derivative	Income on Derivative
	Location of Gain (Loss) Recognized in Income on Derivative	Three months ended July 3, 2011	Six months ended July 3, 2011

Derivatives not designated as hedging instruments under FAS 133:

Derivative warrant liability	Other Income (Expense)	$490,987	$809,392

Total		$490,987	$809,392
The fair value of the warrant liability was determined using the Black Scholes Option Pricing method. The valuation methodology uses a combination of observable (Level 2) and unobservable (Level 3) inputs in calculating fair value. As required by ASC 820, assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The fair value of the warrant liability was estimated on the date of issuance, as of December 29, 2008, and as of July 3, 2011, using the following assumptions:

	At Issuance	January 2, 2011	July 3, 2011
Expected term (years)	5 -7 Years	2 - 4 Years	2 - 4 Years
Expected volatility	32.34%	156.3%	140.77%
Risk-free interest rate	2.46%	0.61%	0.85%
Expected annual dividend	0.00%	0.00%	0.00%
The table below sets forth a summary of changes in the fair value of the Company’s level 3 derivative at December 29, 2008, and for the six months ended July 3, 2011:

Balance as of December 29, 2008	$—
Fair Value of warrant liability at issuance	3,512,272
Decrease in fair value at December 29, 2008	(3,159,024)
Decrease in fair value at December 27, 2009	(349,498)
Increase in fair value at January 2, 2011	1,447,919
Decrease in fair value during quarter ended April 3, 2011	(318,405)
Decrease in fair value during quarter ended July 3, 2011	(490,987)
Balance as of July 3, 2011	$642,277
2009 Warrants
On March 19, 2009, the Company sold 8% Senior Secured Convertible Debentures (the Debentures) to

investors in the principal amount of $3,315,000 and issued warrants (the 2009 Warrants and, collectively with the Debentures, the Securities) to purchase 12,750,000 shares of our Common Stock to such investors in connection with the first closing of our private placement of securities (the 2009 Offering). On April 20, 2009, the Company sold an additional $2,559,000 of Debentures in connection with the final closing of its private offering to accredited investors. The addition of both closings is $5,874,000 of Debentures. The Debentures bore interest at a rate of 8% and are due three years from the date they are issued. The Debentures were convertible into shares of Common Stock at $0.13 per share. In addition, each investor will received 5-year detachable warrants to purchase a number of shares of Common Stock equal to 50% of the shares underlying the Investor’s Debenture. Interest on the Debentures a rate of 8% per annum was payable on a quarterly basis. Subject to certain conditions, the Company had the right to pay interest on the Debentures in either cash or shares of Common Stock, or in a combination of cash and Common Stock. After the one year anniversary of the first closing of the 2009 Offering, the Company has the right to redeem the Debentures at a 20% premium, subject to certain conditions. Subject to certain conditions, the Company has the right to force conversion of the Debentures into shares of Common Stock. The Company has filed a registration statement with the Securities and Exchange Commission covering all shares of Common Stock issuable upon conversion of the Debentures and/or exercise of the 2009 Warrants.

The Company paid Garden State Securities, Inc., the placement agent retained in connection with the 2009 Offering (the 2009 Placement Agent), (i) a commission of 10% of the aggregate subscription amount of the Securities sold in the 2009 Offering, plus (ii) $50,000 for its legal fees and expenses, plus (iii) a non-accountable expense allowance equal to 3% of the aggregate subscription amount of the Securities sold in the 2009 Offering. In addition, the 2009 Placement Agent (or its assigns) received warrants (the 2009 Placement Agent Warrants) to purchase a number of shares of Common Stock equal to twenty percent (20%) of the maximum number of shares of Common Stock underlying the Debentures and 2009 Warrants sold in the 2009 Offering. As a result of the foregoing, the 2009 Placement Agent was paid a commission of $587,400 plus a non-accountable expense allowance of $176,220 and received warrants to purchase 5,100,000 shares of Common Stock for March 2009 first closing, and 3,936,923 for April 2009 second and final closing in connection with the 2009 Offering. The terms of these warrants were similar to those of the 2009 Warrants.

In conjunction with the Debentures and the 2009 Warrants, the Company recorded a debt discount of $3,130,200 associated with a beneficial conversion feature on the debt, which is being accreted using the effective interest method over the three year term of the debentures. Since the inception of the Debentures through the first fiscal quarter of 2011 ended on April 3, 2011 the Company has recorded interest expense of $3,090,379 in connection with the debt discount on the warrants and the beneficial conversion feature. Of the $3,130,200 in debt discount, $571,200 had an effective interest rate of 15.18%, and $2,559,000 had an effective interest rate of 82.97%. The Company has undergone additional financing in order to fund future working capital requirements.

Since the issuance of the debentures through September 30, 2010, debentures holders converted their debentures into common stock in the amount of $74,000. On October 1, 2010, the Company consummated the cancellation of ninety-eight percent (98%) of its outstanding 8% Senior Secured Convertible Debentures (the “Debentures”) in exchange (the “Debenture Exchange”) for shares of the Company Series A 8% Convertible Preferred Stock (the “Series A Preferred Stock”). An aggregate principal amount of $5,692,500 of outstanding Debentures was cancelled in exchange for 56,925 shares of Series A Preferred Stock.

Effective immediately with respect to one-half of the shares of Series A Preferred Stock issued in connection with the Debenture Exchange, and effective January 1, 2011 with respect to the remaining shares of Series A Preferred Stock issued in connection with the Debenture Exchange, each holder of Series A Preferred Stock may convert his, her or its shares of Series A Preferred Stock into shares of

Common Stock at a conversion price equal to $0.13 (“Series A Conversion Price”). The number of shares of the common stock into which the Series A Preferred Stock is currently convertible is 39,942,308. However, the number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series A Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series A Preferred Stock to shares of Common Stock at the Series A Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series A Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares. The terms of the Series A Preferred Stock are more fully set forth in the Certificate of Designation attached hereto as Exhibit 3.2 and incorporated herein by reference.

In order to induce the conversion and extinguishment of debt, the exercise price of the Common Stock Purchase Warrants issued to the investors in connection with their Debentures was reduced from $0.14 to $0.09 per share of Common Stock, and the termination date of the Common Stock Purchase Warrants was extended to the six year anniversary of the initial exercise dates of the warrants. In addition, the Common Stock Purchase Warrants were modified so that such warrants are not exercisable until the one year anniversary of the closing of the Debenture Exchange.
4.	Stock-Based Compensation

The Company has two share-based, shareholder approved employee compensation plans, the KnowFat 2004 Stock Option Plan (the 2004 Plan) and the UFood 2007 Equity Incentive Plan (the 2007 Plan, and together with the 2004 Plan, the Equity Plans), which are described below.

The Company estimates the fair value of stock options using a Black Scholes option pricing model. Key inputs used to estimate the fair value of stock options include the exercise price of the award, the expected option term, the expected volatility of the Company’s stock over the option’s expected term, the risk-free interest rate over the option’s expected term, and the Company’s expected annual dividend yield.

The 2004 Plan

Under the terms of the 2004 Plan, the Company was authorized to grant incentive stock options (ISO’s), non-qualified stock options and restricted stock for up to 32,757 shares of common stock in the aggregate, to employees, officers, directors, consultants and agents of the Company. The Company believes that such awards align the interests of its employees with those of its shareholders. In general, stock option awards under the 2004 Plan are granted with an exercise price equal to the fair value of the Company’s stock at the date of grant, vest over a three-year period and expire ten years from the date of grant. As a result of the Merger, no awards will be made under the 2004 Plan after December 18, 2007.

The 2007 Plan

There were no awards under the 2007 Plan prior to December 18, 2007. Awards of ISO’s, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock or performance units may be made under the 2007 Plan of up to a maximum of 9,000,000 shares of Common Stock to employees, directors, consultants and agents of the Company. The Company believes awards under the 2007 Plan align the interests of its employees with those of its shareholders. On April 1st, 2010 the Company’s Board of Directors approved the grant of 2,070,000 options to purchase shares of the Company’s common stock to Officers and employees, fully vested at grant. At July 3, 2011, there were 5,711,849 stock options outstanding under the 2007 Plan. At July 3, 2011, options to purchase 5,711,849 shares of Common Stock were exercisable at a weighted average exercise price of $0.19.

Activity under the 2007 Plan for the six months ended July 3, 2011 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
Outstanding at January 2, 2011	5,884,990	$0.19	7.9	$200,500
Granted	—	—	—
Exercised	—	—	—
Forfeited	(173,141)	—	—

Outstanding at July3, 2011	5,711,849	$0.19	7.4	$—

Exercisable at July 3, 2011	5,711,849	$0.19	7.4	$—

At July 3, 2011 there were 3,288,151 options available for grant under the 2007 Plan. The aggregate intrinsic value in the table above represents the total intrinsic value, based on the Company’s closing stock price of $0.15 as of July 3, 2011 which would have been received by the options holders had all option holders exercise their options as of that date.

Other Equity Awards

On April 1st, 2010 the Company’s Board of Directors approved the grant of non-qualified stock options to purchase 600,000 shares of the Company’s common stock with an exercise price of $0.19 and a vesting schedule of equal amounts over the next four months to Mr. Richard Fisher. This grant was pursuant to the terms of his consulting agreement with the Company. As a result of this grant the Company recognized an expense of $39,853.

Also on June 12, 2010, the Board of Directors approved the grant of 10,000 Series “B” Preferred Shares to Summit Trading Limited according to its service agreement to provide investor relations and public relations services to the Company. These preferred shares were fully vested at the execution of the agreement. The face value of the preferred shares is $100 per share and the conversion price to common stock is $0.23. Pursuant to Section 3 of the Agreement, the Company terminated the agreement on December 8, 2010 which such cancelation reduced the number of preferred shares to be issued by one-half to 5,000 shares. As a result of this grant, General and Administrative expenses recorded an expense of $500,000 of stock-based compensation expense.

On June 30th, 2010 the Company’s Board of Directors awarded to its vendors, executives, Board of Directors and employees, non-qualified stock options to purchase 7,703,673 shares of the Company’s common stock with an exercise price of $0.19. The vesting schedule varies from one year through three years. As a result of this grant, the Company will recognize an expense in the total amount of $1,519,255 over the vesting period. At July 3, 2011 there was $634,827 of total unrecognized compensation cost related to non-vested options granted outside of any Plan. This cost will be recognized over approximately 27 months.

On November 17, 2010 the Company’s Board of Directors awarded to Jeffrey Bonasia, a marketing consultant, non-qualified stock options to purchase 250,000 shares of the Company’s common stock with an exercise price of $0.27. The vesting schedule is over a five month period pursuant to his consulting agreement with the Company. The Company will recognize an expense in the total amount of $55,631 over the vesting period.

On April 27, 2011 the Company’s Board of Directors awarded the following grants:

Name	Type	Number of Shares	Exercise Price	Termination	Vesting Schedule
Charles Yelen	Warrant	10,000	$0.16	5 years from the	All shares vest
				date of grant	upon date of grant
Charles Yelen	Warrant	10,000 to be	Market closing	5 years from the	All shares vest
		granted upon the	price at grant	date of grant	upon date of grant
		opening of each of
		three stores
Charles Yelen	Warrant	2,000 to be granted	Market closing	5 years from the	All shares vest
		upon the opening of	price at grant	date of grant	upon date of grant
		each of store
		after the third
		store
Jeffrey Bonasia	Non-Qualified stock	500,000	$0.16	5 years from the	Equal monthly
	options			date of grant	amounts for 24
					months following
					the date of the
					grant.
Health Corp	Shares of common	20,000	None	None	None
	stock
MK3	Non-qualified stock	69,625	$0.16	10 years from the	All shares vest
	options			date of grant	upon date of the
					grant
John Howell	Non-qualified stock	25,000	$0.16	5 years from the	Equal monthly
	options			date of grant	amounts for 12
					months following
					the date of the
					grant.
Raymund C. King	Non-qualified stock	25,000	$0.16	5 years from the	Equal monthly
	options			date of grant	amounts for 12
					months following
					the date of the
					grant
Paul W. Essex	Non-qualified stock	25,000	$0.16	5 years from the	Equal monthly
	options			date of grant	amounts for 12
					months following
					the date of the
					grant.
William A. Chatfield	Non-qualified stock	25,000	$0.16	5 years from the	Equal monthly
	options			date of grant	amounts for 12
					months following
					the date of the
					grant.

Name	Type	Number of Shares	Exercise Price	Termination	Vesting Schedule
William J. Blalock	Non-qualified stock	25,000	$0.16	5 years from the	Equal monthly
	options			date of grant	amounts for 12
					months following
					the date of the
					grant.
Mark R. Milliken	Non-qualified stock	25,000	$0.16	5 years from the	Equal monthly
	options			date of grant	amounts for 12
					months following
					the date of the
					grant.
Stacey Bell	Non-qualified stock	25,000	$0.16	5 years from the	Equal monthly
	options			date of grant	amounts for 12
					months following
					the date of the
					grant.
Activity of Non-Qualified Stock Options outside of any plan from January 2, 2011 through July 3, 2011 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
Outstanding at January 2, 2011	8,728,673	$0.19	9.2	$245,993
Granted	744,625	0.16	—
Forfeited	(174,000)	0.19	—

Outstanding at July 3, 2011	9,299,298	$0.19	7.7	$-0-

Exercisable at July 3, 2011	6,090,509	$0.19	7.7	$-0-

5.	Capital Stock

2010 Private Placement

Series “B” Preferred Stock
On October 4 and October 29, 2010, the Company issued and sold 27,950 shares and 6,450 shares, respectively, of Series B 8% Convertible Preferred Stock, par value $0.001 per share (the Series “B” Preferred Stock), at $100.00 per share for a total of $3,440,000. Effective January 1, 2011, each holder of the Series “B” Preferred Stock may convert his, her or its shares of Series “B” Preferred Stock into shares of Common Stock at a conversion price equal to $0.23. The Series “B” Preferred Stock is convertible into 14,956,522 shares of Common Stock at the original conversion price. However, the number of shares is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series B conversion price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series “B” Preferred Stock to shares of Common Stock at the Series B Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series B Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.

Each investor who participated in the Offering also received a warrant to purchase 100 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), per share of Preferred Stock purchased (the “Investor Warrants”). The Company issued warrants to purchase an aggregate of 3,440,000 shares of Common Stock to investors who participated in the Offering.

The Company paid Garden State Securities, Inc., the exclusive placement agent retained in connection with the Offering (the “Placement Agent”), a commission of 10% of the funds raised from the investors in connection with each closing of the Offering. In addition, the Placement Agent received warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 15% of the shares of Common Stock underlying the shares of Series “B” Preferred Stock sold to investors in connection with the each closing of the Offering. As a result of the foregoing, the Placement Agent was paid a commission of $344,000 and received warrants to purchase 2,243,478 shares of Common Stock in connection with the both closings of the Offering.

The holders of Series “B” Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series A 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.

We evaluated the Series “B” Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $1,793,428 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been expensed to retained earnings.

Warrants

As stated above, the Company issued to each investor who participated in the Offering a warrant to purchase 100 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), per share of Preferred Stock purchased (the “Investor Warrants”). The Company issued warrants to purchase an aggregate of 3,440,000 shares of Common Stock to the participating investors. Also, the Company issued to the placement agent warrants to purchase an aggregate of 2,243,478 shares of common stock in connection with the most private placement.

The Investor Warrants provide for the purchase of shares of Common Stock for five years at an exercise price of $0.29 per whole share. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the Investor Warrants in cash, the holder will forfeit a number of shares underlying the Investor Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds to the extent that Investor Warrants are exercised by cashless exercise.

The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The Investor Warrants are also subject to a weighted average price protection for the term of the Investor Warrants. The Placement Agent Warrants are substantially identical to the terms of the Investor Warrants except that the Placement Agent

Warrants have cashless exercise rights to the extent that a registration statement covering the shares of Common Stock underlying the Placement Agent Warrants is not in effect six months following the date of issuance.

Furthermore, we have calculated the relative fair value of the warrants on their date of grant, which was determined to be $1,074,563 and was recorded as additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The fair value of the warrants was calculated on the dates of issuance, using the following assumptions:

	October 4, 2010	October 29, 2010
Expected term (years)	5 Years	5 Years
Expected volatility	118.45%	118.45%
Risk-free interest rate	1.26%	1.17%
Expected annual dividend	0.00%	0.00%
Debentures conversion into Series “A” Preferred Stock

On October 1, 2010, the Company extinguished of approximately ninety-eight percent (98%) of the Debentures in exchange for shares of the Company’s Series A 8% Convertible Preferred Stock (the “Series A Preferred Stock”). An aggregate principal amount of $5,692,500 of outstanding Debentures was extinguished in exchange for 56,925 shares of Series A Preferred Stock. The face value of each preferred share is $100 with an aggregate value of the transaction of $5,692,500. The holders of Series A Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series B 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.

Each holder of Series A Preferred Stock may convert his, her or its shares of Series A Preferred Stock into shares of Common Stock at a conversion price equal to $0.13. The number of shares of the common stock into which the Series A Preferred Stock is currently convertible is 39,922,308. However, the number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series A Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series A Preferred Stock to shares of Common Stock at the Series A Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series A Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.

Approximately $2,200,869 of the debt discount relating to the beneficial conversion option and the 2009 Warrants issued to the Debenture holders was recorded to interest expense as a result of the extinguishment of the Debentures. Furthermore, the intrinsic value of the beneficial conversion feature at the date of extinguishment was calculated to be approximately $5,692,500 and, as such, we recorded a gain on extinguishment of debt for that amount.

We have evaluated the Series A Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $5,692,443 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been recorded to retained earnings.

In conjunction with the extinguishment of debt, the Company modified the exercise price of the 2009 Warrants. The exercise price was reduced from $0.14 to $0.09 per share of Common Stock. As such, we have calculated the fair value of the warrants on the date of the modification to be approximately $6,181,501 and recorded the increase in fair value of $4,616,401 as an addition to additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.17%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years.
6.	Income Taxes

The Company applies the provisions of ASC No. 740-10-25, Accounting for Uncertainty in Income Taxes which requires that the impact of tax positions taken by the Company be recognized in the financial statements if they are more likely than not of being sustained based upon the technical merits of the position. The Company has a valuation allowance against the full amount of its net deferred taxes. The Company currently provides a valuation allowance against deferred taxes when it is more likely than not that some portion, or all, of its deferred tax assets will not be realized.

No provision for current income taxes has been recorded for the three and six months ended July 3, 2011 and June 27, 2010 due to the Company’s cumulative net losses. Significant components of deferred tax assets are net operating loss carryforwards; start-up costs and organizational costs capitalized for tax purposes, and deferred revenue. Significant component of deferred tax liabilities is depreciation of property and equipment.

Management has evaluated the evidence bearing upon the realization of its deferred tax assets and has determined that it is more likely than not that the Company will not recognize the benefits of its federal and state deferred tax assets. As a result, the Company has recorded a full valuation allowance against its deferred tax assets. If the Company should generate sustained future taxable income against which these tax attributes might be applied, some portion or all of the valuation allowance would be reversed.

The Company’s income tax returns have not been audited by the Internal Revenue Service (IRS) or any state taxing authority. The years 2007 through 2010 remain open to examination by the IRS and state taxing authority. The Company believes it is not subject to any tax exposure beyond the preceding discussion. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.
7.	Commitments and Contingencies

We are subject to legal proceedings and claims which arise in the normal course of business. Although there can be no assurance as to the ultimate outcome, we generally have denied, or believe we have a meritorious defense and will deny, liability in all significant cases pending against us, and we intend to defend vigorously each such case. Based on information currently available, we believe the amount, or range, of reasonably possible losses in connection with the actions against us, in excess of established reserves, in the aggregate, not to be material to our consolidated financial condition or cash flows. However, losses may be material to our operating results for any particular future period, depending on the level of our income for such period.
8.	Supplemental Disclosures of Cash Flow Information

	Three Months Ended		Six Months Ended
	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010
Cash paid during the period for interest	$3,409	$18,639	$7,112	$39,225

Preferred stock dividends paid with common stock	$27,970	$—	$27,970	$—

Property and equipment acquired with capital lease	$—	$—	$—	$8,163

9.	Loss per share

The amounts used for basic and diluted per share calculations are as follows:

	Three Months Ended		Six Months Ended
	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010
Net loss allocable to common stockholders	$(587,360)	$(1,390,661)	$(1,493,992)	$(2,586,509)

Weighted average number of shares outstanding — basic and diluted	41,857,226	39,002,440	41,197,964	38,551,920

Basic and diluted per common share	$(0.01)	$(0.04)	$(0.04)	$(0.07)

Diluted earnings (loss) per share are not presented since the effect of the assumed exercise of options and warrants to purchase common stock would have been anti-dilutive. A total of a 66,004,677 and 52,065,042 potential common shares from the assumed exercise of options and warrants were excluded from the calculation of diluted net loss per share for the three and six month periods ended July 3, 2011 and June 27, 2010 respectively, because their inclusion would have been anti-dilutive.
10.	Segment Data

The Company operates two business segments; Store Operations and Franchise Operations. The Store Operations segment comprises the operating activities of restaurants owned or operated by the Company. The Franchise Operations segment is comprised of the operating activities of the franchise business unit which licenses qualified operators to conduct business under the Knowfat and UFood Grill tradenames and also costs to monitor the operations of these business units. Under the terms of the franchise agreements, the licensed operators pay royalties and fees to the Company in return for the use of the Knowfat and UFood Grill tradenames.

The accounting policies of the segments are the same. Interest expense has been allocated based on operating results and total assets employed in each segment. Inter-segment transactions are uncommon and not material. Therefore, they have not been separately reflected in the financial table below. The totals of the reportable segments’ revenues and net loss agree with the comparable amounts contained in the Company’s consolidated financial statements.

Segment information for the Company’s two business segments follows:

	Three Months Ended		Six Months Ended
	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010
Revenues:
Store operations	$1,068,144	$1,199,274	$1,986,213	$2,268,244
Franchise operations	62,907	103,806	119,891	156,974

Total revenue	$1,131,051	$1,303,080	$2,106,104	$2,425,218

Segment income (loss):
Store operations	$(796)	$42,608	$(79,373)	$32,601
Franchise operations	(160,013)	(218,899)	(300,992)	(388,591)

Total segment loss	$(160,809)	$(176,291)	$(380,365)	$(355,990)

Unallocated general and administrative expenses	$563,193	$511,208	$1,241,429	$954,142
Advertising, marketing and promotion	53,175	70,683	115,595	110,335
Depreciation and amortization	95,570	81,093	181,220	164,075

Interest expense, net	10,087	398,201	18,470	779,882
Other (income) expense	(490,987)	153,185	(809,392)	222,085

Net loss	$(395,847)	$(1,390,661	$(1,127,687)	$(2,586,509)

Management’s Discussion and Analysis of Financial Condition and Results of Operations Executive Summary Fiscal year Ended January 2, 2011 Compared to Fiscal year Ended December 27, 2009

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this report. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this report.

Overview

Our operations currently consist of eight restaurants in the Boston area and Dallas Forth Worth, TX and Cleveland, OH; comprising four Company-owned restaurants and four franchise-owned locations. We have entered into a total of four area development agreements and three franchise agreements covering 57 franchise units in the following states: Texas, Ohio, Massachusetts, Florida and the Washington, DC area. Furthermore, two of the area development agreements are for non-traditional locations such as airports, colleges, travel plazas, and hospitals across the United States. The 57 units include four franchise locations currently open and operating, and requiring an additional 53 future UFood Grill outlets to be developed by franchisees. The Naples, FL location was closed on July 24, 2010. On July 17, 2010 the Cleveland Hopkins International Airport location was open.

We view ourselves primarily as a franchisor and continually review our restaurant ownership mix (that is our mix among Company-owned, franchised and joint venture locations) in an endeavor to deliver a pleasant customer experience and drive profitability. In most cases, franchising is the best way to achieve both goals. In our Company-owned stores, and in collaboration with our franchisees, we further develop and refine operating standards, marketing concepts and product and pricing strategies, so that we introduce system-wide only those that we believe are most beneficial.

We include in this discussion information on company, franchisee, and/or system-wide comparable sales. System-wide sales are a non-GAAP financial measure that includes sales at all Company-owned and franchise-operated stores, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning and budgeting analysis. Management believes it is useful in assessing customer acceptance of our brand and facilitating an understanding of financial performance as our franchisees pay royalties and contribute to marketing funds based on a percentage of their sales.

We derive revenues from three sources: (i) store sales which include sales of hot and cold prepared food in a fast casual dining environment as well as sales of health and nutrition related products; (ii) franchise royalties and fees represent amounts earned under franchise and area development agreements; and (iii) other revenues derived primarily from the sale of marketing materials to franchisees. Store operating expenses include the cost of goods, food and paper products sold in Company-owned stores as well as labor and other operating costs incurred to operate Company-owned stores. General and administrative expenses, advertising, marketing and promotion expenses and depreciation expense relate to all three revenue sources.

Critical Accounting Policies & Estimates

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements for the fiscal years ended January 2, 2011 and December 27, 2009 which have been prepared in accordance with accounting principles generally accepted in the United

States. The preparation of the consolidated financial statements requires us to make estimates, judgments and assumptions, which we believe to be reasonable, based on the information available. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Variances in the estimates or assumptions used could yield materially different accounting results. On an ongoing basis, we evaluate the continued appropriateness of our accounting policies and resulting estimates to make adjustments we consider appropriate under the facts and circumstances.

We have chosen accounting policies we believe are appropriate to report accurately and fairly our operating results and financial position, and we apply those accounting policies in a consistent manner.
Revenue Recognition

The Company records revenue for Company-owned store sales upon the delivery of the related food and other products to the customer. The Company records a liability in the period in which a gift card is issued and proceeds are received. As gift cards are redeemed, this liability is reduced and revenue is recognized.

The Company follows the accounting guidance of ASC No. 952 Franchisors. Franchisee deposits represent advances on initial franchise fees prior to the opening of the franchisee location. We recognize initial franchise fee revenue when all material services we are required to perform and all material conditions we are required to satisfy have been substantially completed, which is generally the opening of the franchised location. The Company defers direct costs related to franchise sales until the related revenue is recognized; however, the deferred costs shall not exceed anticipated revenue less estimated additional related costs. Such costs include training, facilities design, menu planning and marketing. Franchise royalty revenues are recognized in the same period the relevant franchisee sales occur.

Goodwill and Other Intangible Assets

We account for goodwill and other intangible assets under ASC No. 805, Business Combinations, and ASC No. 350-20 to 30, Goodwill and Other Intangible Assets. ASC No. 805 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that certain intangible assets acquired in a business combination be recognized as assets apart from goodwill. Under ASC No. 350-20 to 30, purchased goodwill and intangible assets with indefinite lives are not amortized, but instead tested for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill attributable to our franchise operations segment is evaluated by comparing the Company’s fair market value, determined based upon quoted market prices of the Company’s equity securities, to the carrying amount of goodwill. The goodwill attributable to our franchise operations segment was impaired due to the decision to not renew the lease agreement for a property originally leased as a training facility. The carrying amount of the goodwill attributable to franchise operations exceeded its implied fair value and the Company recognized a non-cash impairment charge of $136,000, during the year ended December 27, 2009. Goodwill attributable to our store operations segment is evaluated on a restaurant-by-restaurant basis by comparing the restaurant’s estimated fair value to the carrying value of the restaurant’s underlying net assets inclusive of goodwill. Fair value is determined based upon the restaurant’s estimated future cash flows. Future cash flows are estimated based upon a restaurant’s historical operating performance and management’s estimates of future revenues and expenses over the period of time that the Company expects to operate the restaurant, which generally coincides with the initial term of the restaurant’s lease but which may take into account the restaurant’s first lease renewal period up to 5 years. The estimate of a restaurant’s future cash flows may also include an estimate of the restaurant’s terminal value, determined by applying a capitalization rate to the restaurant’s estimated cash flows during the last year of the forecast period. The capitalization rate used by the Company was determined based upon the restaurant’s location, cash flows and growth prospects.

As of the first day of the fourth quarter of the year ended January 2, 2011 according to our policy we have tested the carrying value of the Goodwill attributable to our store operations and no impairment was necessary. The carrying amount of goodwill may be impaired in the future if our actual operating results and cash flows fall short of our expectations

Deferred Financing Costs

Deferred financing costs represent costs paid to third parties in order to obtain long-term financing and have been included in other assets. Deferred financing costs are amortized over the life of the related debt. Amortization expense related to these costs were $750,155 and $266,176 for the years ended January 2, 2011 and December 27, 2009, respectively, and is included in interest expense.

Impairment of Long-Lived Assets

In accordance with ASC No. 360 Property, Plant and Equipment, when impairment indicators exist, the Company evaluates its long-lived assets for potential impairment. Potential impairment is assessed when there is evidence that events or changes in circumstances have occurred that indicate the carrying amount of an asset may not be recovered. When events or changes in circumstances have occurred that indicate a long-lived asset may be impaired, the Company uses estimates of future cash flows on a restaurant-by-restaurant basis to test the recoverability of its long-lived assets. Future cash flows are estimated based upon the restaurant’s historical operating performance and management’s projections of future revenues and expenses and may take into account the restaurant’s estimated terminal value. Long-lived assets may be impaired in the future if our actual operating results and cash flows fall short of our expectations.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the reasonably assured lease term as defined in ASC No. 840, Leases. The reasonably assured lease term on most of the Company’s leases is the initial non-cancelable lease term, which generally equates to between 5 and 10 years. In addition, certain of the Company’s lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy. The Company includes any rent escalations and other rent holidays in its determination of straight-line rent expense. Therefore, rent expense for new locations is charged to expense upon the commencement date of the lease.

Stock-Based Compensation

The Company maintains two stock-based incentive plans. The Company grants options to purchase common stock at an option price equal to the market value of the stock at the date of grant. Options generally vest over a three-year period beginning on the date of grant and have a ten-year contractual term.

The Company applies the fair value recognition provisions of ASC No. 718, Compensation-Stock Compensation, which requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company uses the

Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them and the estimated volatility of the Company’s common stock price over the expected term.

Stock-based compensation expense recognized during the fiscal year ended January 2, 2011 totaled approximately $1,055,569 for stock options. Stock-based compensation expense recognized during the fiscal year ended December 27, 2009 totaled approximately $483,625 for stock options. Stock-based compensation expense was included in general and administrative expenses in the accompanying consolidated statements of operations.

Executive Summary of Results

The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in our consolidated statements of operations for the periods indicated. Percentages may not add due to rounding:

	Year Ended
	January 2,	December 27,
	2011	2009
Revenues:
Store sales	91.4%	85.0%
Franchise royalties and fees	6.3	7.9
Other revenue	2.3	7.1

	100.0%	100.0%

Costs and expenses:
Store operating expenses (1):
Food and paper cost	33.3%	32.6%
Cost of goods sold	7.3	7.4
Labor	28.4	29.2
Occupancy	8.8	12.0
Other store operating expenses	18.0	16.8
General and administrative expenses	83.5	67.8
Advertising, marketing and promotion expenses	4.7	4.0
Depreciation and amortization	6.6	7.5
Loss on disposal of assets, Impairment of Goodwill and Long-lived assets	0.5	4.1

Total costs and expenses	179.5	163.6

Operating loss	(79.5)	(63.6)

Other income (expense):
Interest income	0.1	0.4
Interest expense	(78.8)	(17.5)
Other expense, net	(7.5)	8.1

Other income (expense), net	(86.2)	(9.0)

Loss before income taxes	(165.7)	(72.6)
Income taxes	—	—

Net loss	(165.7%)	(72.6%)

(1)	Food and paper costs are shown as a percentage of food sales. The cost of nutritional products,labor, occupancy and other store operating expenses are shown as a percentage of total store sales.

The following table sets forth certain data relating to the number of Company-owned, franchise-operated and system-wide store locations:

	Year Ended
	January 2,	December 27,
	2011	2009
Company-owned locations:
Locations at the beginning of the year	4	4
Locations opened	—	—
Locations closed	—	—
Locations sold	—	—
Locations transferred	—	—

Locations at the end of the year	4	4

Franchise-operated locations:
Locations at the beginning of the year	4	6
Locations opened	2	4
Locations closed	(2)	(6)
Locations sold	—	—
Locations transferred	—	—

Locations at the end of the year	4	4

System-wide locations
Locations at the beginning of the year	8	10
Locations opened	2	4
Locations closed	(2)	(6)
Locations sold	—	—
Locations transferred	—	—

Locations at the end of the year	8	8

Fiscal year 2010 compared to 2009

Our fiscal year ends on the Sunday nearest to December 31 of each year. As a result, every five or six years our fiscal year contains 53 calendar weeks. The fiscal year 2010 contained 53 weeks, whereas the fiscal year 2009 contained 52 weeks. While certain expenses increased in direct relationship to additional revenue from the 53rd week, other costs (for example, depreciation and other fixed costs) are recorded on a calendar month basis. Therefore, the impact of the additional week is not necessarily indicative of a typical relationship of expenses to revenues measured over a longer period of comparison, such as a fiscal month or a fiscal quarter. We estimate that the extra week of operations generated incremental revenue of approximately $67,117 and incremental expenses of approximately $47,907 in fiscal year 2010.

General

For the Fiscal year ended January 2, 2011, our comparable store sales for Company-owned stores decreased by 2.4%. All of the comparable store locations are located in the greater Boston area. Comparable store sales are based on sales for stores that have been in operation for the entire period of comparison. Franchisee-owned stores which we acquire are included in comparable store sales once they have been open for the entire period of comparison. Comparable store sales exclude closed locations.

Results of Operations

Revenues

Our total revenues for the year ended January 2, 2011 decreased by $507,897, or 9.3%, to $4,942,939 from $5,450,836 for the year ended December 27, 2009. The decrease in total revenues for the year ended January 2, 2011, as compared to the prior year was primarily due to the recognition during the year ended December 27, 2009 of franchise deposits as revenue for the cancellation of several franchise agreements with no material obligations to be satisfied by the Company; and the decrease of Company-owned stores revenue as well as a reduction of royalty revenue due to fewer franchised stores operating.

Total store sales at Company-owned stores for the year ended January 2, 2011 decreased by $114,343, or 2.5%, to $4,518,308 from $4,632,651, for the year ended December 27, 2009. As a percentage of total revenues, sales at Company-owned stores increased to 91.4% of total revenues for the year ended January 2, 2011 from 85.0% of total revenues for the year ended December 27, 2009. The decrease in sales at Company-owned stores for the year ended January 2, 2011 was primarily due the decrease in same store sales and the closing of a company-operated store during 2009.

During the year ended January 2, 2011, franchise royalties and fees decreased by $116,948, or 27.2% to $312,589 from $429,537 for the year ended December 27, 2009 primarily due to a decrease in franchise fees and royalties as a result of less franchised stores in the system. The Company recognized $70,000 of revenue from initial franchise fees during the year ended January 2, 2011 compared with $157,500 for the year ended December 27, 2009.

The other revenue for the year ended January 2, 2011 decrease by $276,606, or 71.2% to $112,042 from $388,648 for the year ended December 27, 2009 primarily attributable to the cancellation of several franchise agreements during 2009, resulting in the recognition of revenues for the franchise deposits since the Company didn’t have any material obligations going forward.

Our operations currently consist of eight restaurants in the Boston area and Dallas Forth Worth, TX and Cleveland, OH; comprising four Company-owned restaurants and four franchise-owned locations. We have entered into a total of four area development agreements and three franchise agreements covering 57 franchise units in the following states: Texas, Ohio, Massachusetts, Florida and the Washington, DC area. Furthermore, two of the area development agreements are for non-traditional locations such as airports, colleges, travel plazas, and hospitals across the United States. The 57 units include four franchise locations currently open and operating, and requiring an additional 53 future UFood Grill outlets to be developed by franchisees. The Naples, FL location was closed on July 24, 2010. On July 17, 2010 the Cleveland Hopkins International Airport location was open.

During the year ended January 2, 2011, we terminated the area development agreements for San Jose, California and Naples, Florida. Our standard franchise and area development agreements require franchisees and area developers to develop a specified number of stores on or before specific dates. If a franchisee or area developer fails to develop stores on schedule, we have the right to terminate the agreement, retain up-front franchise fees and develop Company-owned locations or develop locations through new area developers in that market. We may exercise one or more alternative remedies to address defaults by area developers and franchisees of the terms of their franchise agreements including the failure to open locations on time and non-compliance with our operating and brand requirements and other covenants under the franchise agreement.

Costs and Expenses

Cost of food and paper products for the year ended January 2, 2011, decreased by $3,937, or 0.3%, to $1,332,303 from $1,336,240 for the year ended December 27, 2009. The decrease in food and paper cost was primarily due to the decrease in Company-owned stores revenue. As a percentage of store sales, food and paper cost increased to 33.3% of store sales for the year ended January 2, 2011, from 32.6% of store sales for the year ended December 27, 2009. The increase in food and paper cost as a percentage of store sales was primarily due to the introduction of bundle items with promotional pricing in order to attract new customers and to increase the frequency of store visits. The cost of goods sold for the year ended January 2, 2011, decreased by $15,669, or 4.6% to $328,550 from $344,219 for the year ended December 27, 2009. The decrease in cost of goods sold was primarily due to the decrease of same store sales of nutritional products. As a percentage of the retail-nutritional products sales, the cost of goods sold decreased to 64.2% of store retail sales for the year ended January 2, 2011, from 65.1% of store retail sales for the year ended December 27, 2009.

Labor expense for the year ended January 2, 2011, decreased by $69,350, or 5.1%, to $1,284,751 from $1,354,101, for the year ended December 27, 2009. The decrease in labor expense was primarily attributable to decrease of man hours and new store managers at entry salary levels. As a percentage of store sales, labor expense decreased to 28.4% of store sales for the year ended January 2, 2011, from 29.2% of store sales for the year ended December 27, 2009. The decrease in labor expense as a percentage of store sales for the year ended January 2, 2011, was primarily due to the reduction of man hours at the stores and new store managers with a an salary at an entry level.

Occupancy costs for the year ended January 2, 2011, decreased by $156,979, or 28.3%, to $397,944 from $554,923 for the year ended December 27, 2009. The decrease in occupancy costs was primarily attributable to the lease amendment of one of our locations adjusting the rent charge to 50% of the current rate with no increments for the remaining term of the lease; as a result of this amendment the Company booked an adjustment to the straight line rent of $39,000. Also, some rents are based on a percentage of sales and lower sales result in lower rent. In addition, our Common Area Maintenance charges were lower than the year ended December 27, 2009. As a percentage of store sales, occupancy costs decreased to 8.8% of store sales for the year ended January 2, 2011, from 12.0% of store sales for the year ended December 27, 2009.

Other store operating expenses for the year ended January 2, 2011, increased by $36,178, or 4.6%, to $814,333 from $778,155 for the year ended December 27, 2009. The increase in other store operating expenses was primarily due to maintenance and repairs expenses as well as credit card fees. As a percentage of store sales, other store operating expenses increased to 18.0% of store sales during the year ended January 2, 2011, from 16.8% of store sales during the year ended December 27, 2009.

General and administrative expenses for the year ended January 2, 2011, increased by $432,857, or 11.7%, to $4,129,282 from $3,696,425 for the year ended December 27, 2009. The increase in general and administrative expenses for the year ended January 2, 2011, compared to the same period in the prior year is primarily due to higher non-cash stock based compensation for officers, directors, employees and vendors related to the investor relations and marketing, partially offset by, reduction in personnel cash costs, consulting expenses, insurance, legal, and rent expenses. The variance for each major category is as follows:
•	The personnel related costs increase was $399,894 and it is comprised of $172,050 reduction of payroll expenses due to the decline of corporate staff headcount, and offset by $571,944 higher stock base compensation than the prior year primarily due to the amendment of the employment agreements of the Company’s Chief Executive Officer and Chief Operating Officer, awarding 3,250,000 and 1,205,673 non-qualified stock options respectively, for which half of their non-qualified stock options grants vested at the execution of the agreement and half over a three year period. The fair value of the stock options granted during 2010 was calculated with the Black-Scholes model. A key aspect of the Black-Scholes model is volatility. The Company changed the expected volatility estimate to an index of the Company’s history combined with volatility of peer companies. The usage of the Company’s history of volatility had a significant impact.

•	General and administrative expenses for the year ended January 2, 2011 include $572,434 of investor and public relations expenses compared to $82,819 for the year ended December 27, 2009. The increase of $489,615 was primarily due to the grant of 10,000 Series “B” preferred shares pursuant to a service agreement for investor and public relations executed on June 29th, 2010 with a term of 12 months from the date of the execution. Pursuant to Section 3 of the Agreement, the Company terminated the agreement on December 8, 2010 which such cancelation reduced the number of preferred shares to be issued by one-half to 5,000 shares.

•	The year-over-year decrease of legal expenses of $163,833 was primarily due to the legal cost associated with the mechanic’s liens in connection with the build-out of premises, which the original contractor failed to pay the subcontractors during the year ended December 27, 2009.

•	The decrease in insurance expenses of $82,678 was primarily due to the cancelation of the key man insurance on our Chief Executive Officer, George Naddaff during the first quarter of 2010.

•	The rent expense reduction of $164,939 during the year ended January 2, 2011 was as a result of moving the Corporate Offices to a smaller suite in the same building for about the one-third of the cost of the previous lease. An adjustment of $110,912 to the straight line rent accrual was booked.
The general and administrative expenses as a percentage of total revenues, increased to 83.5% of total revenues for the year ended January 2, 2011, from 67.8% of total revenues for the year ended December 27, 2009.

Advertising, marketing and promotion expenses for the year ended January 2, 2011, increased by $14,097 or 6.4%, to $233,457 from $219,360 for the year ended December 27, 2009. The increase in advertising, marketing and promotion expenses was primarily due to the increase of the stock grant market value to George Foreman Ventures partially offset by a reduction of media expenses for a TV campaign conducted in 2009. As a percentage of total revenues, advertising, marketing and promotion expenses increased to 4.7% of total revenues in 2010 from 4% of total revenues in 2009.

Depreciation and amortization expense for the year ended January 2, 2011, decreased by $81,641, or 20.0%, to $325,952 from $407,593 for the year ended December 27, 2009 due to the utilization of some fully depreciated equipment in our company-owned stores. As a percentage of total revenues, depreciation and amortization expense decreased to 6.6% of total revenues for the year ended January 2, 2011, from 7.5% of total revenues for the year ended December 27, 2009.

Net interest expense/income for the year ended January 2, 2011, increased by $2,953,480, to $3,887,787, from $934,307 for the year ended December 27, 2009. The increase in net interest expense was primarily due to the conversion of the outstanding Debentures into Series“A” preferred stock. As a result of the conversion, the outstanding balances for deferred financing costs and the debt discount associated with the beneficial conversion feature of the debentures had to be booked as interest expense. The beneficial conversion feature was being accreted using the effective interest method over the term of the debenture.

The detail of the interest expense is as follows:

	Year Ended
	January 2,	December 27,
	2011	2009
Beneficial conversion feature (98.2% of the remaining balance)	$2,774,619	$310,201
Deferred Financing	750,154	266,176
Interest expense (net)	370,102	378,639

Net interest expense	$3,894,875	$955,016

Other income (expense) for the year ended January 2, 2011 changed by $813,953 to an expense of $371,820, from $442,133 of income for the year ended December 27, 2009. The variance of other expenses was primarily due to the following;

	2010		2009	Variance
Change in fair value of 2008 Warrants- Income(expense)	$(1,447,919	) (1)	$349,498	$(1,797,417)
Change in fair value of 2009 Warrants- Income(expense)	(4,616,401	) (2)	—	(4,616,401)
Extinguishment of debt	5,692,500	(3)	74,967	5,617,533
Other Income	—		17,668	(17,668)

Total Other Income(expense)	$(371,820)		$442,133	$(813,953)

(1)	The Company is subject to a derivative warrant liability instrument due to the fact that the related contract is not indexed to its own stock, as specified by ASC No. 815-40, Derivatives and Hedging-Contracts in entity’s Own Equity. At January 2, 2011, the aggregate fair value of the derivative was $1,451,669. The increase in the fair value of the derivative was in the aggregate amount of $1,447,919 during the year ended January 2, 2011.

(2)	In conjunction with the extinguishment of debt, the Company modified the exercise price of the 2009 Warrants. The exercise price was reduced from $0.14 to $0.09 per share of Common Stock. As such, we have calculated the fair value of the warrants on the date of the modification to be approximately $6,181,501 and recorded the increase in fair value of $4,616,401 as an addition to additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.17%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years.

(3)	In conjunction with the extinguishment of debt and in accordance to ASC 470-20-30, if the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the convertible instrument, the amount of the discount assigned to the beneficial conversion feature shall be limited to the amount of the proceeds allocated to the convertible instrument. As such, the beneficial conversion feature of the preferred shares is equal to $5,692,500.
Our net loss for the year ended January 2, 2011, increased by $4,231,671, or 106.9%, to $8,189,022 from $3,957,351 for the year ended December 27, 2009. Our net loss increased primarily due to the non-cash transactions in connection with the Debentures conversion into Preferred stock including the full amortization of the beneficial conversion feature and the deferred financing costs, as well as the change in the fair value of the warrants offset by the gain on the extinguishment of debt. As a percentage of total revenues, our net loss increased to 165.7% of total revenues for the year ended January 2, 2011, from 72.6% of total revenues for the year ended December 27, 2009.

Liquidity and Capital Resources

Historically we have funded our operations, working capital requirements, acquisitions and capital expenditures with proceeds from the issuance of debt and equity securities. Our future capital requirements and the adequacy of available funds will depend on many factors, including the pace of expansion, real estate markets, site locations and the nature of the arrangements negotiated with landlords, as well as access to the debt and/or equity capital markets. We have incurred significant operating losses since our inception and we expect to incur operating losses for the foreseeable future.

Our current business plan assumes no Company-owned stores will be constructed during 2011. As set forth in the following table, we will need to secure approximately $2.5 million of additional capital through the sale of debt securities or equity securities or both to fund our current business plan through the next 24 months. The amounts shown below may change as we execute our business plan.

The estimated capital required to fund our current plan is expected to come from the sale of debt securities, equity securities or both. Currently, we do not have a bank line of credit or other source of additional debt financing. There can be no assurance that we will be able to secure the additional capital that our business plan requires. See “Risk Factors—it is highly likely that we will need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.”

At and for the Fiscal Year Ended January 2, 2011

Cash and cash equivalents and restricted cash at January 2, 2011 were $2,837,493 compared to $2,338,852 at December 27, 2009. Cash is primarily used to fund our (i) capital expenditures for Company-owned stores, (ii) working capital requirements and (iii) net operating losses. At January 2, 2011, restricted cash included $40,041 in a letter of credit as guarantee of the deposit for the lease of our corporate offices.

We used $2,045,702 of cash to fund our operating activities in the year ended January 2, 2011 compared with $3,189,391 of cash used to fund our operating activities in Fiscal year ended December 27, 2009. The decrease in cash used to fund our operating activities was primarily due to the reduction in working capital requirements as well as less cash used to fund operating losses compared to the same period last year.

During the Fiscal year ended January 2, 2011, we spent $95,311 primarily for the acquisition of additional equipment in our stores, compared with $116,910 spent during the Fiscal year ended December 27, 2009.

Financing Activities

During the year ended January 2, 2011, financing activities provided $2,660,038 of cash including the issuance of 34,400 Series “B” 8% Preferred Shares to accredited investors in the principal amount of $3,440,000 , at $100 per share with a par value $0.001. Effective January 1, 2011, each holder of the Series “B” Preferred Stock may convert his, her or its shares of Series “B” Preferred Stock into shares of Common Stock at a conversion price equal to $0.23. Each investor who participated in the Offering also received a warrant to purchase 100 shares of common stock of the Company, par value $0.001 per share, per share of Preferred Stock purchased. The number of shares of Common Stock into which the Series “B” Preferred Stock is convertible is 14,956,522. However, the number of shares is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series B Conversion Price is also subject to a weighted average price protection. The Company paid the placement agent retained in connection with the Offering a commission of $344,000 and granted warrants to purchase 2,243,478 shares of Common Stock in connection with the Offering. The Offering provided $2,953,737 of net cash. In addition, we used $407,882 of cash to repay outstanding indebtedness. Restricted cash decreased by $20,384 during the Fiscal year ended January 2, 2011.

We evaluated the Series “B” Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $1,793,428 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been expensed to retained earnings.

Furthermore, we have calculated the relative fair value of the warrants in connection with the Offering on their date of grant, which was determined to be $1,074,563 and was recorded as additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The fair value of the warrants was calculated on the dates of issuance, using the following assumptions.

	October 4,2010	October 29, 2010
Expected term (years)	5 years	5 years

Expected volatility	118.45%	118.45%

Risk-free interest rate	1.26%	1.17%

Expected annual dividend	0.00%	0.00%

Debentures and Debentures Exchange

On March 19 and April 20, 2009, the Company sold 8% Senior Secured Convertible Debentures (the Debentures) to accredited investors in the principal amount of $5,874,000. Those Debentures were convertible into 45,184,615 shares of common stock of the Company at the rate of $0.13 per share. The Debentures bore interest at a rate of 8% per annum, payable quarterly and are due three years from the date they are issued. In addition, each investor will received 5-year detachable warrants to purchase a number of shares of Common Stock equal to 50% of the shares underlying the Investor’s Debenture. The potential common shares from the assumed conversion of the debentures and exercise of warrants related to this transaction were excluded from the calculation of diluted net loss per share for the year ended January 2, 2011 because their inclusion would have been anti-dilutive.

The Company paid Garden State Securities, Inc., the placement agent retained in connection with the 2009 Offering (the 2009 Placement Agent) a commission of $587,400 plus a non-accountable expense allowance of $176,220 and received warrants to purchase 9,036,923 shares of Common Stock. The terms of these warrants were similar to those of the 2009 Warrants.

In conjunction with the Debentures and the 2009 Warrants, the Company recorded a debt discount of $3,130,200 associated with a beneficial conversion feature on the debt, which is being accreted using the effective interest method over the three year term of the debentures. Of the $3,130,200 in debt discount, $571,200 has an effective interest rate of 15.18%, and $2,559,000 has an effective interest rate of 82.97%.

On October 1, 2010, the Company consummated the extinguishment of approximately ninety-eight percent (98%) of the Debentures in exchange for shares of the Company’s Series A 8% Convertible Preferred Stock (the “Series A Preferred Stock”). An aggregate principal amount of $5,692,500 of outstanding Debentures was extinguished in exchange for 56,925 shares of Series A Preferred Stock. The face value of each preferred share is $100 with an aggregate value of the transaction of $5,692,500. The holders of Series A Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series B 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.

Effective immediately with respect to one-half of the shares of Series A Preferred Stock issued in connection with the Debenture Exchange, and effective January 1, 2011 with respect to the remaining shares of Series A Preferred Stock issued in connection with the Debenture Exchange, each holder of Series A Preferred Stock may convert his, her or its shares of Series A Preferred Stock into shares of Common Stock at a conversion price equal to $0.13. The number of shares of the common stock into which the Series A Preferred Stock is currently convertible is 43,788,462. However, the number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series A Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series A Preferred Stock to shares of Common Stock at the Series A Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series A Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.

Approximately $2,200,042 of the debt discount relating to the beneficial conversion option and the 2009 Warrants issued to the Debenture holders was recorded to interest expense as a result of the extinguishment of the Debentures. Furthermore, the intrinsic value of the beneficial conversion feature at the date of extinguishment was calculated to be approximately $5,692,500 and, as such, we recorded a gain on extinguishment of debt for that amount.

We have evaluated the Series “A” Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $5,692,443 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been recorded to retained earnings.

In conjunction with the extinguishment of debt, the Company modified the exercise price of the 2009 Warrants. The exercise price was reduced from $0.14 to $0.09 per share of Common Stock. As such, we have calculated the fair value of the warrants on the date of the modification to be approximately $6,181,501 and recorded the increase in fair value of $4,616,401 as an addition to additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.26%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years.

The business reasons to execute the exchange of the debenture for preferred stock were:
•	Eliminating the debt provides us with more operational flexibility in terms of allocating financial resources.

•	We believe adding to our equity and reducing debt provides us with a stronger financial position and will allow us to more readily attract new capital to execute the operating plan and provide the time needed to reach profitability.

•	Reducing debt in return for equity provides some assurance to potential franchisees of a longer term commitment from investors for us to reach profitability.
Commitments, Contractual Obligations and Off Balance Sheet Arrangements

In addition to our capital expenditures requirements, we have certain other contractual and committed cash obligations. Our contractual cash obligations primarily consist of non-cancelable operating leases for our stores, and administrative offices. Lease terms for our stores and administrative offices are generally for seven to ten years with renewal options at most locations and generally require us to pay a proportionate share of real estate taxes, insurance, common area, and other operating costs. Some store leases provide for contingent rental ( i.e. , percentage rent) payments based on sales in excess of specified amount. Certain of our lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy.

The following table sets forth information as of January 2, 2011, with respect to our contractual obligations and the effect they are expected to have on our liquidity and cash flows in future periods:

		Less Than		1 Year to	4 Years to	More than
	Total	1 Year		3 Years	5 Years	5 Years
Long-term debt	$512,120	$512,120	(1)	$—	$—	$—
Capital leases	45,340	27,496		17,844	—	—
Operating leases	2,041,000	466,000		943,000	596,000	36,000
Scheduled interest payments(2)	17,300	15,100		2,200	—	—

(1)	Long-term debt due in less than 1 year includes $450,000 that becomes due upon the sale of our Landmark Center restaurant and store. We currently have no plans to sell our Landmark Center unit.

Impact of Inflation
Our profitability depends in part on our ability to anticipate and react to increases in our operating costs, including food, labor, occupancy (including utilities and energy), insurance and supplies costs. In the past, we have been able to recover some of our higher operating costs through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety. Historically, the effects of inflation on our net income have not been materially adverse. However, the recent volatility in certain commodity markets, such as those for energy, grains and dairy products, which have experienced significant increases in prices, may have an adverse effect on us and may be generally causing franchisees in our industry to delay construction of new restaurants and/or causing potential new franchisees to reconsider entering into franchise agreements. The extent of the impact may depend on our ability to increase our menu prices and the timing thereof.
Many of our employees are paid hourly rates related to federal and state minimum wage laws. Although we have and will continue to attempt to pass along any increased labor costs through food price increases, there can be no assurance that all such increased labor costs can be reflected in our prices or that increased prices will be absorbed by consumers without diminishing to some degree consumer spending at our stores. However, we have not experienced to date a significant reduction in store profit margins as a result of changes in such laws, and management does not anticipate any related future significant reductions in gross profit margins.
Executive Summary Six Months Ended July 3, 2011 Compared to Six Months Ended June 27, 2010
General
For the six months ended July 3, 2011, our comparable store sales for Company owned stores decreased by 12.4%. The decrease in comparable store sales of Company-owned stores was primarily due to significant decline in passengers in Logan Airport Terminal B resulting in fewer customers at our store located within the food court in this terminal. Also, the decrease of sales was due to the closing of our stores for at least two days as a result of severe snow storms. Comparable store sales are based on sales for stores that have been in operation for the entire period of comparison. Comparable store sales exclude closed locations.

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2011	2010	2011	2010
Revenues:
Store sales	94.4%	92.0%	94.3%	93.5%
Franchise royalties and fees	5.6	7.5	5.6	6.2
Other revenue	0.0	0.5	0.1	0.3

	100.0%	100.0%	100.0%	100.0%

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2011	2010	2011	2010
Costs and expenses:
Store operating expenses (1):
Food and paper costs	34.0%	33.5%	33.9%	33.1%
Cost of nutritional products	7.8	8.4	7.5	8.1
Labor	29.6	26.6	31.1	27.6
Occupancy	10.3	9.2	10.9	10.3
Other store operating expenses	17.2	17.7	19.0	18.6
General and administrative expenses	74.3	68.5	83.8	66.4
Advertising, marketing and promotion expenses	4.7	5.4	5.5	4.5
Depreciation and amortization	8.4	6.2	8.6	6.8
Loss on disposal of assets	—	—	—	—

Total costs and expenses	177.5	164.4	191.1	165.3

Operating loss	(77.5)	(64.4)	(91.1)	(65.3)

Other income (expense):
Interest income	0.1	0.1	0.2	0.2
Interest expense	(1.0)	(30.7)	(1.1)	(32.3)
Other income	43.4	(11.7	38.4	(9.2)

Other income (expense), net	42.5	(42.3)	37.5	(41.3)

Loss before income taxes	(35.0)	(106.7)	(53.5)	(106.6)
Income taxes	—	—	—	—

Net loss	(35.0)%	(106.7)%	(53.5)%	(106.6)%

(1)	Food and paper costs are shown as a percentage of food sales. Cost of nutritional products, labor, occupancy and other store operating expenses are shown as a percentage of total store sales.
Results of Operations
Revenues
Our total revenues for the six months ended July 3, 2011 decreased by $319,114, or 13.2%, to $2,106,104 from $2,425,218 for the six months ended June 27, 2010. The decrease in total revenues was primarily due to the decline in comparable store sales and the absence of franchisee stores openings during the six months ended July 3, 2011 compares to the same period last year.
Total store sales at Company-owned stores for the six months ended July 3, 2011 decreased by $282,031, or 12.4%, to $1,986,213 from $2,268,244 for the six months ended June 27, 2010. As a percentage of total revenues, sales at Company-owned stores increased to 94.3% of total revenues for the six months ended July 3, 2011 from 93.5% of total revenues for the six months ended June 27, 2010. The decrease in sales at Company-owned stores for the six months ended July 3, 2011 was primarily due to a significant sales decline at our Logan Airport Terminal B location due to a reduction in customers caused by the decrease of airline passengers and a decrease in customer counts at our Boston stores due to severe winter weather which forced the Company to close the Boston stores for a total of two days during the first six months of 2011.

During the six months ended July 3, 2011, franchise royalties and fees decreased by $32,912, or 21.9% to $117,037 from $149,949 for the six months ended June 27, 2010 primarily due to a decrease in franchise fees from new store openings.
Costs and Expenses
Food and paper costs for the six months ended July 3, 2011 decreased by $57,563, or 8.7%, to $602,001 from $659,564 for the six months ended June 27, 2010. The decrease was primarily attributable to the decline in comparable sales. As a percentage of food sales, food and paper costs increased slightly to 33.9% of food sales during the six months ended July 3, 2011 up from 33.1% of food sales during the six months ended June 27, 2010. The increase in food and paper costs as a percentage of food sales was primarily attributable to the increase of wholesale costs partially offset by menu items price increase that took place in the third week of May.
The cost of nutritional products for the six months ended July 3, 2011 decreased by $35,598, or 19.3%, to $148,755 from $184,353 for the six months ended June 27, 2010. As a percentage of store sales, the cost of nutritional products decreased to 7.5% of store sales for the six months ended July 3, 2011 down from 8.1% of store sales for the six months ended June 27, 2010; the decrease was primarily due to lower total revenues.
Store labor expense for the six months ended July 3, 2011 decreased by $7,425, or 1.2%, to $617,960 from $625,385 for the six months ended June 27, 2010. The decrease in labor expense was primarily attributable to a reduction in total store sales. As a percentage of store sales, labor expense increased to 31.1% of store sales for the six months ended July 3, 2011 up from 27.6% of store sales for the six months ended June 27, 2010. The increase in the labor percentage of store sales is primarily due the decline in stores sales and the general pay rate increases.
Store occupancy costs for the six months ended July 3, 2011 decreased by $18,019, or 7.7%, to $216,705 from $234,724 for the six months ended June 27, 2010. The decrease in store occupancy costs was primarily attributable to the amendment of one of our Company-owned store leases with a reduction for the remaining period in the lease partially offset by the reversal of the accrual for the straight line basis rent.
Other store operating expenses for the six months ended July 3, 2011 decreased by $44,186, or 10.5%, to $376,756 from $420,942 for the six months ended June 27, 2010. The decrease was primarily due to the reduction of utilities cost charge back from prior years for utilities at one of our locations. As a percentage of store sales, other store operating expenses increased to 19.0% of store sales for the six months ended July 3, 2011 from 18.6% of store sales for the six months ended June 27, 2010, primarily due to the decrease in comparable store sales.
General and administrative expenses for the Six months ended July 3, 2011 increased by $155,339 or 9.6%, to $1,765,721 from $1,610,382 for the Six months ended June 27, 2010. The decrease in general and administrative expenses for the Six months ended July 3, 2011 compared to the same period in the prior year is primarily due to the following:
•	The personnel cost increased by $58,597 due to the granting of stock options during the third quarter of 2010 and with vesting schedules from one year to three years.

•	The increase of $30,237 of Consulting was due to the granting of non-qualified stock options to our marketing consultant per his consulting agreement.

•	The Investor and public relations expenses were higher by $55,976, due to the engagement of a public relations firm.

•	During the six month ended June 27, 2010 we booked a $66,390 reverse accrual for the bad debt reserve resulting in a credit for the expenses for that period.

•	There was an increase in our property taxes of $11,799 based on estimates for 2011.

•	The increases of these expenses were offset by the reduction of rent for $47,227 due to the relocation of our corporate office to a smaller suite within the same office building and our legal expenses were $45,845 lower than the same period last year.
As a result of the foregoing, general and administrative expenses increased to 83.8% of total revenues during the six months ended July 3, 2011 from 66.4% of total revenues for the six months ended June 27, 2010.
Advertising, marketing and promotion expenses for the six months ended July 3, 2011 increased by $5,260, or 4.8%, to $115,595 from $110,335 for the six months ended June 27, 2010. The increase in advertising, marketing and promotion expenses was primarily due to the production of a new corporate video and development of a franchise kit. As a percentage of total revenues, advertising, marketing and promotion expenses increased to 5.5% of total revenues during the six months ended July 3, 2011 from 4.5% of total revenues during the six months ended June 27, 2010.
Depreciation and amortization expense for the six months ended July 3, 2011 increased by $17,145, or 10.4%, to $181,220 from $164,075 for the six months ended June 27, 2010. As a percentage of total revenues, depreciation and amortization expense increased to 8.6% of total revenues for the six months ended July 3, 2011 from 6.8% of total revenues for the six months ended June 27, 2010.
Net other expense changed from $1,001,967 of expense for the six months ended June 27, 2010 to $790,922 of income for the six months ended July 3, 2011. The detail of the other expense is as follows:

	Six months	Six months
	ended	ended
	July 3,	June 27,
	2011	2010		Variance
Other income (expense)	$809,392	$(222,085	)(1)	$1,031,477
Interest income	3,945	4,157		(212)
Interest expense	(22,415)	(784,039	)(2)	761,624

Total other income(expense)	790,922	(1,001,967)		1,792,889

(1)	The Company is subject to a derivative warrant liability instrument due to the fact that the related contract is not indexed to its own stock, as specified by ASC No. 815-40, Derivatives and Hedging-Contracts in entity’s Own Equity. At July 3, 2011, the aggregate fair value of the derivative was $642,277. The decrease in the fair value of the derivative was in the aggregate amount of $809,392 during the two Six monthss ended July 3, 2011.

(2)	On October 1, 2010, the Company extinguished 98% of the outstanding Debentures; consequently the payment of interest has diminished significantly. Furthermore, in connection with the Debentures and the 2009 Warrants, the Company recorded a debt discount of $3,130,200 associated with a beneficial conversion feature on the debt, which was being accreted using the effective interest method over the three year term of the debentures. As a result of the extinguishment of the debentures the total unamortized amount at the time of the extinguishment was fully amortized.

Our net loss for the six months ended July 3, 2011 decreased by $1,458,822, or 56.4%, to $1,127,687, from $2,586,509, for the six months ended June 27, 2010. Our net loss decreased primarily due to the change in market-to-market value of warrants with derivative characteristics and the significant decrease in interest expenses due to the extinguishment of debt executed in October 2010 slightly offset by the increase in our operating loss due to the sales decline. As a percentage of total revenues, our net loss decreased to 53.5% of total revenues for the six months ended July 3, 2011 from 106.6% of total revenues for the six months ended June 27, 2010.
Liquidity and Capital Resources
Cash and cash equivalents and restricted cash at July 3, 2011 were $1,267,981 compared to $2,837,493 at January 2, 2011. Cash is primarily used to fund our (i) capital expenditures for company-owned stores, (ii) working capital requirements and (iii) net operating losses.
At July 3, 2011, we had negative working capital of $109,194 compared to positive working capital of $1,814,452 at January 2, 2011. The decrease in working capital was primarily due to the use of cash to fund our operating loss, the accrual of dividends and the acquisition of fixed assets.
We used $1,297,044 of cash to fund our operating activities in the six months ended July 3, 2011 compared with $876,797 of cash used to fund our operating activities in six months ended June 27, 2010. The increase in cash used to fund our operating activities was primarily due to increase in operating losses, reduction in collection of account receivables, and decrease in account payable, partially offset by an increase in franchisee deposits.
During the six months ended July 3, 2011, we spent $244,036 for the acquisition of equipment compared with $37,057 spent for the acquisition of equipment during the six months ended June 27, 2010.
During the six months ended July 3, 2011, financing activities used $28,520 of cash, primarily due to payments capital lease obligations. During the six months ended June 27, 2010, the financing activities used $416,192 of cash, primarily due to payments on long-term debt.
Historically we have funded our operations, working capital requirements, acquisitions and capital expenditures with cash flow generated by operations and proceeds from the issuance of debt and equity securities. We believe that cash flow from operations and proceeds from the issuance of debt and equity securities will be sufficient to fund our operations and capital expenditures for the next Fiscal year.
Debenture Conversion
On October 1, 2010, the Company extinguished of approximately ninety-eight percent (98%) of the Debentures in exchange for shares of the Company’s Series A 8% Convertible Preferred Stock (the “Series A Preferred Stock”). An aggregate principal amount of $5,692,500 of outstanding Debentures was extinguished in exchange for 56,925 shares of Series A Preferred Stock. The face value of each preferred share is $100 with an aggregate value of the transaction of $5,692,500. The holders of Series A Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series B 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.

Each holder of Series A Preferred Stock may convert his, her or its shares of Series A Preferred Stock into shares of Common Stock at a conversion price equal to $0.13. The number of shares of the common stock into which the Series A Preferred Stock is currently convertible is 43,788,462. However, the number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series A Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series A Preferred Stock to shares of Common Stock at the Series A Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series A Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.
Approximately $2,200,869 of the debt discount relating to the beneficial conversion option and the 2009 Warrants issued to the Debenture holders was recorded to interest expense as a result of the extinguishment of the Debentures. Furthermore, the intrinsic value of the beneficial conversion feature at the date of extinguishment was calculated to be approximately $5,692,500 and, as such, we recorded a gain on extinguishment of debt for that amount.
We have evaluated the Series A Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $5,692,443 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been recorded to retained earnings.
In conjunction with the extinguishment of debt, the Company modified the exercise price of the 2009 Warrants. The exercise price was reduced from $0.14 to $0.09 per share of Common Stock. As such, we have calculated the fair value of the warrants on the date of the modification to be approximately $6,181,501 and recorded the increase in fair value of $4,616,401 as an addition to additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.17%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years
The business reasons to execute the exchange of the debenture for preferred stock were:
•	Eliminating the debt provides us with more operational flexibility in terms of allocating financial resources.

•	We believe adding to our equity and reducing debt provides us with a stronger financial position and will allow us to more readily attract new capital to execute the operating plan and provide the time needed to reach profitability.

•	Reducing debt in return for equity provides some assurance to potential franchisees of a longer term commitment from investors for us to reach profitability.
Private Placement
On October 4 and October 29, 2010, the Company issued and sold 27,950 shares and 6,450 shares, respectively, of Series B 8% Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at $100.00 per share for a total of $3,440,000. Effective January 1, 2011, each holder of the Series B Preferred Stock may convert his, her or its shares of Series B Preferred Stock into shares of Common Stock at a conversion price equal to $0.23. Each investor who participated in the Offering also received a warrant to purchase 100 shares of common stock of the Company, par value $0.001 per share, per share of Preferred Stock purchased. Currently, the Series B is convertible into 14,956,522 shares of common stock. However, the number of shares of Common Stock into which the Series B

Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series B Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series “B” Preferred Stock to shares of common stock at the series B conversion price if the closing price of the common stock for 10 consecutive trading days equals or exceeds 300% of the Series “B” conversion price and the average daily volume of the shares of common stock for the same period exceeds 250,000 shares. The Company paid the placement agent retained in connection with the offering a commission of $344,000 and granted warrants to purchase 2,243,478 shares of Common Stock in connection with the offering.
The holders of Series B Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series A 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.
Each investor who participated in the Offering also received a warrant to purchase 100 shares of Common Stock of the Company, par value $0.001 per shares (the “Common Stock”), per share of Preferred Stock purchased (the “Investor Warrants”). The Company issued warrants to purchase an aggregate of 3,440,000 shares of Common Stock to investors who participated in the Offering.
The Investor Warrants provide for the purchase of shares of Common Stock for five years at an exercise price of $0.29 per whole share. The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise” to the extent that a registration statement covering the shares of Common Stock underlying the Investor Warrants is not in effect following the one year anniversary of issuance. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the Investor Warrants in cash, the holder will forfeit a number of shares underlying the Investor Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds to the extent that Investor Warrants are exercised by cashless exercise.
The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The Investor Warrants are also subject to a weighted average price protection for the term of the Investor Warrants. The Placement Agent Warrants are substantially identical to the terms of the Investor Warrants except that the Placement Agent Warrants have cashless exercise rights to the extent that a registration statement covering the shares of Common Stock underlying the Placement Agent Warrants is not in effect six months following the date of issuance.
We evaluated the Series B Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $1,793,428 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been recorded to retained earnings.
Furthermore, we have calculated the relative fair value of the warrants on their date of grant, which was determined to be $1,074,563 and was recorded as additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.26%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years.
Contractual Obligations and Other Commitments
In addition to our capital expenditures requirements, we have certain other contractual and committed cash obligations. Our contractual cash obligations primarily consist of non-cancelable operating leases for our stores and administrative offices. Lease terms for our stores and administrative offices are generally for seven to ten years with renewal options at most locations and generally require us to pay a proportionate share of real estate taxes, insurance, common area, and other operating costs. Some store leases provide for contingent rental (i.e. percentage rent) payments based on sales in excess of specified amount. Certain of our lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy.
The following table sets forth information as of July 3, 2011 with respect to our contractual obligations and the effect they are expected to have on our liquidity and cash flows in future periods:

					4 Years	More
		Less Than		1 Year to	to	than
	Total	1 Year		3 Years	5 Years	5 Years
Long-term debt	$524,334	$450,000	(1)	$74,334	$—	$—
Capital leases	26,369	15,299		11,070		—
Operating leases	1,809,000	234,000		943,000	596,000	36,000

(1)	Long-term debt due in less than 1 year is $450,000 that becomes due upon the sale of the Company’s Landmark Center restaurant and store. The Company currently has no plans to sell its Landmark Center unit.
Our future capital requirements and the adequacy of available funds will depend on many factors, including the pace of expansion, real estate markets, site locations, and the nature of the arrangements negotiated with landlords. We have incurred significant operating losses since inception and expect to incur a significant operating loss in 2011.
Seasonality
Although our business is not highly seasonal, it can be adversely affected by weather conditions.
Impact of Inflation
In the past, we have been able to recover inflationary cost and commodity price increases through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety. Historically, the effects of inflation on our operations have not been materially adverse.
Many of our employees are paid hourly rates related to federal and state minimum wage laws. Although we have and will continue to attempt to pass along any increased labor costs through food price increases, there can be no assurance that all such increased labor costs can be reflected in our prices or that increased prices will be absorbed by consumers without diminishing to some degree consumer spending at our stores. However, we have not experienced to date a significant reduction in store profit margins as a result of changes in such laws, and management does not anticipate any related future significant reductions in gross profit margins.
Item 3. Quantitative and Qualitative Disclosures About Market Risk
     Not applicable.
Item 4. Controls and Procedures
     Evaluation of Disclosure Controls and Procedures.
We have established disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries is made known to the officers who certify our financial reports and to other members of management and the Board of Directors. Based on their evaluations as of July 3, 2011, our Chief Executive Officer (CEO) and Chief Financial Officer (CFO) have concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective, due to our material weakness in internal control over financial reporting described below, in ensuring that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms and that such information is accumulated and communicated to our management, including our CEO and CFO, as appropriate to allow timely decisions regarding required disclosures.
     Management’s Report on Internal Control Over Financial Reporting
Our management is responsible for establishing and maintaining adequate internal control over financial reporting for our Company. Internal control over financial reporting is defined as a process designed by, or under the supervision of, a Company’s principal executive and principal financial officers and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:
•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made in accordance with authorizations of management and directors of the Company; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management, under the supervision of and with the participation of the Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of our internal control over financial reporting as of July 3, 2011. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission in Internal Control — An Integrated Framework (September 1992). Because of the material weakness existed and continues to exist due to our inability to perform sufficient testing of internal controls over financial reporting, management concluded that, as of July 3, 2011, our internal controls over financial reporting were not effective.
Remediation Plans
Management, in coordination with the input, oversight and support of our Audit Committee, has contracted with a Consultant to assist us in our controls re-design and testing and remediation efforts. As a result of the testing of Internal Controls over Financial Reporting, the Company may determine additional material weaknesses. We will continue to develop our remediation plans and implement additional measures into calendar year 2011. Management will actively address operational and internal control remediation efforts. Management will report quarterly to our Audit Committee on the status of the remediation efforts.
If the remedial measures described above are insufficient to address any of the identified material weaknesses or are not implemented effectively, or additional deficiencies arise in the future, material misstatements in our interim or annual financial statements may occur in the future. We are currently working to improve and simplify our internal processes and implement enhanced controls, as discussed above, to address the material weaknesses in our internal control over financial reporting and to remedy the ineffectiveness of our disclosure controls and procedures.
This annual report does not include an attestation report of our registered independent public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered independent public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.
Changes in internal control over financial reporting.
There were no changes in our internal control over financial reporting that occurred during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

20,000,000 Shares of Common Stock
UFood Restaurant Group, Inc.
PROSPECTUS
, 2011
Dealer Prospectus Delivery Obligation
Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.

EXPENSE	AMOUNT
Registration Fee	$245
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	2,500
Miscellaneous Fees and Expenses	20,000

Total	$37,745

Item 14. Indemnification of Directors and Officers.
Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. Other than in an action by or in the right of the Company, the Company may indemnify any such person as long as:
•	the person is not liable pursuant to NRS Section 78.138; or

•	the person has conducted himself in good faith with the reasonable belief that his or her conduct was in, or not opposed to, our best interests and, for any criminal action, had no reasonable cause to believe that his or her conduct was unlawful.
In an action by or in the right of the Company, the Company may indemnify any such person as long as:
•	the person is not liable pursuant to NRS Section 78.138; or

•	the person has conducted himself in good faith with the reasonable belief that his or her conduct was in, or not opposed to, our best interests.
Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.
Our bylaws include an indemnification provision under which we have the power to indemnify our current and former directors, officers, employees and other agents against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by any such person. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, trustee, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.
Item 15. Recent Sales of Unregistered Securities.
Shares Issued in Connection with the Merger
Simultaneously with the closing of the merger in December 2007, all of the issued and outstanding shares of KnowFat, consisting of (i) 1,034,481 shares of series A preferred stock converted, on a one-to-one basis, (ii) 923,800 shares of series B preferred stock converted, one a 1-to-1.005504 basis and (iii) 719,440 shares of series C preferred stock converted, on a one-to-one basis, into shares of KnowFat common stock. On the closing date, the holders of common stock of KnowFat (including the converted shares of preferred stock) surrendered all of their issued and outstanding shares and received 11,500,983 shares of our common stock. Also on the closing date, (a) the holders of the issued and outstanding warrants to purchase KnowFat common stock received the new warrants to purchase shares of our common stock, and (b) the holders of issued and outstanding options to purchase KnowFat common stock received new options to purchase shares of our common stock. 607,226 and 391,791 shares of our common stock, respectively, are reserved for issuance on exercise of the new warrants and the new options. The number of shares of our common stock issuable under, and the price per share upon exercise of, the new options were calculated based on the terms of the original options of KnowFat, as adjusted by the conversion ratio in the merger. The new options became immediately exercisable upon consummation of the merger. The number of shares of our common stock issuable under the new warrants was calculated based on the terms of the original warrants of KnowFat, as adjusted by the conversion ratio in the merger. Immediately prior to the consummation of the merger, the exercise price of all outstanding KnowFat warrants was adjusted to $1.00, and such exercise price was not affected by the conversion ratio in the merger.
Our pre-merger stockholders retained 7,500,000 shares of our common stock in the merger.
The transactions described above were exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.
Shares Issued in Connection with the First Private Placement
Concurrently with the closing of the merger in December 2007, and in contemplation of the merger, we consummated a private offering of 6,160,000 units of our securities, at a price of $1.00 per unit. Each unit consists of one share of our common stock and a warrant to purchase one-half, or 50%, of a share of our common stock. The investors collectively purchased the units for total cash consideration of $6,160,000.
In January 2008, we sold 863,000 units at a price of $1.00 per unit, in February 2008, we sold 1,927,000 units at a price of $1.00 per unit and in March 2008 we sold 1,991,000 units at a price of $1.00 per unit. Each unit consists of one share of our common stock and a warrant to purchase one-half of one share of our common stock. The investors collectively purchased these units for aggregate cash consideration of $4,781,000.
All of the units were sold only to accredited investors, as defined under Regulation D under the Securities Act, and non-U.S. persons, as defined under Regulation S under the Securities Act and otherwise in accordance with the provisions of Rule 506 of Regulation D and/or Regulation S. In the offering, no general solicitation was made by us or any person acting on our behalf. The units were sold pursuant to transfer restrictions, and the certificates for shares of common stock and warrants underlying the units sold in the offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.
We paid the placement agent retained in connection with the offering a commission of 10% of the funds raised from the investors in the offering plus an expense allowance. In addition, the placement agent received warrants to purchase a number of shares of common stock equal to 20% of the shares of common stock included in the units sold to investors in the offering. As a result of the foregoing, the placement agent was paid commissions aggregating $1,094,100 and received warrants to purchase a total of 2,188,200 shares of our common stock in connection with the offering.
The offering is more fully described in the Company’s Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2007, the Company’s Form 8-K, filed with the SEC on February 8, 2008, and the Company’s Form 8-K, filed with the SEC on March 31, 2008, each of which is incorporated herein by reference.
Shares and Warrants Issued in Connection with 2008 Corporate Awareness Campaign
In May 2008, we commenced a corporate awareness campaign in the investment community. The campaign encompasses investor relations and public relations services, including traditional media outlets like television, radio, and print, and the internet. The corporate awareness campaign encompasses the following activities: (i) written articles and television coverage of the Company via traditional media outlets; (ii) arranging meetings with investment professionals and prospective investors in various cities in the United States; (iii) introductions to potential financing sources; (iv) preparation, printing and distribution of profile reports about the Company to various proprietary databases; and (v) distribution of press releases, news releases and research on the Company and its activities. To date activities pursuant to the corporate awareness campaign have encompassed the preparation and distribution of press releases and the preparation and distribution in June 2008 of a 12 page color report describing the Company. In general, the campaign aims to build awareness for our brand with current and prospective shareholders, franchisees and customers. The campaign does not involve the sale of franchises. In connection with the campaign, we entered into service agreements with a number of investor relations and public relations firms, in connection with which we issued to the service providers an aggregate of 740,000 shares of our common stock and warrants to purchase an aggregate of 2,916,666 shares of our common stock in partial payment for their services. The services provided by the investor relations and public relations firms are provided on a “best efforts” basis. The transactions described above were exempt from registration under Section 4(2) of the Securities Act as they did not involve any public offering or general solicitation, the recipients had access to information that would be included in a registration statement, the recipients acquired the shares for investment and not resale, and we took appropriate measures to restrict resale.
The table below shows the recipient, date and the number of shares and warrants with respect to each issuance to one of these service providers:

Service Provider	Date	Shares	Warrants
New Century Capital Consultants, Inc.	April 21, 2008	250,000	2,750,000
MarketByte LLC	April 9, 2008	200,000	83,333
TGR Group LLC	April 9, 2008	200,000	83,333
Neptune Media, LLC	April 9, 2008	75,000	—
AviaTech	April 9, 2008	15,000	—
The shares and warrants issued to New Century Capital Consultants, Inc. (New Century) vest in equal installments over twenty-four months through April 2010 or upon the achievement of specified milestones tied to average daily trading volume of the Company’s common stock and/or the publication of articles about the Company by local and national media outlets. To date, the specified milestones have not been achieved. As of April 28, 2009, 125,000 shares and 1,375,000 warrants issued to New Century were vested.
As of the date hereof, all of the shares and warrants issued to MarketByte LLC, TGR Group LLC and Neptune Media, LLC have vested.
All of the shares issued to AviaTech were vested on June 17, 2008 when they were granted.
No dollar value was assigned to these services in the agreements. The aggregate consideration received for each issuance is being accounted for in accordance with the provisions of ASC No. 718 and ASC No. 505. Since there are no performance criteria (e.g., deliverables) or performance commitment dates specified in the agreements, the performance completion date is assumed to be the measurement date for determining the fair value of the equity awards. Accordingly, since the terms of each award are known, each award is valued at each vesting date until the award is fully vested. Therefore, it is not feasible to state a total dollar value of the consideration received for the shares.
Shares Issued in Connection with the Second Private Placement
On March 19 and April 20, 2009, we consummated a private offering of Debentures in the aggregate principal amount of $5,874,000 and Warrants to purchase an aggregate of 22,592,308 shares of our common stock. The investors collectively purchased the securities for total cash consideration of $5,874,000.
All of the securities were sold only to accredited investors, as defined under Regulation D under the Securities Act, and non-U.S. persons, as defined under Regulation S under the Securities Act and otherwise in accordance with the provisions of Rule 506 of Regulation D and/or Regulation S. In the offering, no general solicitation was made by us or any person acting on our behalf. The securities were sold pursuant to transfer restrictions, and the certificates for shares of common stock and warrants sold in the offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.
We paid the placement agent retained in connection with the offering (i) a commission of 10% of the aggregate subscription amount of the securities sold in the offering, plus (ii) $50,000 for its fees and expenses, plus (iii) an expense allowance equal to 3% of the aggregate subscription amount of the securities sold in the offering. In addition, the placement agent (or its assigns) received warrants to purchase a number of shares of common stock equal to twenty percent (20%) of the maximum number of shares of common stock underlying the securities sold in the offering. As a result of the foregoing, the placement agent was paid a commission of $763,620 and received warrants to purchase 9,036,023 shares our common stock in connection with the offering.
The offering is more fully described in the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 22, 2009, which is incorporated herein by reference.
Shares Issued in Connection with the Third Private Placement
On October 4, 2010 and October 29, 2010 we consummated a private placement of Series B Preferred Stock for aggregate gross proceeds of $3,440,000 and warrants to purchase 3,440,000 shares of our common stock. The investors collectively purchased the securities for total cash consideration of $3,440,000.

The securities were sold only to accredited investors, as defined under Regulation D promulgated by the SEC under the Securities Act. The sale of securities in the offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the offering, no general solicitation was made by the Company nor any person acting on the Company’s behalf. The securities were sold pursuant to transfer restrictions, and the certificates for shares of Series B Preferred Stock and warrants sold in the offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.
We paid the placement agent retained in connection with the offering a commission of 10% of the funds raised from the investors in connection with each closing of the offering. In addition, the placement agent (or its assigns) received warrants to purchase a number of shares of Common Stock equal to 15% of the shares of Common Stock underlying the shares of Series B Preferred Stock sold to investors in connection with the each closing of the offering. As a result of the foregoing, the placement agent was paid a commission $344,000 and issued warrants to purchase an aggregate of 2,243,478 shares of common stock in connection with the Offering.
The offering is more fully described in the Company’s Form 8-K, filed with the Securities and Exchange Commission on November 3, 2010, which is incorporated herein by reference.
Shares Issued in Connection with the Debenture Exchange
On October 4, 2010 and October 29, 2010 we consummated the cancellation of an aggregate principal amount of $5,692,500 of outstanding 8% Senior Secured Convertible Debentures (the “Debentures”) in exchange (the “Debenture Exchange”) for 56,925 shares of our Series A 8% Convertible Preferred Stock (the “Series A Preferred Stock”).
The Series A Preferred Stock was issued only to accredited investors, as defined under Regulation D promulgated by the SEC under the Securities Act. The issuance of securities in the Debenture Exchange was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Debenture Exchange, no general solicitation was made by the Company or any person acting on the Company’s behalf. The securities were issued pursuant to transfer restrictions, and the certificates for shares of Series A Preferred Stock issued in the Debenture Exchange contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.
None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.
The Debenture Exchange is more fully described in the Company’s Form 8-K, filed with the Securities and Exchange Commission on November 3, 2010, which is incorporated herein by reference.
Shares and Warrants Issued in Connection with 2010 Corporate Awareness Campaign
In June 2010, we commenced a corporate awareness campaign in the investment community. The campaign encompassed investor relations and public relations services, including traditional media outlets like television, radio, and print, and the internet. The corporate awareness campaign encompasses the following activities: provide a plan to use various investor and public relations services and coordinate the execution of the Plan. The Plan may include: consulting with the Company’s management concerning marketing surveys, investor accreditation, advise on strategic communication programs, organizing due diligence meetings, attendance at conventions and trade shows, assistance in the preparation of press releases and other forms of stockholder communications including financial analyst and newsletter campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications and press releases. In general, the campaign aims to build awareness for our brand with current and prospective shareholders, franchisees and customers. The campaign does not involve the sale of franchises. In connection with the campaign, we entered into a payment agreement with Summit Trading Limited (“Summit”), in connection with which we issued to Summit 10,000 shares of our Series B Preferred Stock with an aggregate dollar value of $1,000,000. On December 8, 2010, we terminated the agreement with Summit and, in accordance with terms of our agreement with Summit, 5,000 of the shares of Series B Preferred Stock previously issued to Summit were cancelled.
The transactions described above were exempt from registration under Section 4(2) of the Securities Act as they did not involve any public offering or general solicitation, the recipients had access to information that would be included in a registration statement, the recipients acquired the shares for investment and not resale, and we took appropriate measures to restrict resale.
On November 17, 2010, the Board of Directors approved the monthly issuance of $5,000 worth of stock as of the closing stock price of the first of the month to the Castle Group pursuant to the public and investor relations service agreement with the Company.

Item 16. Exhibits.

Exhibit No.		Description
2.1		Agreement and Plan of Merger and Reorganization, dated as of December 18, 2007, by and among UFood Restaurant Group, Inc., KnowFat Acquisition Corp. and KnowFat Franchise Company, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

2.2		Certificate of Merger (incorporated by reference to Exhibit 2.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

3.1(a)		Amended and Restated Articles of Incorporation of UFood Restaurant Group, Inc. (f/k/a Axxent Media Corporation and UFood Franchise Company) (incorporated by reference to Exhibit 3.1(a) to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 22, 2007)

3.1(b)		Amendment to Articles of Incorporation of UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 3.1(b) to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 26, 2007)

3.2		Amended and Restated Bylaws of UFood Restaurant Group, Inc. (f/k/a Axxent Media Corporation and UFood Franchise Company) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 31, 2006)

3.3		Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

3.4		Certificate of Designation of Preferences, Rights and Limitations of Series B 8% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

5.1	*	Opinion of Ballard Spahr LLP

10.1		Employment Agreement between UFood Restaurant Group, Inc., and George Naddaff (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 12, 2010)

10.2		Employment agreement between UFood Restaurant Group, Inc., and Charles A. Cocotas (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-k filed with the Securities and Exchange Commission on February 19, 2008)

10.3		Amendment to Employment Agreement between UFood Restaurant Group, Inc. and Charles A. Cocotas (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 12, 2010)

10.4		Form of UFood Area Development Agreement (incorporated by reference to Exhibit 10.41 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on November 18, 2008)

10.5		Form of UFood Franchise Agreement (incorporated by reference to Exhibit 10.42 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on November 18, 2008)

10.6		KnowFat Franchise Company, Inc., 2004 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

10.7		UFood Restaurant Group, Inc., 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Form 10-QSB filed with the Securities and Exchange Commission on December 13, 2007)

Exhibit No.	Description
10.8	Form of Stock Option Agreement by and between UFood Restaurant Group, Inc., and participants under the 2004 Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

10.9	Form of Stock Option Agreement by and between UFood Restaurant Group, Inc., and participants under the 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

10.10	UFood Restaurant Group, Inc., Non-Employee Director Compensation Plan (incorporated by reference to Exhibit 10.26 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2008)

10.11	Services Agreement dated September 6, 2006, between KnowFat Franchise Company, Inc., and George Foreman Ventures, LLC (incorporated by reference to Exhibit 10.24 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.12	Promotion License Agreement dated September 6, 2006, between KnowFat Franchise Company, Inc., and George Foreman Ventures, LLC (incorporated by reference to Exhibit 10.25 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.13	Letter Agreement dated June 12, 2007, between KnowFat Franchise Company Inc, and George Foreman Ventures, LLC (incorporated by reference to Exhibit 10.26 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.14	Media Services Agreement dated as of April 8, 2008, between Crosscheck Media Services and UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 10.33 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.15	Consulting Agreement dated as of April 21, 2008, between New Century Capital Consultants and UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 10.34 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.16	Consulting Agreement dated as of April 21, 2008, between Stara Zagora Kompanija, LTD, UFood Restaurant Group, Inc., and Neptune Media, LLC (incorporated by reference to Exhibit 10.35 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.17	Consulting Agreement dated as of April 9, 2008, between MarketByte LLC and UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 10.36 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.18	Consulting Agreement dated as of April 9, 2008, between TGR Group LLC and UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 10.37 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.19	Consulting Agreement dated as of June 16, 2008, between Aviatech and UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 10.38 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.20	Placement Agency Agreement by and between UFood Restaurant Group, Inc., KnowFat Franchise Company, Inc., and Spencer Trask Ventures, Inc., dated October 17, 2007 (incorporated by reference to Exhibit 10.21 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 14, 2008)

10.21	Amendment No. 1 to Placement Agency Agreement, dated February 14, 2008, by and between UFood Restaurant Group, Inc., KnowFat Franchise Company, Inc., and Spencer Trask Ventures, Inc., dated October 17, 2007 (incorporated by reference to Exhibit 10.22 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 14, 2008)

Exhibit No.	Description
10.22	Finder’s Fee Agreement between UFood Restaurant Group, Inc., and Spencer Trask Ventures, Inc., dated December 18, 2007 (incorporated by reference to Exhibit 10.25 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 14, 2008)

10.23	Form of Registration Rights Agreement, dated as of December 18, 2007, by and between UFood Restaurant Group, Inc., and the investors in the Spencer Trask private placement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

10.24	Placement Agent Agreement by and between UFood Franchise Company, Inc. and Garden State Securities Inc., dated as of February 4, 2009, as amended (incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.25	Securities Purchase Agreement by and between UFood Franchise Company, Inc., and the Purchasers (as defined therein), dated March 19, 2009 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.26	Securities Purchase Agreement by and between UFood Franchise Company, Inc., and the Purchasers (as defined therein), dated April 20, 2009 (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.27	Registration Rights Agreement, dated as of March 19, 2009, by and between UFood Restaurant Group, Inc., and the Investors in the 2009 Offering (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.28	Registration Rights Agreement, dated as of April 20, 2009, by and between UFood Restaurant Group, Inc., and the Investors in the 2009 Offering (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.29	Subsidiary Guarantee, dated as of March 19, 2009, made by each of the Guarantors (as defined in the Subsidiary Guarantee) in favor of the Purchasers (as defined in the Subsidiary Guarantee) (incorporated by reference to Exhibit 10.9 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.30	Subsidiary Guarantee, dated as of April 20, 2009, made by each of the Guarantors (as defined in the Subsidiary Guarantee) in favor of the Purchasers (as defined in the Subsidiary Guarantee) (incorporated by reference to Exhibit 10.10 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.31	Security Agreement, dated as of March 19, 2009, among UFood Restaurant Group, Inc., all of the subsidiaries of the Company and the Secured Parties (as defined in the Security Agreement) (incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.32	Form of Common Stock Purchase Warrant of UFood Restaurant Group, Inc., issued as of March 19, 2009 and April 20, 2009 to Investors in the Company’s 2009 Offering (incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.33	Form of 8% Senior Secured Convertible Debenture, issued as of March 19, 2009 and April 20, 2009 to Investors in the Company’s 2009 Offering (incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.34	Letter Agreement between UFood Restaurant Group, Inc. and Eric Spitz, dated January 22, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 1, 2009)

Exhibit No.		Description
10.35		Form of Common Stock Purchase Warrant of UFood Restaurant Group, Inc., issued as of October 4, 2010 to Investors in connection with the first closing of the Company’s Private Placement (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

10.36		Securities Purchase Agreement by and between UFood Restaurant Group, Inc. and the Purchasers (as defined therein) in connection with the first closing of the Private Placement, dated October 1, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

10.37		Registration Rights Agreement by and between UFood Restaurant Group, Inc. and the Purchasers (as defined therein) in connection with the first closing of the Private Placement, dated October 1, 2010 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

10.38		Form of Subscription and Exchange Agreement between UFood Restaurant Group, Inc. and each Investor (as defined therein) in connection with the first closing of the Debenture Exchange, each dated as of October 1, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

10.39		Form of Common Stock Purchase Warrant of UFood Restaurant Group, Inc., issued as of October 29, 2010 to Investors in connection with second closing of the Company’s Private Placement (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2010)

10.40		Securities Purchase Agreement by and between UFood Restaurant Group, Inc. and the Purchasers (as defined therein) in connection with the second closing of the Private Placement, dated October 29, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2010)

10.41		Registration Rights Agreement by and between UFood Restaurant Group, Inc. and the Purchasers (as defined therein) in connection with the second closing of the Private Placement, dated October 29, 2010 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2010)

10.42		Form of Subscription and Exchange Agreement between UFood Restaurant Group, Inc. and each Investor (as defined therein) in connection with the second closing of the Debenture Exchange, each dated as of October 29, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2010)

10.43		Payment Agreement, between UFood Restaurant Group, Inc. and Summit Trading Limited, Effective June 29, 2010 (incorporated by reference to Exhibit 10.43 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on June 6, 2011)

10.44		Media Services Agreement, between UFood Restaurant Group, Inc. and Summit Trading Limited, dated June 29, 2010 (incorporated by reference to Exhibit 10.6 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 12, 2010)

10.45		Joint Venture Agreement dated as of January 26, 2004 between George Naddaff and Eric Spitz and Low Fat No Fat Gourmet Café, Inc. (incorporated by reference to Exhibit 10.39 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on September 11, 2008)

10.46	^	Equity Purchase Agreement by and between UFood Restaurant Group, Inc. and Southridge Partners II, LP, dated August 19, 2011

10.47	*	Registration Rights Agreement by and between UFood Restaurant Group, Inc. and Southridge Partners II, LP, dated August 19, 2011

Exhibit No.		Description
14.1		UFood Restaurant Group, Inc., Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2008)

16.1		Letter to the Securities and Exchange Commission from Manning Elliot LLP, dated March 6, 2008, regarding a change in Certifying Accountant (incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K/A filed with the Securities and Exchange Commission on March 11, 2008)

21.1		Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 14, 2008)

23.1	*	Consent of Ballard Spahr LLP (included in its opinion filed as Exhibit 5.1)

23.2	^	Consent of CCR LLP

*	Previously Filed
^	Filed herewith

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newton, Massachusetts, on September 26, 2011.

UFood Restaurant Group, Inc.
By:	/s/ George Naddaff
	Name:	George Naddaff
	Title:	Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ George Naddaff	Chairman and Chief Executive Officer	September 26, 2011
(Principal Executive Officer)

/s/ Charles A. Cocotas	President, Chief Operating Officer	September 26, 2011
and Director

/s/ Irma Norton	Chief Financial Officer	September 26, 2011
(Principal Financial Officer and Principal Accounting Officer)

Mark Giresi	Director	September __, 2011

/s/ Robert Grayson	Director	September 26, 2011

/s/ Richard Golden	Director	September 26, 2011

/s/ Keith Mueller	Director	September 26, 2011